     As filed with the Securities and Exchange Commission on February 9, 2001

                                                  Registration No. 333-
                                                                       ---------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT*
                        UNDER THE SECURITIES ACT OF 1933


                                  QUANTECH LTD.
             (Exact name of registrant as specified in its charter)


          Minnesota                              3573                          41-1709417
 ------------------------------       -----------------------------       --------------------
   (State or jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer
 incorporation of organization)           Classification Code)           Identification Number)



                                  Quantech Ltd.
                              815 Northwest Parkway
                                 Eagan, MN 55121
                                 (651) 647-6370

   (Address and telephone number of principal executive offices and principal place of business)

                           ---------------------------

     Gregory G. Freitag, Chief Financial Officer and Chief Operating Officer
                                  Quantech Ltd.
                              815 Northwest Parkway
                                 Eagan, MN 55121
                                 (651) 647-6370

            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Melodie Rose, Esq.
                            Fredrikson & Byron, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000
                           ---------------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                           ---------------------------

                                               CALCULATION OF REGISTRATION FEE

====================================================================================================================================

          TITLE OF EACH CLASS                                   PROPOSED MAXIMUM         PROPOSED MAXIMUM          AMOUNT OF
          OF SECURITIES TO BE              AMOUNT TO BE          OFFERING PRICE         AGGREGATE OFFERING       REGISTRATION
              REGISTERED                   REGISTERED(1)           PER UNIT(2)             PRICE(2)(3)              FEE(4)
------------------------------------------------------------------------------------------------------------------------------------

      Common Stock, no par value            4,409,570               $2.6875               $11,850,719.00           $2,963.00
====================================================================================================================================


(1) Does not include the 5,661,641 shares, the resale of which shares was previously registered pursuant to Registration Statements No. 333-70487 and 333-32562.

(2) Estimated solely for the purpose of calculating registration fees pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(3) Does not include aggregate offering price for 5,661,641 shares, the resale of which shares was previously registered pursuant to Registration Statement Nos. 333-70487 and 333-32562.

(4) Does not include filing fee of $1,489.46 for 3,361,733 shares and $5,177.47 for 5,144,031 shares, the resale of which shares was previously registered pursuant to Registration Statement No. 333-70487 and Registration Statement No. 333-32562, respectively.

                        ---------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVENESS UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

* PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH CONSTITUTES PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO THE RESALE OF AN AGGREGATE OF 5,661,641 SHARES OF THE REGISTRANT'S COMMON STOCK REGISTERED ON FORM SB-2, REGISTRATION NOS. 333-70487 AND 333-32562. AS SUCH, THIS REGISTRATION STATEMENT ALSO SERVES AS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRANT'S REGISTRATION STATEMENTS ON FORM SB-2, REGISTRATION NO. 333-32562 AND POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM SB-2, REGISTRATION NO. 333-70487.

================================================================================

THE REGISTRANT HEREBY DEREGISTERS AN AGGREGATE OF 2,746,831 SHARES PREVIOUSLY REGISTERED PURSUANT TO ITS REGISTRATION STATEMENTS NOS. 333-70487 AND 333-32562.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2001



                                  QUANTECH LTD.

                        4,409,570 SHARES OF COMMON STOCK


         Stockholders of Quantech identified in this prospectus are offering all of the shares to be sold in the offering. These shares may be offered anytime after the date of this prospectus through broker-dealers in over-the-counter markets or directly by the selling stockholders in negotiated transactions. Prices for the shares may be the market prices prevailing at the time of sale or may be negotiated by the selling stockholder and the buyer. Quantech will not receive any of the proceeds from the offering.

         Shares of Quantech common stock trade on the local over-the-counter markets and the OTC Bulletin Board under the symbol QQQQ. The closing sale price of the common stock on February 1, 2001, as reflected on such markets was $2.37 per share.

                             ----------------------


         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                             ----------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------


         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE STOCKHOLDERS SELLING QUANTECH COMMON STOCK PURSUANT TO THIS PROSPECTUS MAY NOT SELL THESE SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SHARES AND IT IS NOT AN OFFER TO BUY THESE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             ----------------------

               The date of this prospectus is              , 2001

                                TABLE OF CONTENTS

                                                                                                                     PAGE

PROSPECTUS SUMMARY.....................................................................................................1
RISK FACTORS...........................................................................................................3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS......................................................................8
PRICE RANGE OF COMMON STOCK............................................................................................9
DIVIDEND POLICY........................................................................................................9
SELECTED FINANCIAL DATA...............................................................................................10
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
    FINANCIAL CONDITION AND RESULTS OF OPERATIONS.....................................................................13
BUSINESS..............................................................................................................17
MANAGEMENT............................................................................................................33
PRINCIPAL AND SELLING STOCKHOLDERS....................................................................................38
DESCRIPTION OF SECURITIES.............................................................................................43
PLAN OF DISTRIBUTION..................................................................................................45
LEGAL MATTERS.........................................................................................................46
EXPERTS...............................................................................................................46
AVAILABLE INFORMATION.................................................................................................46


                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus that you should consider before investing in the common stock.

                                    QUANTECH

         Quantech Ltd. is completing development of a system that is expected to run tests for a number of different medical conditions. We call our system the FasTraQ(TM). The FasTraQ consists of an instrument that sits on the top of a counter or cart and reads PrePaQ(TM) disposable test cartridges developed by Quantech. Each Quantech PrePaQ test cartridge will contain a number of different medical tests such as those for a heart attack or pregnancy. Hand-held communication devices called ReaLinQ(TM) communicators provide real time test results directly from the FasTraQ instrument to the medical staff members treating a patient.

         The FasTraQ produces test results in a manner different than other testing systems because it uses Quantech's proprietary technology based on the quantum physics phenomenon known as surface plasmon resonance ("SPR"), which involves the interaction of light with the electrons of metal. Quantech's technology creates SPR in a controlled environment which enables the FasTraQ to detect and transmit information concerning the presence and quantity of certain native and foreign molecules in blood, urine or other fluids which may be associated with specific diseases or medical conditions. SPR, along with other analytical methods, will allow the FasTraQ to provide the STAT tests required in the Emergency Department.

         Excluding tests that can be conducted in the home, the overall world wide diagnostic market is more than $20 billion. Routine and "STAT" (from the Latin statim meaning urgent) laboratory tests currently account for the majority of this market. Routine tests required in the hospital are conducted on testing systems located in either the hospital's central laboratory or sent to a laboratory that is not within the hospital. STAT tests are conducted by a hospital's central laboratories or a smaller, more conveniently located, version of the central laboratories called STAT labs. Obtaining test results from central laboratories can take a minimum of 45 minutes and up to three hours. This delay negatively affects patient treatment and increases costs. Although STAT labs have been established to reduce the time delay, test costs are higher in STAT labs than central laboratories and turnaround time for tests is not always reduced. We are designing the FasTraQ to address what we believe is a pressing need for a test system that can quickly, in less than 15 minutes, and cost effectively provide test results, especially for patients with critical problems in emergency departments.

         The FasTraQ will be launched with at least a panel of three heart attack tests and a single test for pregnancy. Other tests are under development and are expected to be added to the FasTraQ system to provide the number of different quantitative tests the emergency department requires on an urgent basis. We have received clearance from the U.S. Food and Drug Administration to market for clinical use our tests for the cardiac enzymes Myoglobin and CK-MB and the pregnancy enzyme hCG.

         Quantech also owns 72% of HTS BioSystems, Inc. ("HTS"). HTS was formed around a combination of SPR technologies and intellectual property from both Quantech and Applied Biosystems, Inc. (NYSE:ABI). This technology supports the accelerated development of label-free, cost effective detection systems, initially for the scientific research market. HTS intends to become the definitive source of analytical systems and chemistry for the high-speed detection of molecular and cellular interactions in the fields of functional genomics, proteomics and drug discovery. HTS expects its first product, the FLEX CHIP Kinetic Analysis System, to be available this year.

         Quantech principal executive offices are located at 815 Northwest Parkway, Eagan, Minnesota 55121. Our telephone number is (651) 647-6370, our fax number is (651) 647-6369, our Internet address is http://www.Quantechltd.com, and our email address is qqqq@quantechltd.com. Information contained on our web site does not constitute part of this prospectus.

                                  THE OFFERING

Securities offered............................................         10,071,211 shares of common stock. (1)

Securities outstanding........................................         18,648,112 shares of common stock. (2)

Use of proceeds...............................................         Quantech will not receive any proceeds from
                                                                       the sale of common stock in the offering.

                             ----------------------


(1)  Includes:

    a)   5,944,706 shares currently outstanding;

    b)   shares issuable upon exercise of outstanding warrants.

(2) Does not include 7,501,290 shares issuable upon exercise of outstanding warrants and options.

                                  RISK FACTORS

         Investing in Quantech is risky. You should be able to bear a complete loss of your investment. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in shares of Quantech's common stock. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE EXPECT TO INCUR LOSSES IN THE FUTURE AND WE NEED ADDITIONAL FINANCING TO ACHIEVE SALES NECESSARY TO REACH A BREAK-EVEN CASH FLOW.

         We have incurred net losses in each year since inception. We expect to increase significantly our research and development, sales and marketing, manufacturing and general and administrative expenses in the future. We will spend these amounts before we receive any incremental revenue from these efforts. Further financing will be necessary to complete our menu of tests, establish sales and marketing and manufacturing capacity and achieve the sales level required to achieve a break-even cash flow. Additional financing through investment capital, funding by strategic partner(s) or licensing revenues will be needed to operate until revenues can be generated in an amount sufficient to support operations. Quantech does not have any commitments for any such additional financing and does not anticipate receiving any additional significant funding from commercial lenders until product sales commence. There can be no assurance that any such additional financing can be obtained on favorable terms, if at all. Any additional equity financing may result in dilution to Quantech stockholders and could depress the market price of our common stock.

"GOING CONCERN" STATEMENT IN AUDITOR'S REPORT MAY MAKE IT DIFFICULT TO RAISE NEW CAPITAL.

         Quantech has not had any significant revenues to date. As of June 30, 2000 and September 30, 2000, we had accumulated deficits of $31,900,252 and $35,860,220, respectively. The report of the independent auditors on Quantech's financial statements for the year ended June 30, 2000, includes an explanatory paragraph relating to the uncertainty of Quantech's ability to continue as a going concern, which may make it more difficult for Quantech to raise additional capital.

DEVELOPMENT OF THE FASTRAQ IS NOT COMPLETE AND MAY NOT BE COMPLETED ON THE CURRENT TIMETABLE AND BUDGET.

         Components of the FasTraQ system are under various stages of development. Until the FasTraQ development is completed and cleared through the FDA, there can be no assurance that the FasTraQ system will be finished according to our current development timetable and budget. To date, Quantech has been unable to meet such timetable and budget. Failure to timely finish on budget will require Quantech to seek funding greater than currently anticipated, thus intensifying the risks described in "We expect to incur losses in the future and we need additional financing to achieve sales necessary to reach a break-even cash flow" above. Additionally, the final price that we will need to charge to cover the costs of the FasTraQ instrument and the PrePaQ test cartridges cannot be determined until development is complete and FDA clearances have been obtained. If Quantech cannot receive FDA approval and offer the FasTraQ system with certain required features and tests at a cost acceptable to potential customers, it will be impossible for Quantech to continue operations. Failures in any of these areas will disappoint investors and could result in a decline in our stock price thus causing investors to loss substantial money.

DEVELOPMENT OF TEST MENU IS NOT COMPLETE AND FURTHER TESTS ARE EXPECTED TO BE NECESSARY FOR PRODUCT LAUNCH.

         Quantech have developed tests for cardiac markers and pregnancy using its SPR technology. Although once FDA approval is obtained these will be salable products, we do not believe that these tests are sufficient to launch a successful product. Additional tests for the FasTraQ are under development, some of which incorporate analytical methods other than SPR. There can be no assurance that Quantech will develop in a timely manner the additional tests we believe are required to launch the FasTraQ.

WE MAY NOT SUCCEED IN PERSUADING POTENTIAL BUYERS TO REPLACE EXISTING EQUIPMENT AND FACILITIES WITH OUR SYSTEM OR IN CONVINCING THE MEDICAL COMMUNITY AND THIRD-PARTY PAYERS OF THE RELIABILITY, FASTER SPEED AND LOWER COST OF TESTS CONDUCTED ON THE FASTRAQ.

         In general, the commercial success of the FasTraQ will depend upon its acceptance by the medical community and third-party payers as a reliable and economical product. The approval of the purchase of diagnostic test systems by a hospital is generally controlled by its central laboratory. We expect that there will be resistance by some central laboratories to a new system until it is proven to have a level of accuracy and precision comparable to current hospital tests. Finally, the system must provide to emergency department doctors results of STAT tests quicker than they currently receive hospital tests.

WE HAVE NOT ESTABLISHED A DISTRIBUTION SYSTEM AND MAY NOT HAVE THE RESOURCES TO EFFECTIVELY MARKET OUR PRODUCT.

         We have had no experience in marketing our system. We intend to market our system in the United States through either a direct sales force or through a strategic partner with an established distribution system, and in foreign markets through a distributor(s) and/or strategic partner(s), but no assurance can be given that such arrangements can be made. Establishing sales and marketing capability sufficient to support the level of sales necessary for us to attain profitability will require substantial efforts and significant management and financial resources. There can be no assurance that we will be able to recruit and retain direct sales and marketing personnel, engage distributors or have our marketing efforts be successful.

         Sales through distributors could be less profitable than direct sales. Sales of our products through multiple channels could also confuse customers and cause the sale of our products to decline. We will not control our distribution partners. Our partners could sell competing products and may devote insufficient sales efforts to our products. We may not be able to have our distributors purchase minimum quantities. As a result, even if we are dissatisfied with the performance of our partners, we may be unable to terminate our agreements with these partners or enter into alternative arrangements

WE HAVE VERY LIMITED MANUFACTURING AND PRODUCTION EXPERIENCE AND HAVE NOT YET CONTRACTED WITH THIRD PARTY MANUFACTURERS.

         To be successful, we must timely manufacture sufficient quantities of the FasTraQ instrument, PrePaQ test cartridges and ReaLinQ communicators in compliance with regulatory requirements, such as the FDA's Good Manufacturing Practices, while maintaining product quality and acceptable manufacturing costs. The instrument, communicators and many components of the test cartridges will be manufactured by outside vendors. We have not entered into agreements with any of these vendors. There can be no assurance that we can engage such vendors. Further, if engaged, the limited control we have over any third party manufacturers as to timeliness of production, delivery and other factors could affect our ability to supply products on a timely basis.

         We ultimately intend to chemically coat and assemble test cartridges ourselves. We have never operated a manufacturing/assembly business. We have only one manufacturing facility, which must be registered with the FDA. If we fail to produce enough products at our manufacturing facility or at a third-party manufacturing facility we may be unable to deliver products to our customers on a timely basis. Our failure to deliver products on a timely basis could lead to customer dissatisfaction and damage our reputation.

OUR ABILITY TO MARKET AND SELL OUR PRODUCTS AND GENERATE REVENUE DEPENDS UPON RECEIPT OF DOMESTIC AND FOREIGN REGULATORY APPROVAL FOR OUR PRODUCTS AND MANUFACTURING OPERATIONS.

         The FasTraQ instrument and PrePaQ test cartridges are human diagnostic medical devices subject to regulation by the United States FDA and agencies of foreign countries. The FDA regulates the system as a medical device that requires clearance before sales can be made in the United States. We believe that such pre-market clearance can be obtained for our instrument and substantially all of our test cartridges through submissions of a 510(k) pre-market notification demonstrating the particular product's substantial equivalence to another device legally marketed under a similar clearance. There can be no assurance that the FDA or other government regulators will approve the instrument and test cartridges in a timely manner or at all. Delay in approvals, or failure to achieve approvals, would increase the capital necessary to maintain operations and make it more difficult to raise required funds.

         The FDA also requires us to adhere to current Good Manufacturing Practices regulations, which include production design controls, testing, quality control, storage and documentation procedures. The FDA may at any time inspect our facilities to determine whether adequate compliance has been achieved. Compliance with current Good Manufacturing Practices regulations for medical devices is difficult and costly. In addition, we may not continue to be compliant as a result of future changes in, or interpretations of, regulations by the FDA or other regulatory agencies. If we do not achieve continued compliance, the FDA may withdraw marketing clearance or require product recall. When any change or modification is made to a device or its intended use, the manufacturer may be required to reassess compliance with current Good Manufacturing Practices regulations, which may cause interruptions or delays in the marketing and sale of our products. Sales of our products outside the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain approvals from foreign countries may be longer or shorter than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements. The Federal, state and foreign laws and regulations regarding the manufacture and sale of our products are subject to future changes, as are administrative interpretations of regulatory agencies. If we fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, including product seizures, recalls, withdrawal of clearances or approvals and civil and criminal penalties.

WE MAY NOT SUCCEED IN MARKETING OUR PRODUCT AGAINST MULTIPLE LEVELS OF COMPETITION, INCLUDING FROM MANUFACTURERS OF CENTRAL AND STAT LABORATORY TESTING EQUIPMENT AND POINT-OF-CARE TESTING PRODUCTS.

         The medical testing market is highly competitive. We expect that manufacturers of central and STAT laboratory testing equipment will compete to maintain their market shares. Also, point-of-care testing products exist and additional products are likely to be introduced to compete with certain tests to be performed on the FasTraQ. All of the industry leaders and many of the other companies participating in this market have substantially greater resources than the resources available to us, including, but not limited to, financial resources and skilled personnel. Current central laboratory systems are also well accepted and entrenched so that sale of our system may require a significant sales effort to gain market share. If the features and costs of our system are not compelling it will not successfully compete in its market.

THE FASTRAQ MUST COMPLY WITH REGULATIONS GOVERNING THE QUALIFICATIONS OF PERSONS OPERATING IT AND HIGH QUALIFICATION REQUIREMENTS COULD ADVERSELY AFFECT SALES.

         Use of the FasTraQ will be subject to the Clinical Laboratory Improvement Act of 1988. This regulation governs the qualifications of persons supervising a laboratory test and the persons performing the laboratory test. We have based our marketing plan on the belief that our system will be classified as a test of moderate complexity. However, we have not sought the necessary regulatory approval of this classification. In practical terms, performing a test of moderate complexity means that the individual supervising the test must be well educated and well trained, but the individual operating the system requires no formal laboratory education and only task-specific training. If our system were not classified as a test of moderate complexity, we would not have a user-friendly operation advantage, which could have an adverse effect on sales.

THE FASTRAQ WILL INITIALLY BE QUANTECH'S ONLY PRODUCT MAKING US VULNERABLE TO TECHNOLOGICAL OBSOLESCENCE.

         The FasTraQ will be Quantech's only initial product and is based upon a single set of core technologies. We operate in a market characterized by rapid and significant technological change. While we are not aware of any developments in the medical industry that would render our current or planned product less competitive or obsolete, there can be no assurance that future technological changes or the development of new or competitive products by others will not do so. To remain competitive, we will need continually to make substantial expenditures for development of technology equipment and additional tests.

FAILURE TO MAINTAIN PATENT PROTECTION OF OUR SYSTEM WOULD PUT QUANTECH AT SUBSTANTIAL RISK.

         No assurance can be given that we will be able to protect our proprietary technology. We are not aware of any issued patents that would prohibit the use of any technology we currently have under development. However, patents may exist or be issued in the future to other companies covering elements of our system. The existence or issuance of such patents may require us to make costly significant changes in the design of the FasTraQ or operational plans. We have not conducted an independent patent search or evaluation with respect to our technology. Ares-Serono, the company licensing certain technology to us, made no warranties as to the enforceability of any of the patents or the commercial potential of the technology. Although Ares-Serono may defend the patents they have licensed to us, we will be responsible for the defense of any patents Ares-Serono elects not to defend and all of those issued to us. The cost of patent litigation can be very substantial.

WE ARE DEPENDENT UPON OUR EMPLOYEES, THE LOSS OF WHICH COULD LEAVE QUANTECH WITHOUT SUFFICIENT EXPERTISE TO CONTINUE OPERATIONS SUCCESSFULLY.

         We have a small number of employees. Although we believe we maintain a core group sufficient for us to effectively conduct our operations, the loss of any of our personnel could, to varying degrees, have an adverse effect on our operations and system development.

IF WE DO NOT ATTRACT AND RETAIN SKILLED PERSONNEL, WE WILL NOT BE ABLE TO EXPAND OUR BUSINESS.

         Our products are based on chemical, electrical and optical technologies. Accordingly, we require skilled personnel to develop, manufacture, sell and support our products. Our future success will depend largely on our ability to continue to hire, train, retain and motivate additional skilled personnel. We continue to experience difficulty in recruiting and retaining skilled personnel because the pool of experienced persons is small and we compete for personnel with other companies, many of which have greater resources than we do. Consequently, if we are not able to attract and retain skilled personnel, we will not be able to meet our development and product launch timetable or budgets.

FAILURE OF USERS OF THE FASTRAQ TO OBTAIN ADEQUATE REIMBURSEMENT FROM THIRD-PARTY PAYORS COULD LIMIT MARKET ACCEPTANCE OF THE FASTRAQ, WHICH COULD PREVENT US FROM ACHIEVING MARKET ACCEPTANCE AND PROFITABILITY.

         The FasTraQ will be marketed to hospitals who bill various third-party payors, such as managed care organizations, government health programs, private health insurance plans and other similar programs, for the health care products and services provided to their patients. Failure by hospitals and other users of the FasTraQ to obtain adequate reimbursement from third-party payors, or any reduction in the reimbursement by third-party payors to hospitals and other users as a result of using the FasTraQ could limit market acceptance of the FasTraQ, which could prevent us from achieving profitability.

WE COULD BE EXPOSED TO PRODUCT LIABILITY CLAIMS ONCE THE FASTRAQ IS LAUNCHED, WHICH COULD ADVERSELY AFFECT OUR CASH POSITION AND OUR ABILITY TO OBTAIN AND MAINTAIN INSURANCE COVERAGE AT SATISFACTORY RATES.

         The manufacture and sale of our products will expose us to product liability claims and product recalls, including those which may arise from misuse or malfunction of, or design flaws in, our products. Product liability claims or product recalls, regardless of their ultimate outcome, could require us to spend significant time and money in litigation or to pay significant damages. We currently do not maintain insurance; however, prior to marketing our product we intend to obtain product liability insurance coverage in an amount which we deem appropriate. There can be no assurance that such insurance will be available on commercially reasonable terms or that if obtained it will be adequate to cover the costs of any product liability claims made against us.

OUR OWNERSHIP OF HTS BIOSYSTEMS WILL BE DILUTED AND THE VALUE OF THIS ASSET COULD DECREASE.

         We own 72% of the Common Stock of HTS Biosystems. A decrease in the market value of HTS would result in a decrease in the value of this asset to Quantech. In addition, HTS must raise capital to continue its operations. It is anticipated that this capital will come from the sale of equity securities. This sale would result in Quantech's ownership in HTS decreasing and, if the value of HTS does not raise the value of this asset to Quantech would be less.

SHARES ELIGIBLE FOR FUTURE SALE COULD DEPRESS THE MARKET PRICE OF QUANTECH'S COMMON STOCK AND MAKE IT MORE DIFFICULT FOR QUANTECH TO RAISE THE FUNDS IT NEEDS TO SURVIVE.

         Nearly all shares of Quantech's outstanding common stock are eligible to be sold in the public market along with almost all shares that may be obtained upon exercise of outstanding options and warrants. The sale of a large number of shares could adversely affect the market price and liquidity of Quantech's securities. Such potential adverse effects on price and liquidity, or the concern over these issues, could make it more difficult for Quantech to raise required future funds.

OUR STOCK PRICE HAS BEEN, AND IS EXPECTED TO CONTINUE TO BE, VOLATILE.

         We believe that factors such as announcements of developments by us or our competitors, general conditions in the health care or medical diagnostic markets and conditions in the financial markets could cause the price of our common stock to fluctuate substantially. In addition, the stock market has recently experienced extreme price and volume fluctuations which have affected the market prices for many emerging growth companies and which have often been unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the price of our common stock.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements contained in this prospectus and other written and oral statements made from time to time by Quantech do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "will," "forecast," and similar words or expressions. Quantech's forward-looking statements generally relate to its growth strategy, financial results, product approvals, development programs and budgets and marketing efforts. One must carefully consider forward-looking statements and understand that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions, including, among others, those discussed herein. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Quantech notes these factors as permitted by the Private Securities Litigation Reform Act of 1995. Quantech wishes to caution investors that the foregoing important factors, among others, in some cases have affected and in the future could affect its actual operations and cause such operations to differ materially from those anticipated in forward-looking statements made in this document and elsewhere by or on behalf of Quantech.

                           PRICE RANGE OF COMMON STOCK

         Quantech's common stock is traded on the local over-the-counter markets and the OTC Bulletin Board under the symbol of QQQQ. Although trading in Quantech's common stock does occur on a consistent basis, the volume of shares traded has been sporadic. There can be no assurance that an established trading market will develop, the current market will be maintained or a liquid market for Quantech's common stock will be available in the future. Investors should not rely on historical stock price performance as an indication of future price performance.

         The following table summarizes the high and low sale prices of Quantech's common stock for the periods indicated. The closing price of Quantech's common stock on February 1, 2001 was $2.37 per share.



                                                                                          HIGH            LOW
          FISCAL 1999:
               First Quarter....................................................         $   3.88       $  0.94
               Second Quarter...................................................         $   2.56       $  0.53
               Third Quarter....................................................         $   2.00       $  1.38
               Fourth Quarter...................................................         $   1.81       $  1.38
          FISCAL 2000:
               First Quarter....................................................         $   1.69       $  1.06
               Second Quarter...................................................         $   1.50       $  0.88
               Third Quarter.................................................            $   5.00       $  1.09
               Fourth Quarter...................................................         $   4.13       $  2.47
          FISCAL 2001:
               First Quarter....................................................         $   3.75       $  2.63
               Second Quarter...................................................         $   3.41       $  1.81


    As of January 2, 2001, Quantech had approximately 720 holders of record of its common stock, excluding stockholders whose stock is held either in nominee name or street name brokerage accounts. Based on information obtained from Quantech's transfer agent, as of such date, there were approximately 3,850 stockholders of Quantech's common stock whose stock is held in either nominee name or street name brokerage accounts.

                                 DIVIDEND POLICY

         Quantech has never paid a cash dividend on its common stock. Payment of dividends is at the discretion of the board of directors. The board of directors plans to retain earnings, if any, for operations and does not intend to pay dividends in the foreseeable future.

                             SELECTED FINANCIAL DATA

         The following selected financial data of Quantech as of and for the years ended June 30, 1999 and 2000 is derived from the financial statements that have been audited by McGladrey & Pullen, LLP, independent auditors. Quantech's financial statements for the three month period ended September 30, 1999 and 2000 and the period from September 30, 1991 (date of inception) to September 30, 2000 are unaudited. However, in the opinion of Quantech, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been made. Interim results may not be indicative of the results of operations to be expected for a full fiscal year. This financial data should be read in conjunction with Quantech's financial statements and the notes thereto included elsewhere in this prospectus and to the Management's Discussion and Analysis of Results of Operations and Financial Condition which follows.

                                  QUANTECH LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                    (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                                                                                  UNAUDITED
                                                                                                                 PERIOD FROM
                                                                                                                SEPTEMBER 30,
                                                                                          UNAUDITED             1991 (DATE OF
                                                           YEARS ENDED               THREE MONTHS ENDED         INCEPTION), TO
                                                             JUNE 30,                   SEPTEMBER 30,           SEPTEMBER 30,
                                                    -----------------------------------------------------------
                                                         1999          2000           1999           2000           2000
                                                    ---------------------------------------------------------------------------
Net Sales                                             $       0     $      150    $       0         $    40       $      190
                                                    ---------------------------------------------------------------------------
Expenses:
  General and administrative                              1,470          1,877          332             635           12,841
  Marketing                                                 123          1,059          269             197            1,682
  Research and development                                1,816          3,270          592           1,371           12,710
  Minimum royalty expense                                   150             75           38               -            1,300
  Other                                                       -              -            -               -              489
                                                    ------------------------------------------------------------------------
Total expenses                                            3,559          6,281        1,231           2,203           29,022
                                                    ------------------------------------------------------------------------
LOSS FROM OPERATIONS                                     (3,559)        (6,131)      (1,231)         (2,163)         (28,832)

Other:
Interest income/(expense)                                  (731)           (15)          (8)             10           (1,770)
Minority interest                                             -            123            -              83              205
                                                    ------------------------------------------------------------------------
LOSS BEFORE INCOME TAXES                                 (4,290)        (6,023)      (1,239)         (2,070)         (30,397)


Income taxes                                                  -              -            -               -               43
                                                    ------------------------------------------------------------------------
NET LOSS                                              $  (4,290)    $   (6,023)   $  (1,239)        $(2,070)      $  (30,440)
                                                    ========================================================================


Net loss attributable to common shareholders:
     Net loss                                         $  (4,290)    $   (6,023)   $  (1,239)        $(2,070)
     Preferred stock accretion                             (377)          (410)        (127)           (118)
     Beneficial conversion feature of
             Preferred stock                                  -         (2,743)           -          (1,772)
                                                    ----------------------------------------------------------
Net loss attributable to common shareholders          $  (4,667)    $   (9,176)   $  (1,366)        $(3,960)
                                                    ==========================================================

Loss per basic and diluted common share               $   (1.75)    $    (2.12)   $   (0.47)        $ (0.64)
Weighted average common shares
     Outstanding                                          2,674          4,336        2,922           6,220


                                  QUANTECH LTD.
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED BALANCE SHEETS DATA
                                 (IN THOUSANDS)

                                                                                                               UNAUDITED
                                                                           JUNE 30,          JUNE 30,        SEPTEMBER 30,
                                                                             1999              2000              2000
                                                                       ----------------------------------------------------

ASSETS
Total current assets                                                         $    530        $    1,514         $   3,132
Total property and equipment                                                      166               944             1,294
Total other assets, principally license agreement                               2,422             2,188             2,161
                                                                       --------------------------------------------------

Total assets                                                                 $  3,118        $    4,646         $   6,587
                                                                       ==================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
     Short-term debt                                                         $    746        $      806         $      61
     Accounts payable                                                             112               615               627
     Accrued expenses                                                             198               143               139
                                                                       --------------------------------------------------
Total current liabilities                                                       1,056             1,564               827
                                                                       --------------------------------------------------

Long term debt                                                                      -                46                29

Minority Interest                                                                   -               340               290


Redeemable Preferred Stock                                                      5,113             4,495             4,603

Stockholders' Equity (Deficit)
     Common Stock                                                              16,499            19,960            19,993
     Preferred Stock                                                              831             2,827             6,746
     Additional paid-in capital                                                 2,343             7,313             9,959
     Deficit accumulated during the development stage                         (22,724)          (31,900)          (35,860)
                                                                       --------------------------------------------------
Total stockholders' equity (deficit)                                           (3,051)           (1,799)              838
                                                                       --------------------------------------------------

Total liabilities and stockholders' equity (deficit)                         $  3,118        $    4,646         $   6,587
                                                                       ==================================================

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the consolidated financial statements of Quantech and the notes thereto included elsewhere in this prospectus.

RESULTS OF OPERATIONS

For the Three Months Ended September 30, 2000 and 1999

         Quantech has incurred a net loss of $30,439,532 from September 30, 1991 (date of inception) through September 30, 2000 due to expenses related to formation and operation of Quantech's predecessor, Spectrum Diagnostics Inc. ("SDS") in Italy, continuing costs of raising capital, normal expenses of operating over an extended period of time, funds applied to research and development, royalty payments related to the SPR technology, losses due to expenses of SDS and HTS and interest on borrowed funds. In addition, an investment of $3,356,629 was made when Quantech purchased the exclusive rights to the SPR technology, and $1,300,000 of minimum royalties have been paid on the license.

         Net sales increased to $40,000 for the three months ended September 30, 2000 from $0 for the same period in 1999 due to the sale of an evaluation system.

         General and administration expenses increased to $634,735 for the three months ended September 30, 2000 from $332,153 for the same period in 1999 primarily due to expenses associated with financing activities, HTS start-up costs and spending related to company expansion. We expect general and administrative expenses to increase in the future as Quantech and HTS complete development of their systems, prepare for market launch and begin to manufacture and distribute their products.

         Marketing expenses decreased to $197,153 for the three months ended September 30, 2000 from $269,182 for the same period in 1999 due to lower market research expenses. We expect marketing expenses to increase in the future as we prepare for market launch and begin to distribute our products.

         Research and development costs increased to $1,370,643 for the three months ended September 30, 2000 from $591,454 for the same period in 1999 primarily due to increased internal and outside development work at Quantech, and the initial development work at HTS. We expect R&D spending to significantly increase as Quantech and HTS complete the commercial development of their systems and begin to establish higher volume manufacturing capabilities.

         Minimum royalty expense decreased to $0 for the three months ended September 30, 2000 compared to $37,500 for the same period in 1999 due to the final minimum royalty payment made in January 2000. In the future we expect to incur additional royalty expense when royalties based on revenues exceed minimum payments (see Notes to Financial Statements, Note 2 - License Agreement).

         Interest income increased to $28,949 for the three months ended September 30, 2000 compared to $1,383 for the same period in 1999 as a result of more cash on hand from the proceeds of offerings for Quantech and HTS Biosystems. Interest expense increased to $19,226 for the three months ended September 30, 2000 from $9,608 during the same period in 1999 as a result of higher debt. Interest expense is expected to be lower for the remainder of the fiscal year as Quantech does not anticipate any debt other than $125,000 of capital lease obligations.

         For the three months ended September 30, 2000 Quantech had losses of $2,069,815 as compared to $1,238,514 for the same period in 1999. The higher loss was primarily due to higher operating expenses, especially for research and development.

         Quantech's earnings per share figure for the quarter ended September 30, 2000 reflects $1,771,904 of non-cash charges resulting from equity sales of units consisting of four shares of convertible preferred stock and a warrant. A large number of such unregistered preferred shares were sold in a private placement at a customary discount to the current market price of the common stock. For accounting purposes, the selling price of the equity unit was split between the shares and the warrant, with the warrant value calculated using the Black-Scholes model and the remainder of the selling price assigned to the preferred shares. The resulting difference between the accounting value of the preferred stock and the market price of the common stock created large beneficial conversion feature charges. These charges were due to the nature oft he equity sales and had no effect on cash flow.

         The timetable for submitting additional tests to the FDA and introduction of Quantech's system to the market will be influenced by Quantech's ability to obtain further funding, enter into strategic relationships, complete commercial prototype development of its system and develop further tests, and delays it may encounter with the FDA in its review of Quantech's tests and system. There can be no assurance that Quantech will be able to obtain the required funding, enter into any strategic agreements or ultimately complete its commercial system.

For the Year Ended June 30, 2000 and 1999

         Quantech has incurred a net loss of $28,369,717 from September 30, 1991 (date of inception) through June 30, 2000 due to expenses related to formation and operation of SDS in Italy, continuing costs of raising capital, normal expenses of operating over an extended period of time, funds applied to research and development, royalty payments related to the SPR technology, losses due to expenses of Quantech's predecessor, Spectrum Diagnostics Inc. and interest on borrowed funds. In addition, an investment of $3,356,629 was made when Quantech purchased the rights to the SPR technology.

         Quantech reported its first revenue during the year ended June 30, 2000 of $150,000 from the sale of an evaluation system. During fiscal year 2001 we expect additional revenue from evaluation systems, but do not expect significant revenue from the sale of commercial systems.

         For the year ended June 30, 2000, Quantech had interest income of $27,562 compared to $1,886 for the 1999 fiscal year as a result of more cash on hand from the proceeds of offerings for Quantech and its HTS BioSystems subsidiary.

         General and administration expenses increased to $1,876,930 for the year ended June 30, 2000 from $1,470,359 for the year ended June 30, 1999. The increase in general and administration expenses was primarily due to start up costs for the HTS BioSystems subsidiary and expenses related to Quantech expansion. We expect general and administrative expenses to increase in the future as Quantech and HTS BioSystems complete development of their systems, prepare for market launch and begin to manufacture and distribute their products.

         Marketing expenses increased to $1,059,063 for the year ended June 30, 2000 from $123,092 for the year ended June 30, 1999 due to higher market research expenses including fees paid to consultants and research firms, non-cash option expenses for advisors, and costs to attend industry trade shows. We expect marketing expenses to increase in the future as Quantech and HTS BioSystems prepare for market launch and begin to distribute their products.

         Research and development costs increased to $3,269,590 during the year ended June 30, 2000 from $1,815,727 for the year ended June 30, 1999. The increase was primarily due to increased internal and outside development work at Quantech, and the initial development work at HTS BioSystems. We expect R&D spending to significantly increase as Quantech and HTS BioSystems complete the commercial development of their systems and begin to establish higher volume manufacturing capabilities.

         Minimum royalty expense decreased to $75,000 in fiscal 2000 compared to $150,000 in fiscal 1999 due to the final minimum royalty payment made in January 2000. In the future we expect to incur additional royalty expense when royalties based on revenues exceed minimum payments.

         Interest expense decreased to $42,509 during the year ended June 30, 2000 from $732,524 during the year ended June 30, 1999 as a result of reduced debt. Interest expense is expected to remain lower in fiscal year 2001 as Quantech does not anticipate any debt other than $125,000 of capital lease obligations.

         During fiscal year 2000, Quantech recorded an expense credit of $122,677 for the minority interest in the net loss of its HTS BioSystems subsidiary. We expect to record a larger minority interest credit in fiscal year 2001 due to increased spending at HTS.

         For the year ended June 30, 2000, Quantech had a loss of $6,022,853 as compared to $4,289,816 for the same period ended June 30, 1999. This increased loss was primarily a result of higher general and administrative, marketing and research and development expenses in fiscal year 2000, partially offset by higher revenue, lower interest expense and the expense credit for the minority interest in the subsidiary.

         Quantech's earnings per share figures reflect large non-cash charges resulting from the timing of convertible securities sales. A rapid increase in the price of Quantech's common stock occurred after Quantech had negotiated pricing terms for its Series B and Series C preferred stock, resulting in large beneficial conversion feature charges for the difference between the conversion price of the preferred stock and the market price of the common stock. These charges were due to the timing of equity sales and had no effect on cash flow.

LIQUIDITY AND CAPITAL RESOURCES

         From inception to September 30, 2000, Quantech has raised approximately $28,900,000 through a combination of public stock sales, private stock sales and debt obligations. In June 2000, Quantech began offering for sale units of its Series D convertible preferred stock to accredited investors. The units were priced at $10.00 per unit consisting of 4 shares of Series D preferred stock and a warrant to purchase one share of common stock at an exercise price of $3.50 per share. Each share of Series D stock was convertible into one share of common stock. During August through October 2000, Quantech raised net proceeds of $6,763,011 from the sale of 748,550 units. This offering triggered the conversion of all of Quantech's preferred stock into common stock subsequent to September 30, 2000. After such conversion, Quantech sold units priced at $10.00 per unit consisting of 4 shares of common stock and a warrant to purchase one share of common stock at an exercise price of $3.50 per share. During October 2000, Quantech raised net proceeds of $125,369 from the sale of 14,000 units. Quantech anticipates that its cash on hand along with funding raised in December and January will allow it to maintain operations through February, 2001. Additional financing of approximately $15 million will be needed to develop and submit to the FDA additional tests, complete clinical evaluation of the system, establish manufacturing capabilities and begin sales of the system. Quantech is currently reviewing multiple avenues of future funding including private sale of equity or debt with equity features or arrangements with strategic partners. Quantech does not have any commitments for any such financing and there can be no assurance that Quantech will obtain additional capital when needed or that additional capital will not have a dilutive effect on current stockholders. See "Cautionary Statements -- We expect to incur losses in the future and we need additional financing to achieve sales necessary to reach a break-even cash flow." Quantech has terminated its limited lending arrangement with its bank and does not anticipate receiving any significant funding from commercial lenders. In addition, HTS Biosystems anticipates raising up to $15 million for its operations either through strategic partners or the sale of securities. An equity sale would result in a dilution of Quantech ownership of HTS. Quantech incurred capital expenditures of $382,710 in the three month period ended September 30, 2000 primarily for automated production equipment and office systems and equipment. We anticipate significantly higher capital expenditures in the near future for laboratory and production equipment and office expansion as Quantech and HTS Biosystems near product introduction. The timing and amount of such expenditures will be governed by our development and market introduction schedules, which are subject to change due to a number of factors including development delays, FDA approval and availability of future financing.

                                    BUSINESS

GENERAL

         Quantech Ltd. is completing development of a system that is expected to run tests for a number of different medical conditions. We call our system the FasTraQ(TM). The FasTraQ consists of an instrument that sits on the top of a counter or cart and reads PrePaQ(TM) disposable test cartridges developed by Quantech. Each Quantech PrePaQ test cartridge will contain from one to four different medical tests such as those for a heart attack or pregnancy. Hand-held communication devices called ReaLinQ(TM) communicators provide real time test results directly from the FasTraQ instrument to the medical staff members treating a patient.

         The FasTraQ produces test results in a manner different than other testing systems because it uses Quantech's proprietary technology based on the quantum physics phenomenon known as surface plasmon resonance ("SPR"), which involves the interaction of light with the electrons of metal. Quantech's technology creates SPR in a controlled environment, which enables the FasTraQ to detect and transmit information concerning the presence and quantity of certain native and foreign molecules in blood, urine or other fluids which may be associated with specific diseases or medical conditions. SPR, along with other analytical methods, will allow the FasTraQ to provide the STAT tests required in the Emergency Department.

         Excluding tests that can be conducted in the home, the overall world wide diagnostic market is more than $20 billion. Routine and "STAT" (from the Latin statim meaning urgent) laboratory tests currently account for the majority of this market. Routine tests required in the hospital are either conducted on testing systems located in the hospital's central laboratory or sent to a laboratory that is not within the hospital. STAT tests are conducted by a hospital's central laboratories or a smaller, more conveniently located, version of the central laboratories called STAT labs. Obtaining test results from central laboratories can take a minimum of 45 minutes and up to three hours. This delay negatively affects patient treatment and increases costs. Although STAT labs have been established to reduce the time delay, test costs are higher in STAT labs than central laboratories and turnaround time for tests is not always reduced. We are designing the FasTraQ to address what we believe is a pressing need for a test system that can quickly, in less than 15 minutes, and cost effectively provide test results, especially for patients with critical problems in emergency departments.

         The FasTraQ will be launched with at least a panel of three heart attack tests and a single test for pregnancy. Other tests are under development and are expected to be added to the FasTraQ system to provide the number of different quantitative tests the emergency department requires on an urgent basis. We have received clearance from the U.S. Food and Drug Administration to market for clinical use our tests for the cardiac enzymes Myoglobin and CK-MB and the pregnancy enzyme hCG.

         Quantech also owns 72% of HTS BioSystems, Inc. ("HTS"). HTS was formed around a combination of SPR technologies and intellectual property from both Quantech and Applied Biosystems, Inc. (NYSE:ABI). This technology supports the accelerated development of label-free, cost effective detection systems, initially for the scientific research market. HTS intends to become the definitive source of analytical systems and chemistry for the high-speed detection of molecular and cellular interactions in the fields of functional genomics, proteomics and drug discovery. HTS expects its first product, the FLEX CHIP Kinetic Analysis System, to be available this calendar year.

QUANTECH'S FASTRAQ PATIENT TREATMENT INFORMATION PLATFORM

         General

         The Quantech FasTraQ Patient Treatment Information Platform is a new multi-menu STAT testing system with real time communication capabilities that is in the final stages of commercial development. The FasTraQ consists of the reading instrument, PrePaQ disposable test cartridges and ReaLinQ communication units. It will combine accuracy with simplicity of use and automatically transfer information to the appropriate Emergency Department ("ED") personnel. The PrePaQ cartridges can process up to four tests at a time and the FasTraQ instrument can simultaneously run up to 20 PrePaQ test cartridges.

         The FasTraQ Testing Instrument

         The Quantech FasTraQ testing instrument is designed to fill the needs of the ED. Most importantly, the FasTraQ instrument is designed to be compatible with new PrePraQ test disposables when Quantech introduces them to the market. As a result, when Quantech adds tests through the introduction of new disposables, its original instrument will accommodate these various tests without system obsolescence or significant training of personnel.

         The FasTraQ instrument consists of a communication module and up to five testing modules. It will be of a size capable of sitting on a bench top or cart. The communication module will contain a microprocessor, a computer touch screen, barcode readers, interfaces for hospital information systems and Quantech testing modules and systems to communicate with the Quantech ReaLinQ communicators. Each test module will be able to run up to four PrePaQ test disposables. When the PrePaQ is inserted into a port of the test module an internal bar-code reader identifies the type of tests to be run.

         A touch screen and/or an external barcode reader on the communication module and/or a barcode reader in the ReaLinQ communicator will enable the user to enter both a user number and the patient or specimen ID number. The instrument's computer screen will display test results. The data or results produced by the instrument will also be stored on an internal hard drive, downloaded to the hospital information system, and may be provided on a hard copy through use of a printer or sent to the ED staff via the Quantech ReaLinQ communicators.

         The module configuration of the instrument allows it to run up to 20 PrePaQ test cartridges simultaneously. This provides flexibility to meet the necessary test throughput capability for a given institution. The instrument size allows it to be located in the ED or associated STAT or rapid response lab. Quantech intends to offer several industry standard reagent rental programs whereby the FasTraQ instrument will be provided to the hospital and it may retain the FasTraQ without cost as long as a specified number of PrePaQ test disposables are purchased. The ability of Quantech's biosensor FasTraQ to convert biological data into digital signals should also permit designs that capitalize on future advances in microcomputer and microfluidic technology.

         The PrePaQ Disposable Test Cartridge

         Quantech's PrePaQ disposable test cartridge consists of an injection molded plastic carrier containing a metal coated sensor surface. For most tests the metallic surface is overlaid with reagents that react specifically with the analyte to be identified and measured. An important feature of the PrePaQ will be the ability to attach a standard vacutainer-type tube, complete with its top intact, to the

PrePaQ disposable so that it is easy to use and the user has minimal exposure to the patient sample. One or more separate tests may be performed on a single disposable providing Quantech the capability to develop clinically related panels of tests by simply adding the appropriate reagents. Future PrePaQ disposables for certain tests may also be configured to handle samples of urine and other body fluids.

         A further advantage of Quantech's PrePaQ test disposable will be that an operator will not be required to add reagents. This simplicity translates into ease of use and immediacy of results. PrePaQ disposables will be configured to provide single or multiple clinically-related tests. Additional development of the PrePaQ disposable is currently being conducted and future development will be undertaken to expand the number of tests that may be performed in general and on each disposable.

         The ReaLinQ Wireless Communicator

         At the option of the user, the FasTraQ may include the ReaLinQ wireless communication capability to input all emergency test information directly into the FasTraQ from, and automatically provide the appropriate ED staff members with test results at, "patient-side". The LAN transmission unit will be located in the instruments' communication module. Hand held receivers or communicators similar to pagers will be provided to the ED staff. When the patient arrives in the ED the appropriate ED staff member can input necessary information. When the ED staff member begins the test process at the FasTraQ instrument, the instrument will be directed to send the results to the ED team for the particular patient. When the results are completed they are provided to the ReaLinQ communicators and the receiving parties acknowledge receipt of the information.

         The receipt of test information through the ReaLinQs will speed results by eliminating the need for the ED staff to go back to the instrument or printer multiple times to determine if the tests are finished. Also, because the treatment team may be scattered throughout the ED, it will no longer be necessary to track down individual team members to provide them with the results. The ReaLinQ communicators will also have the ability to receive other patient information such as hospital records if made available.

         Comparison of Product Technologies

         A number of basic methods, whether performed manually or by automated instruments, are utilized in diagnostic testing including immunoassays, DNA probes, electrochemistry, coagulation and chemical reactions. Each of these testing methodologies requires a separate system and the performance of a series of operations by a skilled technologist. These operations consist of sample preparation, addition of reagents, further method-specific manipulations, and reading and interpretation of raw data. Central and STAT laboratory automated systems have mechanized, rather than eliminated many of these steps and have been unable to combine a number of different methodologies or technologies into a single system. Quantech's digital SPR technology, in contrast, can be used for many basic testing methods within a single instrument, but without complicated processing by the operator.

         Central labs provide quality results on a menu of tests; however, STAT test results take from 45 minutes to 3 hours to be returned to the ED. Additionally, STAT tests disrupt the batch testing of central labs. Although STAT labs have quicker turnaround time with the quality advantages of the central lab, personnel and equipment requirements of STAT labs result in high test costs. Point-of-care instruments have reduced turnaround time, and in some instances have lower test costs than STAT labs, but fail to meet laboratory quality and ED needs due to lack of interface to the laboratory information system, manipulation of patient sample, nonconcordance with central lab results and lack of quantitative results. Most importantly, their limited test menu keeps them from eliminating the testing time for tests






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


they cannot perform thus making the treatment process only as fast and efficient as the slowest test from the lab. Quantech's FasTraQ system expects to address these shortcomings of the current testing environment and products by combining the advantages of central lab and point-of-care testing into a system with the following anticipated features:

         - STAT quantitative test menu (a number instead of qualitative yes/no)
         - User-friendly system, rapid test turnaround time (less than 15 minutes)
         -    Real time monitoring of test information status
         -    Multi-test, single use disposable (up to four tests per PrePaQ)
         - Cost effective (comparable to central lab STAT test costs, less than STAT lab)
         - Remote results receipt acknowledgement; auto-release of test module
         -    Throughput of up to 20 PrePaQ cartridges simultaneously
         -    Concordance with central lab test results
         -    Whole blood/closed tube (vacutainer) patient sample capability
         -    Full-time laboratory information system interface
         -    Automatic user/patient/test/QC input
         -    Internet ordering, training and information transfer

THE MARKET

         General

         Excluding home diagnostics, the overall worldwide in-vitro diagnostic market ("IVD") is approximately $20 billion. Commercial, hospital central and hospital STAT/rapid response laboratories currently account for the majority of this market with testing divided between non-urgent and urgent (STAT) tests. We are focused on the ED STAT testing portion of this market.

         STAT tests are required by critical care physicians in areas such as surgical suites, ICUs/CCUs and emergency departments because of the time sensitive nature of their treatment. However, results of STAT tests from the central laboratory can take a minimum of 45 minutes and up to three hours for the physician to receive the results. This delay affects patient treatment and increases costs. Although STAT laboratories have been established to reduce this time delay, test costs are often 2-4 times that of the central lab and reduced test time turnaround has not been effectively achieved.

         The United States ED testing market is highly concentrated. There are approximately 1,032 EDs in the United States that each see more than 30,000 patients per year with the average ED in this group seeing 50,000 patients annually. These ED's represent approximately 55% of the ED testing market. Additionally, the majority of hospitals belong to a small number of buying groups such as Columbia/HCA and the Voluntary Hospital Association of America Inc. (VHA). This concentration results in a high level of revenue passing through a limited number of sites.

         Pressure has increased to reduce the length of patient stay and provide a greater portion of services in outpatient settings. Because the cost of providing care in the ED far exceeds those of general medical or surgical units, a primary goal of the ED is to determine the appropriate care path for a patient so they may be treated, sent home or moved to a different area of the hospital. Quick determination of this care path is made possible by rapid, accurate and clinically relevant quantitative test results that are efficiently delivered to the care provider. For this reason, STAT labs were established to reduce test turnaround time, but their high test cost and still often lengthy turnaround time have limited their effectiveness in reducing patient treatment costs. Point-of-care ("POC") testing represents a growing segment of the IVD market and a response to rising costs of health care that have produced changes in hospital reimbursement. POC instruments have tried to fill the gap left by STAT labs, but lack of central and STAT lab features and true increases in efficiencies have limited their penetration of the ED testing market.

         The strategic direction chosen by Quantech is to exploit the inherent technological advantages of its technologies, which allow it to address the shortfalls of the central and STAT labs and POC instruments. As such, Quantech will focus on the STAT testing and information delivery needs of hospital ED's.

         The Emergency Department

         Critical Care Units include Intensive Care Units, Surgical Suites and Emergency Departments. The FasTraQ will first be marketed to EDs. EDs must respond to critical patient conditions and conduct tests on an as needed basis in order to support the health care team when a patient's condition is life threatening. Most tests conducted in the ED are required STAT (urgent) and are processed 24 hours a day.

         Tests processed in a STAT manner significantly increase cost as they require the hospital central or STAT laboratory to remain open at times when they are not otherwise busy. Further, STAT testing in the central lab interrupts batch testing and thus negatively affects cost while STAT labs costs are high because of the inability to spread operating and capital costs across a larger number of tests. The solution to this difficulty and expense is to bring a system designed for STAT testing to the patient site in a manner that will provide cost-effective test results promptly, accurately and with the requisite throughput.

         Because of space limitations in the ED, and a desire not to train personnel on a number of different instruments, a single instrument for the ED STAT test menu is desirable. Such ED STAT test menu includes:

         -    Cardiac marker panel (CK-MB, troponin I, myoglobin)
         -    hCG (Pregnancy)
         -    Blood Cell panel (WBC, RBC, Hct and Hgh)
         -    Coagulation
         -    Electrolytes
         -    Kidney Panel (Bun/Creatinine)
         -    Pancreas Panel
         -    Therapeutic Drug Monitoring (Digoxin, Theophylline)
         -    Drugs of Abuse (e.g., Cocaine, Marijuana)
         -    Amylase
         -    Liver Panel

         In 1999, there were 99 million patient visits to 4,200 EDs in the United States of which 2,000 ED's saw 76% of the patients. Approximately 60% of these patients received tests. Europe and Japan represent a similar number and concentration of ED patient testing. Quantech estimates the worldwide ED STAT testing market to be more than $6 billion. As a result, a limited number of sites produce a significant amount of STAT testing revenue.

         Quantech will introduce the FasTraQ with a cardiac panel to test for heart attacks and a quantitative pregnancy test, and expects to provide a number of the other tests performed in the ED. The combination of these tests provides a significant market. Because of the FasTraQ's initial test menu, and additional tests to be provided, Quantech believes it can achieve substantial market penetration. The Company will pay attention to groupings of tests for particular needs so that all tests necessary for a particular patient can be run on the FasTraQ. Since the needs of other areas of critical care are similar to those tests required by the ED, the Company anticipates that growth into these other areas will be evolutionary.

         Cardiac Markers

         Cardiac markers are needed to triage and treat individuals that arrive at the ED with chest pain. Hospitals are aware of a need for more rapid cardiac diagnosis and in response have started to establish chest pain centers in emergency departments for triaging patients. Lacking, however, are whole blood, cost effective, rapid cardiac test results. Quantech has chosen a test panel for heart attacks as one of its initial tests because of the high need, reimbursement and volume these tests represent.

         During a myocardial infarction ("AMI"), certain proteins are released from the damaged heart muscle into the blood stream as a result of damage to the muscle. These proteins are in varying concentrations and consist of CK-MB, troponin, myosin light chain and myoglobin. Myoglobin is the earliest of the markers to be detected and the first to leave the body. CK-MB and troponin I are later markers but stay in the body longer and are more specific to cardiac damage. Combinations of these markers are thus used to cover the required time frames.

         Cardiac markers are important to help to identify patients who have suffered an AMI. Such tests, however, are most useful if they can be performed in under fifteen minutes in the ED or mobile care unit so that medical personnel may take immediate action. Most of the existing test modalities require a central laboratory system that may delay the results beyond their effective need. The FasTraQ will provide emergency personnel with the ability to receive quantitative results for a heart attack in less than fifteen minutes.

         An estimated 6 million patients are evaluated for chest pain annually in the United States with approximately 3 million admitted to an Intensive Care Unit for further evaluation. Of those admitted, only 30% subsequently "rule-in" for acute AMI. Assuming an average cost of $3,000 per admission, this represents a total expenditure of $6 billion annually on patients who do not have AMI. This also does not take into account that 2-8% of patients with acute chest pain that are released from the ED without treatment subsequently fulfill criteria for AMI resulting in deaths and complications that represent greater than 20% of the malpractice dollars awarded in the field of emergency medicine.

         Not only are costs of admission and malpractice claims an important issue, making a rapid definitive diagnosis of chest pain has become more important. In the past when a patient was in the early stages of a heart attack/AMI, there was little treatment available. In the last 10 years, substantial progress has been made in thrombolytic therapy. If the therapy is started within four to six hours of the onset of a heart attack, it can dissolve the blood clot, clear arteries and save heart muscle tissue. Because these therapies are expensive and present undesirable side effects (allergic reactions, bleeding) if the patient has not suffered an AMI, rapid accurate testing for an AMI is very important.

         Pregnancy

         Every woman of child-bearing age who enters the ED and requires a procedure that could injure a fetus (x-ray or drugs) should have a pregnancy test. Because of the delays in obtaining tests from the central or STAT lab, many women are treated without the physician receiving the results of the pregnancy test. Malpractice claims in this area are second only to cardiac markers. The FasTraQ will have a whole blood quantitative test for the pregnancy marker hCG. Whole blood is an advantage in the ED as it is the preferred method of sample collection as compared to urine and may be obtained from a patient that is unconscious.

         A rapid quantitative pregnancy test is also important for treatment of ectopic pregnancies (gestation outside of uterus, often in fallopian tube). Ectopic pregnancy is a leading cause of abdomen pain for women presenting to the ED. Determination of an ectopic pregnancy is made through the quantitative testing of hCG. The ability of the Quantech system to perform pregnancy and other tests will show its advantage as a quantitative multi-test platform.

PATIENT TREATMENT INFORMATION

         In order for a physician to diagnose a patient he or she requires information. The FasTraQ will provide the most critical piece of information, test results. Other information such as patient records, x-rays, etc. are also important. Because the FasTraQ is expected to communicate with the hospital computer information system, it will be able to deliver available non-diagnostic information.

         The ability to converge many pieces of information is the next step for the practice of medicine. Technology is providing many avenues to make this information convergence complete. Quantech is taking advantage of these technologies by providing not just a diagnostic system, but a complete patient treatment information platform.

SALES AND MARKETING

         General

         Quantech will form a strategic marketing group. Initially, this marketing group will begin creating awareness of Quantech and its system. Currently Quantech is evaluating strategic distribution partners to market its products in the United States. If a strategic distribution partner is engaged, the marketing group will support this distribution partner and maintain contact with customers to help Quantech monitor the market for future products. If Quantech establishes a direct sales force the marketing group will initiate that effort.

         Quantech is currently in discussions with a number of potential partners. Determination of whether to ultimately market through a strategic partner will be based upon factors such as size of sales force, presence in hospital, pricing and discounts. The benefits of a strategic partner of lowering marketing and sales cost and penetration of the market will be weighed against distribution discounts, commitment to the sale of the Quantech product and Quantech's ability to cost effectively rollout its product.

         If an appropriate distribution partner cannot be engaged, the marketing group will focus on sales of the system to the highest volume emergency departments. Because of the small number of emergency departments in the United States, and the large amount of revenue that can be provided by each one, the Company believes that a small focused sales effort will enable it to effectively penetrate the ED market.

         International

         Shortly after the launch of the FasTraQ in the United States, Quantech intends to begin sales in western Europe. We believe, after receipt of appropriate approvals, that Mitsubishi Chemical Corporation will market the FasTraQ in Japan. These markets are similar to the United States in both menu of STAT testing and concentration of patients in a small number of facilities. The Company will manage and support international distributors, other than in Japan, if a strategic distribution partner is not engaged. Quantech has completed its international marketing research and has begun identifying potential distribution partners.

         Clients

         The purchasing decision for diagnostic testing equipment is made by the laboratory manager, although the end user of the FasTraQ will be ED personnel. Under the Clinical Laboratory Improvement Act of 1988 ("CLIA") regulation, the laboratory is responsible for training, instrument calibration and quality assurance of testing systems. As such, the laboratory manager prefers a STAT-testing instrument with the following features:

         - Comparable performance to central lab instrument with concordant results
         - One (maximum of two) instruments for entire ED STAT menu
         - Full-time, bi-directional laboratory information system ("LIS") interface with information automatically downloaded to LIS
         - Automated user/patient/test/QC information input
         - User ID and lockout capability by laboratory
         - Minimum user training
         - Costs comparable to central lab STAT tests - less than STAT lab


         As the ultimate users, ED personnel must also accept any system that will be used for their STAT testing needs. Although they cannot buy a testing system without laboratory approval, they are capable of preventing a system from being purchased. A system that is acceptable to the ED must provide the following features:

         - Comparable performance to central lab instrument with concordant results
         - Rapid turnaround time (less than 15 minutes)
         - One (maximum of two) instruments for entire ED STAT menu
         - Whole blood, closed collection tube sampling and transfer
         - Automatic LIS download
         - User friendly - minimum training and time at instrument
         - High reliability
         - Test menu so all patient testing completed
         - Limitation of steps necessary to receive information

         To achieve market penetration of the FasTraQ, Quantech's marketing strategy will be focused on achieving the acceptance of both laboratory and ED personnel. Testing systems to date have been unable to meet the needs of both groups because of technology limitations. The FasTraQ is being designed to meet the requirements of both groups by trying to incorporate all of the required features into a single platform.

         Although the laboratory and ED are important customers, the FasTraQ will also appeal to hospital administration. Quantech believes that the FasTraQ's ability to simplify and improve the ED treatment process can be shown to facilitate the growth and profitability of the ED. Because more patients can be seen with the same fixed cost resources, the FasTraQ should provide significant incremental revenue to the hospital, while the variable cost of the test will be comparable to current costs.

COMPETITION

         The majority of in-vitro medical diagnostic testing is conducted in hospital and commercial reference laboratories. These facilities are particularly suited for efficiently processing a large number of patient samples. While most hospital laboratories must maintain the capability to perform certain STAT tests on single patient sample, most of the samples handled by central laboratories are processed so that one type of test, such as pregnancy tests, are all run at one time or in batches. The competitors for this market have addressed these laboratories' needs for high-test throughput, low reagent cost and low labor cost by developing automated systems. STAT labs have been developed to address the needs of STAT testing and generally use the same instrumentation found in the central laboratory. These laboratory systems are generally complex and expensive, incorporating designs appropriate to the central laboratories they serve which employ skilled operators who are expected to perform sample preparation, system calibration and basic instrument maintenance.

         Both the health care providers and their suppliers are heavily committed to the current central/STAT laboratory testing system model. The laboratories are constrained by their organization structure, their substantial capital investment in instrumentation and the task of processing a large number of routine non-STAT tests. The suppliers' corporate infrastructures, marketing and sales organizations, research and development activities and production capabilities are committed to this market. As a result, hospitals may maintain their established means of having testing performed.

         There is a significant number of companies serving this central clinical laboratory market. Most of them compete in only one or two segments of the overall market. Abbott Laboratories, Roche Diagnostics, and Johnson & Johnson are notable exceptions. These companies have achieved their broad market penetration by developing several technologies, each targeted for the specific needs of a market segment and focusing their marketing, distribution and sales activities initially on the central laboratory and increasingly on point-of-care. The FasTraQ in general must compete with central and /or STAT laboratory testing systems to gain market share and, as a result, Quantech will meet with competition from these companies in both sales of the FasTraQ system and the individual tests to be provided on the FasTraQ.

         There is significant new product activity in certain areas of critical care STAT testing. Point of care testing systems are addressing limited testing areas such as coagulation, blood gas and basic chemistry including electrolytes. Three such point of care systems, i-STAT Corp. (in conjunction with Abbott Laboratories), Diametrics Medical (in conjunction with Agilent Technologies) and Careside, Inc., which market point of care testing instruments have become recognized point of care testing systems. Quantech does not believe current products of i-STAT, Diametrics or Careside are capable, however, of providing the breadth of tests and features required by the emergency department.


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



         With respect to testing for cardiac markers to diagnose a heart attack, most testing is done in the hospital central and STAT labs with test result turnaround times of more than 45 minutes. Quantech is aware of only a limited number of companies that provide rapid testing for heart attacks. Of such companies, Spectral Diagnostics Limited, a Canadian company, markets a manual method available for certain heart attack tests. Roche Diagnostics markets a manual test for the heart attack marker troponin I. As configured Spectral's and Roche's heart attack tests can provide only yes/no results instead of quantitative results such as those provided by central laboratory systems. Biosite Diagnostics has introduced an instrument and tests for heart attacks. Quantech believes that Biosite's system is not able to provide the number of tests and other STAT testing requirements expected to be available on the FasTraQ. Limitation of the tests that competitors' systems can perform is believed by Quantech to provide it a competitive advantage because the FasTraQ is expected to provide a large number of different tests.

         All of the industry leaders, and many of the other companies participating in the diagnostic testing market, have substantially greater resources than those available to Quantech, including, but not limited to, financial resources and skilled personnel. However, Quantech believes the FasTraQ provides a product that is currently lacking for the critical care STAT testing market. There can be no assurance that current or future companies will not invent systems that will have broad testing capabilities and features like those expected in the FasTraQ. If Quantech is able to launch its system, no assurance exists that competitive pressures will not negatively affect its pricing of both the FasTraQ instrument and the individual test cartridges.

THE SPR TECHNOLOGY

         The FasTraQ is a biosensor which incorporates Quantech's proprietary method of using SPR to detect certain chemical conditions. A biosensor is an analytical device that combines a biological sensing or detection element with a suitable transducer that converts biochemical activity into a measurable form of energy. A biosensor's input is a specific biological event. Its output is a measurable signal that corresponds to the input.

         Surface plasmon resonance is an optical-electrical phenomenon involving the interaction of light with the electrons of a metal. The optical-electrical basis of surface plasmon resonance is the transfer of the energy carried by photons of light to a group of electrons (a plasmon) at the surface of a metal. Quantech's proprietary method of using SPR consists of a disposable cartridge composed of a plastic base with a fine grating molded into its surface. The grating is coated with a very thin layer of gold. Gold is used because it does not oxidize like other metals which can affect chemistry binding. The gold is subsequently coated with binding molecules. The binding molecules may be antibodies, DNA probes, enzymes or other reagents chosen because they react exclusively with a specific analyte. The analyte is the substance being measured, such as a heart attack marker, and defines the test to be done.

         The coated metal surface interacts with light at a characteristic resonant wavelength that depends upon the molecular composition at the metal's surface. When the coated metal is exposed to a sample that contains the analyte being tested, the analyte becomes bound to the metal through its specific interaction with the binding molecules. As an analyte is bound, the composition at the surface changes and consequently the resonant wavelength shifts. The magnitude of the change in the resonant wavelength is proportional to the amount of binding that takes place, which is proportional to the concentration of the analyte in the sample.

         Quantech's SPR based technology combines the strengths of biology and physics into a single entity. Other applications of technology using SPR that have been reported in the scientific literature or explored by Quantech include immunoassays for cardiac markers, hormones, drugs, viruses and bacteria, quantitation of anesthetic gases, and DNA binding assays. Quantech's SPR based technology thus represents a simple, unified platform that is capable of performing a wide range of diagnostic tests. Quantech's SPR based technology is also a valuable research tool that allows Quantech to develop further tests for its system.

         Quantech also has a number of additional technologies relating to detection methods and chemistry. Although the SPR technology is believed by Quantech to be able to perform all tests required in the ED, Quantech intends to use other diagnostic methodologies if they are quicker and cheaper to get to market than using SPR and can be configured to use the FasTraQ cartridge and instrument. Quantech believes that other detection technologies can be incorporated in the FasTraQ without losing any of its benefits to customers.

MANUFACTURING

         Quantech's system is comprised of a modular instrument, disposable tests and communicators. The instrument consists of electronics and optics, most of which are off the shelf parts, and does not require complicated assembly procedures. The ReaLinQ communicators are based upon current handheld data transfer devices. Production of the FasTraQ instrument and ReaLinQ communicators will be performed by a contract manufacturer to Quantech under quality standards set by the Company. The contract supplier has not yet been selected. Quantech will take delivery of the instrument and communicators, perform final quality inspection and inventory the units for final shipment.

         Quantech's disposable consists of two parts, the sensor grating piece with the metal coating and the carrier for such piece. Both the coated sensor grating and carrier will be produced by contract suppliers according to Quantech specifications. These pieces will be shipped to either Quantech or another contract manufacturer to complete final manufacturing of the disposable. This final manufacturing will consist of applying the assay (chemistry) on the gold coated sensor grating, placing the final grating piece into the carrier, performing the final assembly, labeling the unit and packaging the disposable for final shipment.

REGULATORY ENVIRONMENT

         Quantech has received clearance from the FDA to market in the clinical environment its cardiac tests, myoglobin and CK-MB, and its pregnancy test, hCG. Each test for the FasTraQ must obtain FDA approval. Quantech must also submit its instrument to the FDA for approval. The instrument will be provided to the FDA for such approval after its commercial development is completed.

         We believe that the products we initially propose to manufacture and market will be classified as medical devices and will therefore be subject to regulation by the United States Food and Drug Administration (the "FDA") and, in some instances, by foreign government authorities. Under the 1990 Safe Medical Device amendments to the Federal Food, Drug and Cosmetics Act (the "FFDCA") and regulations promulgated thereunder, manufacturers of medical devices must comply with certain regulations governing the design, testing, manufacturing and packaging of medical devices. Under the FFDCA, medical devices are subject to different levels of testing and review. The most comprehensive level of review requires that a clinical evaluation program be conducted before a device receives premarket approval by the FDA for commercial distribution. As a manufacturer of medical devices, Quantech will also be subject to certain other FDA regulations, and its manufacturing processes and facilities will be subject to periodic inspection, without warning, to ensure compliance. Comparable agencies in certain states and foreign countries will also regulate Quantech's activities. Our products could be subject to recall by the FDA or Quantech itself, if it appears that the products and their use do not conform to regulations.

         Generally, medical devices intended for human use that are to be marketed in the United States are placed in one of three regulatory classifications depending upon the degree of testing and review to which the device will be subject. We expect that our products will not be subjected to the highest level of scrutiny because they are in-vitro (outside of the body) diagnostic devices which do not come into contact directly with a living human being. Specifically, the systems would be classified as either Class I or Class II devices as distinct from implantable devices, which are classified as Class III devices.

         We believe that premarket clearance can be obtained for our initial system and tests through submission of a 510(k) premarket notification ("510(k) Notification") demonstrating the product's substantial equivalence to another device legally marketed pursuant to 510(k) Notification clearance. The FDA may also require, in connection with the 510(k) Notification, that it be provided with the test results supporting this claim. The FDA may further require, in connection with the 510(k) Notification, that it be provided with test results demonstrating the safety and efficacy of the device. Under certain circumstances, such clinical data can be obtained only after submitting to the FDA an application for an Investigational Device Exemption ("IDE").

         For new products that are not considered to be "substantially equivalent" to an existing device, two levels of FDA approval will probably be required before marketing in the United States can begin. First, the FDA and participating medical institutions must approve Quantech's application for an IDE, permitting clinical evaluations of the product utilizing human samples under controlled experimental conditions. Second, the FDA must grant Quantech a Premarket Approval ("PMA"). The FDA should grant a PMA if it finds that the product complies with all regulations and manufacturing standards. In addition, the FDA may require further clinical evaluation of the product, or it may grant a PMA but restrict the number of devices distributed or require additional patient follow-up for an indefinite period of time. Completion of this process could take up to 12 months and involve significant costs. We believe it is unlikely that we will be required to obtain a PMA with respect to any of our currently proposed products, except where mandated by the FDA such as HIV, cancer and hepatitis detection tests. Any claims of panel diagnostics are subject to a PMA procedure. We anticipate that we will make claims in reference to our cardiac markers. These claims will be made after the products are marketed with only single claim implications. Accordingly, the products should not be delayed in their initial introduction. If a PMA is required for our initial system and CK-MB test, introduction of the initial system likely would be significantly delayed, which could have a material adverse effect on Quantech, although preliminary indications from the FDA are consistent with a 510(k) filing.

         For products subject to either 510(k) or PMA regulations, the FDA requires that Quantech conduct any required studies following Good Clinical Practice and Good Laboratory Practice guidelines. Also, the manufacture of products subject to 510(k) or PMA regulations both must be in accordance with current Good Manufacturing Practice. For sale in foreign countries, compliance with ISO 9000 standards will be required. Sales of medical devices outside the U.S. are subject to foreign regulatory requirements. Medical devices may not be sold in EU countries unless they display CE mark certification. Our products will be manufactured according to ISO 9001 and EN 46001 quality standards and we expect to be able to apply the CE mark to our products. In addition, international sales of medical devices manufactured in the U.S. but not approved by the FDA for distribution in the U.S. are subject to FDA export requirements. Under these requirements, Quantech must assure that the product is not in conflict with the laws of the country for which it is intended for export, in addition to complying with the other requirements of Section 801(e) of the United States Food, Drug and Cosmetic Act.



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

         Specific requirements demanded of a laboratory depend upon the complexity of the test performed. CLIA regulations establish three categories of laboratory tests, for which regulatory requirements become increasingly stringent as the complexity of the test rises: (1) tests that require little or no operator skill which allows for a waiver of the regulations; (2) tests of moderate complexity; and (3) highly complex tests which require significant operator skill or training. All laboratories performing tests of moderate or high complexity must obtain either a registration certificate or a certificate of accreditation from Health Care Financing Administration ("HCFA") or an organization to whom HCFA has delegated such authority. HCFA has allowed electronic controls for some POC instruments to serve the function of daily quality control performance to allow non-laboratory personnel to run such POC systems. The tests to be performed by Quantech's system are initially expected to fall within the moderate complexity class as defined by current CLIA regulations, as all analogous POC instruments that are presently on the market are classified in this manner. In practical terms, performing a test of moderate complexity means that the individual supervising the test, i.e. the physician, pathologist or laboratory director, must be well educated and well trained, whereas the individual who operates the machine requires no formal laboratory education and only task-specific training. Quantech may, but has not yet, applied for the waiver.

SIGNIFICANT AGREEMENTS

         Ares-Serono License

         Quantech has acquired from Ares-Serono at a total cost of $3.4 million a worldwide exclusive license to certain patents, proprietary information and associated hardware (e.g. molds, test rigs, prototypes) related to Quantech's SPR based technology. The Ares Serono license calls for an ongoing royalty of 6 percent on all products utilizing the SPR based technology which are sold by Quantech. In addition, if Quantech sublicenses the technology, Quantech will pay a royalty of 15 percent of all revenues received by Quantech under any sublicense. To date, Quantech has paid $1,300,000 of cumulative royalty payments. This amount satisfies the requirements of the license agreement until royalty accruals based on revenues exceed such minimum payment amount. The obligations of Quantech to pay royalties terminate when the total royalty payments reach a gross amount of $18 million. After such total payments, Quantech's rights in the licensed SPR based technology continues in perpetuity with no further obligations to Ares-Serono.

         Ares-Serono specifically reserved, and did not license to Quantech, any rights with or otherwise integrated with certain fluorescence capillary fill device technology. Quantech believes that such limitation does not materially impact the value of the Ares Serono license given Quantech's current plan of commercialization. In addition, the Ares Serono license is subject to the contingent right of PA Technology, a U.K. corporation, to request a grant of a non-exclusive royalty-free license to exploit certain rights in the SPR biosensor technology for applications outside the field of the commercial interests of Quantech.

         Applied Biosystems Agreement

         Quantech provided Applied Biosystems Inc. ("ABI") with exclusive worldwide rights to the SPR technology licensed from Ares-Serono for products other than those regulated by the FDA or products sold outside the United States if they would be regulated by the FDA if sold in the United States. ABI also received two of Quantech's SPR research breadboards. As part of ABI's research and development efforts, it applied certain of its technology to develop a large density, high-throughput diagnostic breadboard using Quantech's SPR technology (the "ABI High Density Technology"). ABI granted Quantech an exclusive worldwide license to the ABI High Density Technology for use in FDA medical diagnostics.

         Through the optical and chemistry deposition advancements made by ABI, the system can read up to 10,000 test areas on a single 1 cm by 1 cm slide. Quantech believes such two dimensional array capability, as now used in genomic screening research, should allow Quantech to expand the FasTraQ upstream from the critical care area to the central laboratory. Vertical expansion to intensive care units, surgical suites, doctor offices and home testing should also be possible. Future generations of Quantech's current FasTraQ system are also expected to benefit from the ABI technology by reducing the number of unique test cartridges needed to perform the same number of tests which reduces inventory requirements and manufacturing costs.

         The royalty to be paid by Quantech will be 8% of gross sales of Quantech products which include the ABI technology. If Quantech does not proceed to commercialize the SPR based technology licensed from ABI, all rights revert back to ABI. The ABI technology will not be initially incorporated into the FasTraQ system.

         HTS BioSystems, Inc.

         After Quantech and ABI significantly advanced the state-of-the-art in the SPR technology, they agreed that a separate company, which could be focused on promoting the non-medical use of the SPR technology, would be most effective in bringing products to market without affecting mainstream activities of either company. Quantech and ABI formed HTS BioSystems, Inc. ("HTS") which is 72% owned by Quantech and 18% owned by ABI. ABI provided HTS: 1. a sub-license to all of its rights to the Quantech SPR technology (the "Sublicense"); 2. a license for non-medical use of the ABI High Density Technology (the "License"); 3. one of ABI's Quantech SPR breadboard instruments; and 4. the ABI breadboard for the ABI High Density Technology. Quantech is required to provide HTS with office space, management support, technical assistance and any other needs required by HTS until HTS is funded in a manner adequate to support its own operations.

         HTS will owe to ABI: 1. a 4% royalty on products using only SPR other than those for use in the food and beverages, chemical and industrial and environmental testing markets; 2. a 4% royalty on products using only the ABI High Density Technology; and 3. a 6% royalty on products using both technologies. No minimum royalties, or royalties on the first $3 million of sales, are required to be paid. Quantech receives 15% of any royalties paid to ABI by HTS for products which incorporate Quantech's SPR technology. In the event that HTS does not seek to commercialize the SPR or ABI High Density Technology, then the rights revert back to ABI. ABI also has a five-year right of first negotiation in the event that HTS wishes to license or sell any of its technology licensed from ABI. Quantech is entitled to an 8% royalty on products using its SPR technology sold to the food and beverages, chemical and industrial and environmental testing markets.

         HTS was initially formed around a combination of technology and intellectual property from both ABI and Quantech. This combined effort supported the accelerated development of its first product line, the FLEX CHIP Kinetic Analysis System. The FLEX CHIP System leverages HTS's proprietary grating-coupled Surface Plasmon Resonance ("SPR") technology to provide a high-throughput, label-free, cost-effective detection system. The first of HTS's multiple detection products, the FLEX CHIP System, will be delivered to its early-access partners Dyax Corporation and Mitsubishi Chemical Corp. in the first quarter of 2001. Full product launch of the FLEX CHIP is expected to occur in the fourth quarter of 2001. HTS's other products are the PHASE FLEX and CHEMI FLEX systems and are expected to be available for product launch in the first quarter of 2002, with early-access systems provided prior to such time.

         HTS has assembled a significant number of tools to become the definitive source of complete high-throughput solutions for the detection of molecular interactions and functional cellular responses. The end point of the proteomic challenge is either new therapeutics or diagnostics. A "protein chip" based on a single technology platform falls well short of that challenge and only scratches the surface of these highly complicated endeavors. HTS's combination of proprietary detection systems (including "protein chips"), technology, licenses and strategic collaborations provides a highly unique complete solutions approach to the proteomic side of the pharmaceutical and diagnostic discovery market.

PATENTS AND PROPRIETARY RIGHTS

         The Ares Serono license covers a total of eight patents. Some of these patents relate to the optics, mirrors, light refraction and calibration of the SPR based instrument. The remaining patents are on the grating, optics enhancement of the disposals, sensitivity of the chemistry on the disposable, attachment of the assay reagents to the disposal grating and features of the prototype instrument. The chart below provides a listing of the patents and their status.



-------------------------- ------------------------------------- ------------------ --------------------------------------------
       PATENT NAME                     DESCRIPTION                U.S. GRANT DATE                COUNTRIES GRANTED
-------------------------- ------------------------------------- ------------------ --------------------------------------------

Merlin I                   Patent for grating coupled SPR        06/05/90           AT,  AU,  BE,  CA,  CH, DE, EP, FR, GB, IT,
                           biosensor. Used in FasTraQ System                        JP, LU, NL, NO, SE, WO
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Merlin II                  Patent for grating coupled SPR        21/11/89           AT,  AU,  BE,  CA,  CH, DE, EP, FR, GB, IT,
                           biosensor. Used in FasTraQ System                        JP, LU, NL, NO, SE, WO
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Cellulose Nitrate Films    Patent for grating coupled SPR        12/02/91           AT,  AU,  BE,  CA,  CH, DE, EP, ES, FR, GB,
                           biosensor. Used in FasTraQ System                        GR, IL, IT, JP, LU, NL, SE
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Calibration Notches        Not used in FasTraQ                   09/05/89           AT,  AU,  BE,  CA,  CH, DE, EP, ES, FR, GB,
                                                                                    GR, IL, IT, JP, LU, NL, SE
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Enhanced  SPR   biosensor  Not used in FasTraQ                   07/25/00           AT,  AU,  BE,  CA,  CH, DE, EP, ES, FR, GB,
assay                                                                               GR, IL, IT, JP, LU, NL, SE
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Sensor Using Photoresist   Not used in FasTraQ                   09/03/88           AT,  AU,  BE,  CA,  CH, DE, EP, FR, GB, IT,
                                                                                    LU, NL, NO, SE, WO
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Waveguide Sensor           Not used in FasTraQ                   Pending            AT,  AU,  BE,  CA,  CH, DE, EP, ES, FR, GB,
                                                                                    IT, JP, LU, NL, NO, SE, WO
-------------------------- ------------------------------------- ------------------ --------------------------------------------
Restrahlen Effect Sensor   Not used in FasTraQ                   N/A                GB ONLY
-------------------------- ------------------------------------- ------------------ --------------------------------------------

         All developments by Quantech pursuant to the Ares Serono license, either proprietary or patentable in nature, are the property of Quantech. Quantech has made a number of advances that may be patentable and is reviewing registration of additional patents.

EMPLOYEES AND PROPERTY

         Quantech employs 42 people on a full and part-time basis and engages consultants and independent contractors to provide services related to the development of the FasTraQ system and marketing. Quantech expects to hire other personnel as necessary for chemistry development, quality control, sales and marketing, manufacturing and administration.

         Quantech leases offices (comprised of approximately 20,900 sq. ft.) at 815 Northwest Blvd., Eagan, Minnesota at a base monthly rent of approximately $16,000 pursuant to a lease arrangement which expires April 2007. Thereafter, Quantech has an option to extend the lease for an additional five years.

LEGAL PROCEEDINGS

         Quantech is not a party to any litigation that would have a material adverse effect on its financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

         The directors and officers of Quantech are as follows:


         NAME                                             AGE     POSITION
         ----                                             ---     --------

         Robert Case.................................      56     Chief Executive Officer and Director
         Gregory G. Freitag..........................      38     Chief   Operating   Officer,   Chief   Financial
                                                                  Officer and Secretary
         Thomas R. Witty, Ph.D.......................      53     Vice President of Research and Development
         Robert W. Gaines, Jr., M.D. ................      58     Director
         James F. Lyons..............................      70     Chairman of the Board of Directors
         Richard W. Perkins..........................      69     Director
         Edward E. Strickland........................      73     Director


         ROBERT CASE has been Chief Executive Officer of Quantech since June 1997 and a director of Quantech since October 1996. He founded Case + Associates, Inc. in 1978 and has been its President since such time. Case + Associates is a leading consultant in the research, design, development, and engineering of medical products. Its consulting activities include work for major multi-national, as well as development stage medical companies, in the design of products from diagnostic instrumentation and implantable devices to surgical instruments. He has served as Chairman of the Industrial Designers Society of America, and was a member of its national board of directors. Mr. Case has also been a longtime member of the Biomedical Marketing Association. In addition, Mr. Case conducts both U.S. and European seminars in product definition and development for Frost & Sullivan, the Society of Plastics Engineers, the Society for the Advancement of Medical Packaging Institute, and Northwestern University. His educational background includes product design, engineering, and marketing at Syracuse University, the Illinois Institute of Technology, and DePaul University. Mr. Case is also a director of HTS Biosystems, Inc.

         GREGORY G. FREITAG has been Chief Operating Officer of Quantech since June 1997 and Chief Financial Officer and Secretary of Quantech since December 1995. From 1987 until joining Quantech, Mr. Freitag was a lawyer with the Minneapolis, Minnesota law firm of Fredrikson & Byron, P.A. As a stockholder with Fredrikson & Byron he practiced in the corporate, securities and merger and acquisition areas of law. Mr. Freitag has his J.D. and CPA, has served on securities advisory committees to the Minnesota Commissioner of Commerce, was included in the Minnesota Business Guide to Law & Leading Attorneys, and received from City Business its "40 under 40" award recognizing Mr. Freitag as one of the Twin Cities' next generation of business and community leaders. Mr. Freitag is also Chief Executive Officer and a Director of HTS Biosystems, Inc.

         THOMAS R. WITTY, PH.D. was an Organizational and Program Management Consultant to Quantech Ltd. from August 1997 until October 1997 when he joined Quantech as Vice President of Research and Development. Dr. Witty has been Executive Vice President of Research and Development since September 1999. Dr. Witty has over 24 years of experience in the field of medical diagnostics. Dr. Witty has had senior program management responsibilities for clinical instrument systems while at Rohm and Haas, Becton Dickinson, Sanofi and ICN Pharmaceuticals. In addition, he was a key contributor to the development of a near patient diagnostic system at Biocircuits and was on the board of directors of SeaLite Sciences, a small biotechnology company. In these roles, Dr. Witty has led over 20 products to market through clinical trials and the FDA. Dr. Witty received his Doctor of Philosophy in Medicinal Chemistry from Purdue University and his Bachelor of Arts degree with honors in chemistry from Macalester College in St. Paul, Minnesota. Further academic training was completed under an NIH Fellowship at the University of Illinois in the U.S. Army Medical Service Corp. and as a Professor at Colorado State University.

         ROBERT W. GAINES, JR., M.D. has been a director of Quantech since December 1999. Dr. Gaines practices orthopaedic surgery with the Columbia Orthopaedic Group in Columbia, Missouri, and was a Professor of Orthopaedic Surgery and Director of Pediatric Orthopaedics and Spine Surgery at the University of Missouri School of Medicine from 1989 to 2000. Dr. Gaines is extensively published with over 100 articles, papers, chapters in books, and professional exhibits, and has presented over 100 lectures as a visiting scholar. He is also active in public and community service activities including efforts to improve orthopaedic health care for children. Dr. Gaines received his M.D. from Duke University.

         JAMES F. LYONS has been Chairman of the board of Quantech since June 1997 and a director of Quantech since September 1995. From September 1993 through October 1994, when he retired, Mr. Lyons was Chief Executive Officer of Bio-Vascular, Inc., a cardiovascular medical products company. From 1978 through 1990, Mr. Lyons was President and Chief Executive Officer of BioMedicus, Inc., a cardiovascular medical products company. Mr. Lyons was also a director and Chairman of the board from 1991 through 1996 of AVECOR Cardiovascular Inc., and was a director of ATS Medical, Inc., Bio-Vascular, Inc. and Spine-Tech, Inc.

         RICHARD W. PERKINS has been a director of Quantech since September 1995. Since 1985, Mr. Perkins has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., Wayzata, Minnesota. Prior thereto, he was a Senior Vice President of Piper Jaffray Inc., Minneapolis, Minnesota. He is also a director of Bio-Vascular, Inc., PW Eagle, Inc., iNTELEFILM Corporation, Vital Images, Inc., Lifecore Biomedical, Inc., Nortech Systems, Inc., Harmony Holdings, Inc., Paper Warehouse, Inc., and CNS, Inc.

         EDWARD E. STRICKLAND has been a director of Quantech since September 1995. Mr. Strickland has been an independent financial consultant for more than seven years. From October 1990 to January 1991, he performed the duties of Chief Executive Officer while serving on the Executive Committee of the board of directors of Reuter, Inc., where he currently serves as a director. Mr. Strickland also serves as a director of Hector Communications Corp., Communication Systems, Inc. and BioVascular, Inc.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to, or earned by, the Chief Executive Officer of Quantech and to all executive officers whose compensation exceeded $100,000 for fiscal 2000.

                                                                                         Long-Term
                                                                                        Compensation
                                                     Annual Compensation                   Awards
                                           ----------------------------------------    ---------------
                                                                         Other                             All Other
                                                                        Annual          Securities          Compen-
Name and                       Fiscal        Salary         Bonus    Compensation       Underlying          sation
Principal Position              Year          ($)           ($)           ($)           Options (#)           ($)
---------------------------    --------    -----------     ------     -------------    ---------------    -----------

Robert Case,                    2000        $144,000         0             0             100,000(1)            0
CEO                             1999         $82,500         0             0             525,000               0
                                1998           $0            0             0             102,500               0

Gregory G. Freitag,             2000        $144,000         0             0             100,000(1)            0
COO, CFO                        1999        $128,750         0             0             510,000               0
                                1998        $125,000         0             0             115,000               0

Thomas R. Witty,                2000        $144,000         0             0              15,000(1)            0
Ph.D.,                          1999        $128,750         0             0             140,000               0
Executive VP of R&D             1998         $93,750         0          $33,000(2)        50,000               0


------------------------

(1)  Represents an option to purchase Common Stock of HTS Biosystems.
(2) Other Annual Compensation for Mr. Witty consisted of amounts paid for consulting services before he became a Quantech employee.

         Option/SAR Grants During 2000 Fiscal Year. The following table provides information related to options granted during fiscal 2000 to the executive officers named in the summary compensation table above. Quantech has not granted any stock appreciation rights.


                                Individual Grants
------------------------------------------------------------------------------------------------------------------------
                              Number of
                             Securities           Percent of Total
                             Underlying             Options/SARs
                            Options/SARs             Granted to           Exercise or
                               Granted              Employees in          Base Price                Expiration
Name                             (#)                 Fiscal Year           ($/Share)                   Date
------------------------ --------------------     ------------------     --------------      --------------------------

Robert Case                  100,000 (1)                8.2%                 $2.50                 March 1, 2005
Gregory G. Freitag           100,000 (2)                8.2%                 $2.50                 March 1, 2005
Thomas R. Witty               15,000 (3)                1.2%                 $2.50                 March 1, 2005


------------------------

(1) Represents an option to purchase Common Stock of HTS Biosystems. Such option is a nonqualified stock option with 33,334 shares immediately exercisable, 33,333 shares exercisable on March 1, 2001, and 33,333 shares exercisable on March 1, 2002.
(2) Represents an option to purchase Common Stock of HTS Biosystems. Such option is an incentive stock option with 33,334 shares immediately exercisable, 33,333 shares exercisable on March 1, 2001, and 33,333 shares exercisable on March 1, 2002.
(3) Represents an option to purchase Common Stock of HTS Biosystems. Such option is a nonqualified stock option with 5,000 shares immediately exercisable, 5,000 shares exercisable on March 1, 2001, and 5,000 shares exercisable on March 1, 2002.

         Option Exercises and Value of Options at End of Fiscal 2000. The following table sets forth, for each of the executive officers named in the summary compensation table above, the year-end value of unexercised options.



                                                            Number of Unexercised
                                                            Securities Underlying               Value of Unexercised
                           Shares                               Options at End                  In-the-Money Options
                          Acquired                              of Fiscal 2000               at End of Fiscal 2000 (1)
                             on            Value        -------------------------------    -------------------------------
        Name              Exercise       Realized       Exercisable      Unexercisable     Exercisable      Unexercisable
---------------------     ----------    ------------    ------------     --------------    -------------    --------------

Robert Case                   0             N/A           598,334           41,666          $783,334           $41,666
                              0             N/A            33,334(2)        66,666(2)             $0(2)             $0(2)

Gregory G. Freitag            0             N/A           583,334           41,666          $757,084           $41,666
                              0             N/A            33,334(2)        66,666(2)             $0(2)             $0(2)

Thomas R. Witty               0             N/A           156,667           33,333          $136,667           $33,333
                              0             N/A             5,000(2)        10,000(2)             $0(2)             $0(2)


-----------------------

(1) Value for Quantech options based on market value of Quantech's Common Stock on June 30, 2000 ($2.50 per share closing price) less the exercise price. Value for HTS Biosystems options based on the Common Stock price on June 30, 2000 of $2.50 per share, as established by the HTS Board, less the exercise price.
(2)      Represents an option to purchase Common Stock of HTS Biosystems.

         Election of Officers and Directors; Committees of the Board of Directors. Executive officers of Quantech are elected by the board of directors on an annual basis and serve at the discretion of the board of directors. Quantech's board of directors is divided into three classes with each class being elected for a term of three years after their initial term is completed. Quantech's directors hold office until their term has expired and their successors have been elected and qualified.

         Quantech's board of directors has established two committees. Our audit committee has the responsibility of selecting Quantech's independent auditors and communicating with such auditors on matters of auditing and accounting. Our audit committee is comprised of directors Perkins, Lyons and Strickland with Mr. Strickland as Chairman. Our compensation committee has the responsibility of reviewing on an annual basis all officer compensation and administering any employee options and plans related thereto. Our compensation committee is also comprised of directors Perkins, Lyons and Strickland with Mr. Lyons as Chairman.

         Employment Agreements. Each of Messrs. Case, Freitag and Witty has employment contracts. All contracts allow for termination at-will by Quantech. Pursuant to Mr. Case's contract he is entitled to a lump-sum payment of $150,000 if his employment is terminated as a result of a sale of substantially all of the assets of Quantech or a change in the control of more than 50% of Quantech's capital stock pursuant to a single transaction or a series of transactions by the same acquiring party. In the event Quantech terminates Mr. Freitag for any reason other than for "cause" he is entitled to a six months' base salary and bonus, and one-year's salary and bonus if termination is due to a change in control, as defined in the agreement. In the event Quantech terminates Mr. Witty's employment due to a change in control he is entitled to a six-months' base salary, as defined in the agreement.

      Certain Transactions. In March 1998, Quantech issued warrants to purchase 60,000 and 15,000 shares of its Common Stock to James F. Lyons and Edward E. Strickland, respectively, directors of Quantech, as compensation for the guarantee of a $500,000 bank loan to Quantech. The warrants have an exercise price of $0.75 per share. The amount under such loan was increased by $250,000 in August 1998 and such directors received additional options in September 1998 to purchase an aggregate of 75,000 shares of Quantech's Common Stock at $1.13 per share for their extension of the guarantee to this amount. In January 2000, the loan term was extended by one year and such directors received additional options to purchase an aggregate of 80,000 shares of Common Stock at $1.25 per share; and in July 2000 the loan amount was increased by $250,000 and such directors received additional options to purchase an aggregate of 50,000 shares of Common Stock at $2.75 per share.

         In September 1999, Quantech sold a warrant to purchase 175,000 shares of Common Stock to Dr. Robert W. Gaines, then a Director Nominee, for $10,000. The warrant has an exercise price of $1.25 per share and can be exercised any time before September 9, 2004.

         In April and May 2000, Robert Case, Quantech CEO, was provided a loan in the aggregate amount of $141,000 secured by Quantech options and Common Stock. The loan was provided pursuant to commercially reasonable terms. Such loan was provided to Mr. Case as an employment benefit in recognition of his transition to permanent CEO of Quantech. The loan has an interest rate of 8% per year.

         In August 2000, Quantech issued a warrant to purchase 20,000 shares of Common Stock to Edward Strickland, a Quantech Director, as compensation for a $100,000 loan to the Company. The warrant has an exercise price of $2.75 per share and can be exercised any time before August 15, 2005.

         Stock Options. In April 1998, Quantech's board of directors adopted the 1998 Stock Option Plan and reserved 2,000,000 shares for issuance thereunder. In December 1999 the Quantech shareholders approved an increase to 4,000,000 shares reserved for issuance under the 1998 plan. If any options granted under the 1998 option plan expire or are terminated prior to being exercised in full, then the unexercised portion of such options will once again be available for additional option grants. Options to purchase 3,366,486 shares of Quantech's Common Stock have been issued pursuant to the 1998 option plan.

         The purpose of the 1998 option plan is to promote the success of Quantech and its subsidiaries by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of Quantech will depend to a large degree.

         Under the 1998 option plan, all employees, officers and directors (including non-employee directors) of Quantech or a subsidiary, and consultants and advisors who perform bona fide services for Quantech or a subsidiary, provided such services are not in connection with the offer or sale of securities in a capital raising transaction, are eligible to receive stock options. It is the intention of Quantech to grant options which qualify as incentive stock options under section 422 of the Internal Revenue Code, as well as nonqualified stock options. The 1998 option plan is administered by the board of directors or by a committee appointed by the board which selects the individuals to whom options will be granted, the number of shares subject to each option and the exercise price, terms and conditions of each option.

         The exercise price for incentive stock options cannot be less than 100% of the per share fair market value of Quantech Common Stock on the date the option is granted or, in the case of incentive stock options granted to holders of more than 10% of the voting power of Quantech securities, not less than 110% of such fair market value. The term of an option cannot exceed 10 years, and the term of an incentive stock option granted to a holder of more than 10% of the voting power of Quantech cannot exceed five years. The exercise price for nonqualified stock options is generally 100% of the per share fair market value of the Common Stock on the date the option is granted unless otherwise determined by the committee, provided that the exercise price is not less than 85% of the per share fair market value of the Common Stock on the date granted.

         Non-employee directors of Quantech are granted upon election an option to purchase 10,000 shares of Common Stock at a price per share equal to 100% of the fair market value of the Common Stock on such date. One-third of such options are exercisable immediately, with one-third becoming exercisable on each of the second and third anniversaries of the date of grant. After each stockholders meeting, if the director is re-elected or his term of office continues after such stockholders meeting, each non-employee director is granted an option to purchase 2,500 shares of the Common Stock at an exercise price per share equal to 100% of the fair market value of the Common Stock on such date. These options are immediately exercisable.

         On September 3, 1996, Quantech's board of directors adopted the Quantech Ltd. Nonqualified Stock Option Plan. The 1996 option plan provides for the granting of nonqualified options to purchase Common Stock of Quantech to employees, directors and members of Quantech's scientific advisory board. A total of 17,500 shares of Quantech's Common Stock have been reserved for issuance upon exercise of options granted under the 1996 option plan. Outstanding options for the purchase of up to 17,500 shares of Quantech Common Stock have been granted under the 1996 option plan, all of which have vested. Quantech's compensation committee has complete discretion to determine the persons to whom options are granted under the 1996 plan and to set the terms of such options including, but not limited to, terms relating to price (which generally will be the fair market value of Quantech's Common Stock on the date of grant), duration, vesting, termination and the number of shares subject to such option. The 1996 option plan will continue for an indefinite period until terminated by the board of directors or compensation committee. No additional options will be granted under 1996 option plan.

                       PRINCIPAL AND SELLING STOCKHOLDERS

         The following table provides information as of January 2, 2001 concerning the beneficial ownership of Quantech's common stock by (i) each director, (ii) each executive officer named in the summary compensation table above, (iii) each stockholder known by Quantech to be the beneficial owner of more than 5% of its outstanding common stock (iv) the directors and officers as a group and (v) each selling stockholder. Except as otherwise indicated, the persons named in the table have sole voting and investing power with respect to all shares of common stock owned by them.

         Under the rules of the Securities and Exchange Commission, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days of January 2, 2001. Pursuant to such rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of class owned by such individual and when determining the percent owned by any group in which the individual is included. Ownership percentages less than 1.0% are marked with an asterisk.



                       PRINCIPAL AND SELLING SHAREHOLDERS



                                                 NUMBER OF SHARES                      NO. SHARES       %
                                              OWNED BEFORE OFFERING      NO. SHARES      OWNED        OWNED
                                            ---------------------------
                                                               WARRANT    OFFERED        AFTER        AFTER
                NAME/GROUP                     SHARES          SHARES      HEREBY      OFFERING     OFFERING
--------------------------------------------------------------------------------------------------------------

Aethlon Capital LLC                                 800        84,880    85,680             -         *

Alton Associates                                 60,000        15,000    75,000             -         *

Alan Andalman IRA                                70,000         5,000    25,000        50,000         *

Gregory & Ann Anklam                              6,000         1,000     5,000         2,000         *

David & Meleah Arnold                            84,460        14,388    31,588        67,260         *

Mark Ashton                                      99,748         5,000    25,000        79,748         *

Axiom Solutions, Inc.                            95,743             -    95,743             -         *

Joel Bachul                                      20,000         2,500    22,500             -         *

Ronald L. Bane Trust                             10,000         2,500    12,500             -         *

David Barash                                     16,667         1,078     1,078        16,667         *

Mark Bartholomay                                 10,000             -    10,000             -         *




Richard T. Bennett                                64,676        11,103    31,103          44,676                *

Richard Bernstein                                 29,000         1,000     5,000          25,000                *

Les Biller                                             -         6,036     6,036               -                *

Kenneth Bjerk                                     95,000         5,000   100,000               -                *

Leslie Black                                       8,000         2,000    10,000               -                *

Craig Blazakis                                     1,000             -     1,000               -                *

Bob, Inc.                                         93,824        12,805    12,805          93,824                *

Donald Brattain                                  333,332        35,000   235,000         133,332                *

Paul Braun                                        61,424         5,287    45,287          21,424                *

Courtney Brown                                    29,276         2,023    17,023          14,276                *

Buckshot Capital LLC                              40,000        10,000    50,000               -                *

Timothy Burton                                    25,936         3,542     3,542          25,936                *

Charles Butterfield                               20,000         5,000    25,000               -                *

Scott Calvert                                      2,000             -     2,000               -                *

Mitchell Canty                                    32,000             -    32,000               -                *

Robert Case (1)                                  705,620         6,314     6,314         705,620              4.4%

Lee Chapman                                       29,868         2,500    12,500          19,868                *

Bruce A. Christianson                             10,000         2,500    12,500               -                *

Jeri Clark                                         2,000             -     2,000               -                *

Charles Cochran Trust                             40,000        10,000    50,000               -                *

Brownlee B. Cote                                   6,000         1,500     7,500               -                *

Cheryl Cote                                        6,000         1,500     7,500               -                *

Henry A. Cote                                      4,000         1,000     5,000               -                *

Mary Jo Cote                                      20,000         5,000    25,000               -                *

Rebecca Ann Cote                                   4,000         1,000     5,000               -                *

Samuel A. Cote                                    20,000         5,000    25,000               -                *

Thomas and Ann Crowley                            10,000         2,500    12,500               -                *

John Dalpee                                        5,000             -     5,000               -                *

Andrew Deckas                                     10,000         2,500    12,500               -                *

Charles Delamater                                 10,000         2,500    12,500               -                *

Charles Denney Trust                              40,000        10,000    50,000               -                *

David Dent                                       116,372        15,118    60,118          71,372                *

Robert & Rita deWerd                              24,000           500    24,500               -                *

John & Emily Dirksen                              30,000         5,000    35,000               -                *

Walter Downey                                     40,000        10,000    50,000               -                *

John Drawz                                        40,000        10,000    50,000               -                *

Daniel Dryer                                      10,000         2,500    12,500               -                *

Sarah, Frazier and Heidi Eales                    20,000         5,000    25,000               -                *

Frazier Eales                                     88,000        15,000    75,000          28,000                *

Paul E. Edwards                                   20,000         5,000    25,000               -                *

Paul Ehlen                                        15,952         2,261     2,261          15,952                *

Stanley & Carol Eilers                           129,136        13,118    43,118          99,136                *

Engelkes-Abels Funeral Home, Inc.                 20,400         2,600    23,000               -                *

Dean Erickson Trust                               40,000        10,000    50,000               -                *

Ervin Company                                     20,000         5,000    25,000               -                *

Craig Evanich                                      4,000         1,000     5,000               -                *

Kelly Farrell                                     45,200             -    20,000          25,200                *

Tracy Farrell                                      5,000             -     5,000               -                *

John Feltl                                             -           200       200               -                *

Four Skis Investments                              8,387         1,613     1,613           8,387                *

Gregory Freitag (2)                              649,286         4,761     4,761         649,286              4.1%

Robert Furst Money Purchase Plan                  40,000        10,000    50,000               -                *

Jim Gahlon                                         8,248         1,169     1,169           8,248                *

Robert Gaines Jr., MD (3)                        544,898     1,527,238 1,527,238         544,898              3.2%

Rob Gaines                                         5,000             -     5,000               -                *

Sue Karen Getzlaff-Rall                           16,000             -    16,000               -                *

John Gildea                                       90,000        10,000    50,000          50,000                *

Robert Gjerde                                     91,480        15,133    35,133          71,480                *

Ronald L. Glassman                                64,672        11,103    31,103          44,672                *

Gold Country Holdings                              1,250        12,760    14,010               -                *



Larry Goldsmith                                   20,000         2,500       12,500        10,000      *

David Goldsteen                                  359,088        51,038       51,038       359,088    2.3%

Mark Goldsteen                                    72,152         7,800        7,800        72,152      *

Clark Griffith III                                 8,000         2,000       10,000             -      *

Sima Griffith                                          -        38,456       38,456             -      *

Albert Hall                                       50,000             -       50,000             -      *

Myra Halpern                                       4,000         1,000        5,000             -      *

James Hansen                                           -        25,000       25,000             -      *

Hansen Family Partnership                         20,000         5,000       25,000             -      *

Thomas Harkness                                    1,250             -        1,250             -      *

Willis Heim                                       40,000        10,000       50,000             -      *

Timothy Heaney                                     6,924           750          750         6,924      *

Phillip Herbert                                   10,000         2,500       12,500             -      *

Kenneth Hess                                       5,000             -        5,000             -      *

Jack E. Hill                                      16,000         4,000       20,000             -      *

HK Financial Corp.                                79,748        11,305       11,305        79,748      *

Holland Capital Group LLC                         20,000         5,000       25,000             -      *

Aaron and Alicia Howe                              5,000         1,250        6,250             -      *

Richard & Diane Hubers                           176,000             -      120,000        56,000      *

Earnest Hurst                                      5,557             -        5,557             -      *

Industricorp                                     225,625             -          625       225,000    1.5%

Intermed Anstalt                                  22,000             -       22,000             -      *

Inter-Continental Marketing, Inc.                 10,000         2,500       12,500             -      *

Roland Isaacson                                  130,172        26,914       96,914        60,172      *

Jon & Susan Iverson                               84,956        10,579       10,579        84,956      *

Kelly Cote Jasper                                 10,000         2,500       12,500             -      *

Mary and David Johnston                            2,000           500        2,500             -      *

Steven Johnson, MD & Jean Johnson                 50,000        10,000       60,000             -      *

Theodore Johnson                                  25,000         2,500       27,500             -      *

Thomas and Sandra Joslyn                           8,000         2,000       10,000             -      *

Jeanne Jungbauer                                  50,156         6,852        6,852        50,156      *

John Kaiser                                        5,000             -        5,000             -      *

Judith Kaufman                                     6,960           750          750         6,960      *

Nader Kazeminy Trust                              20,000         5,000       25,000             -      *

Nader Kazeminy Children's Trust                   10,000         2,500       12,500             -      *

Nasser Kazeminy                                  236,664         5,000       25,000       216,664    1.4%

KC Partnership                                    20,000         5,000       25,000             -      *

Michael J. Kelley IRA                              6,000         1,500        7,500             -      *

Michael S. Kelly                                       -           200          200             -      *

Curtis Kemp                                       45,000         5,000       50,000             -      *

John G. Kinnard & Company, Inc.                  218,142       787,944      846,594       159,492      *

Dean Klein                                        10,000         2,500       12,500             -      *

Peter & Shelagh Klein                             21,412         3,035        3,035        21,412      *

Gail Knappenberger                                40,000        10,000       50,000             -      *

Marcellus Knoblach Trust                          80,000        20,000      100,000             -      *

Steven Kopesky                                   150,568        16,597       46,597       120,568      *

Mark Korolnek                                      5,556             -        5,556             -      *

David Kraker                                      40,000        10,000       50,000             -      *

Kreiger Investment Co. LP                         20,625        17,738       38,363             -      *

Martin Lackner                                    29,208         4,350       12,750        20,808      *

Lakewood Orthopaedic Clinic                        8,000         2,000       10,000             -      *

Ron Laska                                         21,067             -       18,000         3,067      *

Dennis LaValle                                   659,071       116,811      259,394       516,488    3.4%

Bruce Lawin                                       62,852             -       15,000        47,852      *

Lentsch Investment LLP                            90,000        10,000       50,000        50,000      *

Phil Levin                                       113,336             -      100,000        13,336      *

Clifford Lozinski                                 15,996         1,188        1,188        15,996      *

Lawrence Lozinski                                  2,524           346          346         2,524      *

Roberta Lozinski Trust                             8,420         1,152        1,152         8,420      *

Gibbs and Margaret Lukoskie                       20,000         5,000       25,000             -      *


Wayne Lund                                         2,500             -        2,500             -      *

Mac Lutz III                                       4,000         1,000        5,000             -      *

James Lyons (4)                                1,001,887        95,188       95,188     1,001,887    6.5%

Mark Lyons                                        37,760         5,353        5,353        37,760      *

Tanya Mackay Children's Trust                     10,000         2,500       12,500             -      *

Tanya Mackay Trust                                20,000         5,000       25,000             -      *

Joan C. Maclin                                     7,444         1,055        1,055         7,444      *

Jerry Mathwig                                    156,668        10,000       50,000       116,668      *

Plato Mavroulis                                   10,000         2,500       12,500             -      *

Timothy McDonald                                       -           525          525             -      *

James McDonnell                                    7,136         1,012        1,012         7,136      *

Robert and Teresa McDonnell                       69,336         6,071        6,071        69,336      *

Timothy McDonnell                                 21,412         3,035        3,035        21,412      *

James McGuire                                     20,000         5,000       25,000             -      *

Robert McMahon                                    40,000        10,000       50,000             -      *

Lawrence Meacham                                  62,620         5,794       25,794        42,620      *

Jonathan E. Miller                                 8,580         1,166        1,166         8,580      *

Dennis Mills retirement plan                      10,000         2,500       12,500             -      *

Minn Shares, Inc.                                 17,868         2,533        2,533        17,868      *

Catherine Mitchell                                10,000         2,500       12,500             -      *

David Mitchell & Connie Foote                     71,844        10,185       10,185        71,844      *

Jeff and Stacy Montgomery                         10,000         2,500       12,500             -      *

Clint Morrison                                    16,667             -       16,667             -      *

Dwight Musgrave                                    1,000             -        1,000             -      *

Kurt B. Nelson                                     4,000         1,000        5,000             -      *

Nathan Newman                                          -           100          100             -      *

Richard Nikolaev Trust                            20,000         5,000       25,000             -      *

North Country, Inc.                               20,000         5,000       25,000             -      *

Andrew O'Connell                                  30,000         2,500       12,500        20,000      *

Vincent O'Connell                                233,480        30,340       70,340       193,480    1.3%

Okabena Partnership K                             75,000        59,922       59,922        75,000      *

John & Delores Owensby                             1,500             -        1,500             -      *

John Pagnucco                                     20,000        39,456       59,456             -      *

Partners Select Venture Fund LP                   40,000        10,000       50,000             -      *

Deming Payne                                      49,102         6,783        8,033        47,852      *

Richard Perkins (5)                              134,167             -            -       134,167      *

Lawrence Perlman                                 175,000         5,000       55,000       125,000      *

Pocket, a nominee partnership                    168,000        42,000      210,000             -      *

William and Judith Prain                          50,000             -       50,000             -      *

Product Design Center                             40,000             -       40,000             -      *

Charles Pully                                     45,680         6,022        6,022        45,680      *

Scott Punchacar                                    3,000             -        3,000             -      *

Pyramid Trading LLC                               80,000        20,000      100,000             -      *

Delores Ray                                       10,000         2,500       12,500             -      *

David and Linda Regel                              6,000         1,500        7,500             -      *

Willard & Kathy Rehbein                           50,000             -       50,000             -      *

Kristen Ridler                                     4,000         1,000        5,000             -      *

River Edge Partners, Inc.                         91,668             -       25,000        66,668      *

Richard S. & Sylvia Rog                                -        14,853       14,853             -      *

Earl and Karen Rokala                              4,000         1,000        5,000             -      *

Morry Rothstein                                    4,000         1,000        5,000             -      *

Richard Ryan Trust                                40,000        10,000       50,000             -      *

Robert & Lois Schmiege                            17,625         3,000       20,625             -      *

Donald Schreifels                                 15,000             -       15,000             -      *

James Schroeder                                    4,000         1,000        5,000             -      *

William Sexton                                    40,000        10,000       50,000             -      *

Jerry Shaughnessy                                 14,108        37,206       37,206        14,108      *

Franciska Shuler                                   7,352         1,042        1,042         7,352      *

Patrick Sidders                                        -            50           50             -      *

Six C's Investment Group                           2,500             -        2,500             -      *



Charles Sklar                                      4,000         1,000        5,000             -      *

Stephen Smith                                    120,000        30,000      150,000             -      *

John Snyder                                       10,000         2,500       12,500             -      *

Special Situations Private Equity Fund L.P.      890,000             -      890,000             -      *

Robert Spong                                      10,000         2,500       12,500             -      *

Art Steffee                                      400,000       100,000      500,000             -      *

Revis Stephenson III                              10,000         2,500       12,500             -      *

Rick Sterling                                      4,000         1,000        5,000             -      *

Michael Stone                                          -            50           50             -      *

Kevin Strathy                                     10,000         2,500       12,500             -      *

Edward Strickland (6)                            900,295        69,815      109,815       860,295    5.6%

Scott and Mary Strickland                        388,756        37,371      212,371       213,756    1.4%

William R. & Catherine A. Swanson                 32,156         4,841        8,841        28,156      *

William J. Szlaius                                 6,980           750          750         6,980      *

Scott Taylor                                           -           750          750             -      *

James and Amy Tepp                                12,000         3,000       15,000             -      *

James Tepp retirement plan                         8,000         2,000       10,000             -      *

Tewaukon Partners LP                              20,000         5,000       25,000             -      *

Greg Thune                                         1,000             -        1,000             -      *

David & Susan Thymian                            126,689        14,783       65,408        76,064      *

Larry & Gayla Torguson                             5,000             -        5,000             -      *

Marlin Torguson                                  796,686         2,250       61,500       737,436    4.8%

Allen J. Tower                                         -         6,783        6,783             -      *

Ben Trainer                                       51,250             -       51,250             -      *

Trip Investments                                       -         1,000        1,000             -      *

Charles Underbrink                               124,500        50,000      174,500             -      *

Frank Vargas                                           -           693          693             -      *

Thomas M. Vertin                                  45,084         7,300       15,700        36,684      *

Jevold Vlaminck                                    8,000         2,000       10,000             -      *

Randall S. & Nancy B. Vollertsen                       -         4,033        4,033             -      *

Louis Wallace                                     10,000         2,500       12,500             -      *

Joel Walters                                      22,000         2,000       10,000        14,000      *

Chris Warren                                       5,000             -        5,000             -      *

James Weinzetl                                    96,088         6,246       41,246        61,088      *

John White                                        91,372        15,118       35,118        71,372      *

Mike Whiteside                                    10,000             -       10,000             -      *

Thomas Witty (7)                                 190,001             -            -       190,001    1.2%

Jeff & Joni Zalasky                              107,148         7,946       57,946        57,148      *

Alvin Zelickson                                   20,000             -       20,000             -      *

All directors and executive officers as        2,218,649     1,703,316    1,743,316     2,178,649   12.9%
a Group
(7 persons)

--------------------------------------------
 *  Less than 1%

(1) Includes 656,668 shares issuable upon exercise of options.
(2) Includes 633,334 shares issuable upon exercise of options.
(3) Includes 42,501 shares issuable upon exercise of options. Also includes 454,545 shares and 1,345,455 warrant shares held by Millennium Medical Systems of which entity Dr. Gaines is the sole owner.
(4) Includes 164,167 shares issuable upon exercise of options.
(5) Includes 59,167 shares issuable upon exercise of options.
(6) Includes 161,667 shares issuable upon exercise of options.
(7) Includes 190,001 shares issuable upon exercise of options.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         Quantech's articles of incorporation authorize the issuance of up to 75,000,000 shares, consisting of 59,913,000 shares of Common Stock, no par value, and 15,087,000 undesignated shares. As of the date of this prospectus, there were 18,648,112 shares of Quantech's Common Stock issued and outstanding. Quantech's board of directors may issue additional shares of Common Stock without the consent of the holders of Common Stock.

         Voting Rights. Each outstanding share of Common Stock is entitled to one vote except as may be otherwise required under the terms of the Minnesota Business Corporation Act. The holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of Quantech to be elected, if they so choose.

         No Preemptive Rights. Holders of Common Stock are not entitled to any preemptive rights.

         Dividends and Distributions. Holders of Common Stock are entitled to receive such dividends as may be declared by the directors out of funds legally available therefor and to share pro rata in any distributions to holders of Common Stock upon liquidation or otherwise. However, Quantech has not paid cash dividends on its Common Stock, and does not expect to pay such dividends in the foreseeable future.

UNDESIGNATED SHARES

         The board of directors of Quantech is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include, but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series, which rights and preferences may adversely affect the rights of holders of Common Stock. None of the undesignated shares have been designated by Quantech's board of directors.

WARRANTS

         Quantech currently has outstanding warrants to purchase 4,126,505 shares of Common Stock at exercise prices from $.75 to $14.40 per share. The Warrants to be issued as part of the Unit allow the holder to purchase for five years from the date of issuance Quantech Common Stock at the price $3.50 per share.

TRANSFER AGENT

         StockTrans, Inc., 44 West Lancaster Ave., Ardmore, PA 19003 (800) 733-1121, is the transfer agent for Quantech's common stock.

MINNESOTA BUSINESS CORPORATION ACT ("MCBA")

         Certain provisions of Minnesota law described below could have an anti-takeover effect. These provisions are intended to provide management flexibility and to enhance the likelihood of continuity and stability in the composition of Quantech's board of directors and in the policies formulated by the board and to discourage an unsolicited takeover of Quantech, if the board determines that such a takeover is not in the best interests of Quantech and its stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire Quantech which could deprive Quantech's stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

         Section 302A.671 of the Minnesota Statutes applies, with certain exceptions, to any acquisition of voting stock of Quantech (from a person other than Quantech, and other than in connection with certain mergers and exchanges to which Quantech is a party) resulting in the beneficial ownership of 20 percent or more of the voting stock then outstanding. Section 302A.671 requires approval of any such acquisitions by a majority vote of the stockholders of Quantech prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by Quantech within 30 days after the acquiring person has failed to give a timely information statement to Quantech or the date the stockholders voted not to grant voting rights to the acquiring person's shares.

         Section 302A.673 of the Minnesota Statutes generally prohibits any business combination by Quantech, or any subsidiary of Quantech, with any stockholder which purchases 10 percent or more of Quantech's voting shares (an "interested stockholder") within four years following such interested stockholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the board of directors of Quantech serving before the interested stockholder's share acquisition date.

CERTAIN LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

         Quantech's restated articles of incorporation, as amended, limit the personal liability of its directors. Specifically, directors of Quantech will not be personally liable to Quantech or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except to the extent that the elimination or limitation of liability is in contravention of the MBCA, as amended. This provision will generally not limit liability under state or federal securities law.

         Section 302A.521 of the MBCA provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         Section 5.1 of Quantech's bylaws provides that each director, officer and employee of Quantech shall be indemnified by Quantech in accordance with, and to the fullest extent permissible by, applicable law. Quantech maintains an insurance policy covering director and officer liability.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Quantech pursuant to the foregoing provisions, Quantech has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         Quantech is registering the shares on behalf of Quantech selling stockholders. As used in this prospectus, stockholders selling Quantech common stock pursuant to this prospectus includes donees and pledgees selling shares received after the date of this prospectus from a selling stockholder named in this prospectus. Upon Quantech being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed. All costs, expenses and fees incurred in connection with the registration of the shares offered hereby will be borne by Quantech. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders.

         Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions, including block transactions, in the over-the-counter markets, in negotiated transactions, through put or call options on the shares and through short sales of shares. Shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The stockholders of Quantech selling common stock pursuant to this prospectus may effect such transactions by selling shares directly to purchasers or to or through broker-dealers as principals or agents. Such brokers-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares. The selling stockholders have advised Quantech that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

         The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Quantech has agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Quantech has informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Selling stockholders also may resell all or a portion of the shares under this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such rule.

         Upon Quantech being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing:

         - The name of each such selling stockholder and of the participating broker-dealer(s);
         -    The number of shares involved;
         -    The price at which such shares were sold;

         - The commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
         - That such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
         -    Other facts material to the transaction.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for Quantech by Fredrikson & Byron, P.A.

                                     EXPERTS

         The financial statements of Quantech as of and for the years ended June 30, 1999 and 2000, included in this prospectus, have been audited by McGladrey & Pullen, L.L.P., independent auditors, as set forth in their report on such financial statements, which report includes an explanatory paragraph relating to the uncertainty about Quantech's ability to continue as a going concern.

                              AVAILABLE INFORMATION

         Quantech files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission
("Commission"). You may read and copy any reports, statements or other information on file at the Commission's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the Commission.

         Quantech has filed a Registration Statement on Form SB-2 with the Commission. This prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Quantech, such references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement at the Commission's public reference room at 450 Fifth Street, NW, Washington, D.C., 20549 and at the Commission's regional offices at CitiCorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Quantech's Commission filings and the Registration Statement can also be reviewed by accessing the Commission's Internet web site at http://www.sec.gov.

                          QUANTECH LTD. AND SUBSIDIARY
                              FINANCIAL STATEMENTS

                                    CONTENTS

-------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                               F-2
-------------------------------------------------------------------------------

FINANCIAL STATEMENTS

   Consolidated balance sheets as of September 30, 2000
      (unaudited), June 30, 2000 and 1999                            F-3 - F-4

   Consolidated statements of operations for the three
      months ended September 30, 2000 and 1999 (unaudited),
      the years ended June 30, 2000 and 1999, and the
      period from September 30, 1991 (date of inception) to                F-5
      September 30, 2000 (unaudited)


   Consolidated statements of stockholders' equity (deficit)
      for the period from September 30, 1991 (date of
      inception) to September 30, 2000 (unaudited)                  F-6 - F-15

   Consolidated statements of cash flows for the three
      months ended September 30, 2000 and 1999 (unaudited),
      the years ended June 30, 2000 and 1999, and the
      period from September 30, 1991 (date of inception) to
      September 30, 2000 (unaudited)                               F-16 - F-19

   Notes to consolidated financial statements                      F-20 - F-37

-------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders and the Board of Directors
Quantech Ltd. and Subsidiary
Eagan, Minnesota

We have audited the accompanying consolidated balance sheets of Quantech Ltd. and Subsidiary (A Development Stage Company) as of June 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and the period from September 30, 1991 (date of inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quantech Ltd. and Subsidiary (A Development Stage Company) as of June 30, 2000 and 1999, and the results of its operations and its cash flows for the years then ended and for the period from September 30, 1991 (date of inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is a development stage company which has suffered significant losses from operations, requires significant additional financing, and ultimately needs to continue development of its product, obtain FDA approval, generate significant revenues, and successfully attain profitable operations to realize the value of its license agreement and to remain a going concern. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
August 18, 2000, except for the last paragraph of Note 6
  as to which the date is September 20, 2000

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS


                                                    September 30,                June 30
                                                        2000        -----------------------------------
ASSETS (Note 3)                                      (Unaudited)          2000             1999
-------------------------------------------------------------------------------------------------------
Current Assets
  Cash and cash equivalents                             $ 2,936,925      $ 1,328,797       $   436,223
  8% demand note receivable from officer                    145,597          141,000                 -
  Prepaid expenses:
    Product development expense                                   -                -            57,500
    Other                                                    49,694           44,261            36,037
                                                  -----------------------------------------------------
        TOTAL CURRENT ASSETS                              3,132,216        1,514,058           529,760
                                                  -----------------------------------------------------


Property and Equipment
  Equipment                                               1,565,282        1,193,898           427,508
  Leasehold improvements                                     39,960           28,634            15,000
                                                  -----------------------------------------------------
                                                          1,605,242        1,222,532           442,508

  Less accumulated depreciation                             311,659          278,088           276,295
                                                  -----------------------------------------------------
                                                          1,293,583          944,444           166,213
                                                  -----------------------------------------------------

Other Assets
  License agreement, at cost, less
    accumulated amortization (Note 4)                     2,000,895        2,082,553         2,409,180
  Patents                                                    60,480           25,816            13,045
  Deposits                                                   99,994           79,457                 -
                                                  -----------------------------------------------------
                                                          2,161,369        2,187,826         2,422,225
                                                  -----------------------------------------------------
                                                        $ 6,587,168      $ 4,646,328       $ 3,118,198
                                                  =====================================================


See Notes to Consolidated Financial Statements.



                                                                               September 30,               June 30
                                                                                   2000        -------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                  (Unaudited)          2000             1999
------------------------------------------------------------------------------------------------------------------------------
Current Liabilities
  Short-term debt (Notes 3 and 10)                                           $           -     $    750,000       $   746,000
  Current portion of long-term debt (Note 5)                                        60,955           57,770                 -
  Accounts payable                                                                 626,993          614,592           111,857
  Accrued expenses:
    Minimum royalty commitment (Note 4)                                                  -                -            75,000
    Payroll and vacation                                                           138,763          138,763           120,300
    Interest                                                                             -            3,750             3,100
                                                                       ------------------------------------------------------
        TOTAL CURRENT LIABILITIES                                                  826,711        1,564,875         1,056,257
                                                                       ------------------------------------------------------

Long-term debt, net of current portion (Note 5)                                     29,522           46,009                 -

Redeemable Series A Preferred Stock, authorized 2,126,065
  shares; issued and outstanding 1,351,398, 1,354,926,
  and 1,697,706 shares at September 30, 2000 and June 30,
  2000 and 1999, respectively redeemable after November 5,
  2003, at $4,960,308 (Notes 6 and 10)                                           4,602,913        4,495,245         5,113,143

Minority Interest in Subsidiary                                                    290,442          339,685                 -

Commitments and Contingencies (Notes 4 and 5)

Stockholders' Equity (Deficit) (Notes 2, 3, 6, 7, and 10)
  Common stock, no par value; authorized 51,567,267 shares;
    issued and outstanding 6,243,524, 6,204,416, and
    2,741,534 shares at September 30, 2000 and June 30,
    2000 and 1999, respectively                                                 19,992,846       19,959,765        16,498,837
  Series B Preferred Stock, no par value; authorized
    2,719,667 shares; issued and outstanding 2,719,667,
    2,744,667, and 623,334 shares at September 30, 2000
    and June 30, 2000 and 1999, respectively                                     1,851,573        1,874,073           891,500
  Series C Preferred Stock, no par value; authorized
    1,000,000 shares; issued and outstanding 1,000,000
    shares at September 30, 2000 and June 30, 2000                                 973,100          973,100                 -
  Series D Preferred Stock, no par value; authorized
    2,500,000 shares; issued and outstanding 1,996,000
    shares at September 30, 2000                                                 3,941,299                -                 -
  Stock subscription receivable for Series B and C Preferred Stock                 (20,000)         (20,000)          (60,000)
  Additional paid-in capital                                                     9,958,982        7,313,828         2,342,745
  Deficit accumulated during the development stage                             (35,860,220)     (31,900,252)      (22,724,284)
                                                                       ------------------------------------------------------
                                                                                   837,580       (1,799,486)       (3,051,202)
                                                                       ------------------------------------------------------
                                                                              $  6,587,168     $  4,646,328      $  3,118,198
                                                                       ======================================================

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                                    September 30,
                                                        Three Months Ended                                          1991 (Date of
                                                           September 30                                             Inception) to
                                                  ------------------------------        Years Ended June 30         September 30,
                                                       2000             1999      -----------------------------         2000
                                                            (Unaudited)                2000           1999           (Unaudited)
---------------------------------------------------------------------------------------------------------------------------------
Net sales                                          $     40,000   $          -    $    150,000    $          -     $     190,000
                                                ---------------------------------------------------------------------------------

Expenses:
  General and administrative                            634,735        332,153       1,876,930       1,470,359        12,840,818
  Marketing                                             197,153        269,182       1,059,063         123,092         1,682,298
  Research and development                            1,370,643        591,454       3,269,590       1,815,727        12,710,026
  Minimum royalty expense (Note 4)                            -         37,500          75,000         150,000         1,300,000
  Minority interest                                     (82,993)             -        (122,677)              -          (205,670)
  Other                                                       -              -               -               -           488,978
                                                ---------------------------------------------------------------------------------
                                                      2,119,538      1,230,289       6,157,906       3,559,178        28,816,450
                                                ---------------------------------------------------------------------------------

      LOSS FROM OPERATIONS                           (2,079,538)    (1,230,289)     (6,007,906)     (3,559,178)      (28,626,450)

Other:
  Interest income                                        28,949          1,383          27,562           1,886           241,613
  Interest expense                                      (19,226)        (9,608)        (42,509)       (732,524)       (2,012,100)
                                                ---------------------------------------------------------------------------------
      LOSS BEFORE INCOME TAXES                       (2,069,815)    (1,238,514)     (6,022,853)     (4,289,816)      (30,396,937)
                                                ---------------------------------------------------------------------------------

Income taxes (Note 8)                                         -              -               -               -            42,595
                                                ---------------------------------------------------------------------------------
      NET LOSS                                     $ (2,069,815)  $ (1,238,514)   $ (6,022,853)   $ (4,289,816)    $ (30,439,532)
                                                =================================================================================

Net loss attributable to common
stockholders:
  Net loss                                         $ (2,069,815)  $ (1,238,514)   $ (6,022,853)   $ (4,289,816)
  Preferred stock accretion                            (118,249)      (127,471)       (410,445)       (377,420)
  Beneficial conversion feature of
    preferred stock                                  (1,771,904)             -      (2,742,670)              -
                                                ---------------------------------------------------------------
      NET LOSS ATTRIBUTABLE TO COMMON
      STOCKHOLDERS                                 $ (3,959,968)  $ (1,365,985)   $ (9,175,968)   $ (4,667,236)
                                                ===============================================================

Loss per basic and diluted common share            $      (0.64)  $      (0.47)   $       (2.12)  $      (1.75)
                                                ===============================================================

Weighted-average common shares outstanding             6,219,867      2,922,126       4,335,846       2,673,812
                                                ===============================================================



See Notes to Consolidated Financial Statements.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)




                                            Series B Preferred Stock   Series C Preferred Stock    Series D Preferred Stock
                                            ------------------------   ------------------------    ------------------------
                                             Shares Issued   Amount     Shares Issued    Amount     Shares Issued    Amount
----------------------------------------------------------------------------------------------------------------------------
Balance, at inception                           $   -        $   -          $   -         $   -          $   -        $   -
  Net loss                                          -            -              -             -              -            -
  Common stock transactions:
    Common stock issued, October 1991               -            -              -             -              -            -
    Common stock issued, November 1991              -            -              -             -              -            -
    Common stock issuance costs                     -            -              -             -              -            -
  Cumulative translation adjustment                 -            -              -             -              -            -
                                        ------------------------------------------------------------------------------------
Balance, December 31, 1991                          -            -              -             -              -            -
  Net loss                                          -            -              -             -              -            -
  Common stock transactions:
    Common stock issued, September 1992             -            -              -             -              -            -
    Common stock issuance costs                     -            -              -             -              -            -
    8,000 shares of common stock to be
      issued                                        -            -              -             -              -            -
  Officer advances, net                             -            -              -             -              -            -
  Cumulative translation adjustment                 -            -              -             -              -            -
  Elimination of cumulative translation
     adjustment                                     -            -              -             -              -            -
                                        ------------------------------------------------------------------------------------
Balance, December 31, 1992                          -            -              -             -              -            -
  Net loss                                          -            -              -             -              -            -
  Common stock transactions:
    Common stock issued, January 1993               -            -              -             -              -            -
    Common stock issued, April 1993                 -            -              -             -              -            -
    Change in common stock par value
      resulting from merger                         -            -              -             -              -            -
  Repayments                                        -            -              -             -              -            -
                                        ------------------------------------------------------------------------------------
Balance, June 30, 1993                              -            -              -             -              -            -
  Net loss                                          -            -              -             -              -            -
  12,000 shares of common stock to be
    issued                                          -            -              -             -              -            -
  Repayments                                        -            -              -             -              -            -
                                        ------------------------------------------------------------------------------------
Balance, June 30, 1994                              -            -              -             -              -            -
  Net loss                                          -            -              -             -              -            -
  Common stock issued, June 1995                    -            -              -             -              -            -
  Warrants issued for services                      -            -              -             -              -            -
                                        ------------------------------------------------------------------------------------



                                   (Continued)





                                                 Common Stock          Additional   Common Stock
                                          ---------------------------    Paid-In    Paid for, but  Subscriptions   Due From
                                          Shares Issued     Amount       Capital     Not Issued     Receivable     Officers
----------------------------------------------------------------------------------------------------------------------------
Balance, at inception                        $       -    $        -   $        -     $       -      $      -     $      -
  Net loss                                           -             -            -             -             -            -
  Common stock transactions:
    Common stock issued, October 1991          160,000     3,154,574            -             -             -            -
    Common stock issued, November 1991          30,000       611,746    1,788,254             -             -            -
    Common stock issuance costs                      -             -     (889,849)            -             -            -
  Cumulative translation adjustment                  -             -            -             -             -            -
                                        ------------------------------------------------------------------------------------
Balance, December 31, 1991                     190,000     3,766,320      898,405             -             -            -
  Net loss                                           -             -            -             -             -            -
  Common stock transactions:
    Common stock issued, September 1992         35,000       699,033      875,967             -       (53,689)           -
    Common stock issuance costs                      -             -     (312,755)            -             -            -
    8,000 shares of common stock to be
      issued                                         -             -            -       120,000             -            -
  Officer advances, net                              -             -            -             -             -      (27,433)
  Cumulative translation adjustment                  -             -            -             -             -            -
  Elimination of cumulative translation
     adjustment                                      -             -            -             -             -            -
                                        ------------------------------------------------------------------------------------
Balance, December 31, 1992                     225,000     4,465,353    1,461,617       120,000       (53,689)     (27,433)
  Net loss                                           -             -            -             -             -            -
  Common stock transactions:
    Common stock issued, January 1993            8,000         1,600      118,400      (120,000)            -            -
    Common stock issued, April 1993              1,500           300       11,700             -             -            -
    Change in common stock par value
      resulting from merger                          -    (4,420,353)   4,420,353             -             -            -
  Repayments                                         -             -            -             -             -        5,137
                                        ------------------------------------------------------------------------------------
Balance, June 30, 1993                         234,500        46,900    6,012,070             -       (53,689)     (22,296)
  Net loss                                           -             -            -             -             -            -
  12,000 shares of common stock to be
    issued                                           -             -            -        30,000             -            -
  Repayments                                         -             -            -             -        53,689       22,296
                                        ------------------------------------------------------------------------------------
Balance, June 30, 1994                         234,500        46,900    6,012,070        30,000             -            -
  Net loss                                           -             -            -             -             -            -
  Common stock issued, June 1995               107,500        21,500      276,068       (30,000)      (20,000)           -
  Warrants issued for services                       -             -       40,200             -             -            -
                                        ------------------------------------------------------------------------------------



                                              Deficit
                                            Accumulated   Accumulated
                                             During the      Other
                                            Development  Comprehensive
                                               Stage        Income
----------------------------------------------------------------------
Balance, at inception                     $         -    $       -
  Net loss                                   (594,620)           -
  Common stock transactions:
    Common stock issued, October 1991               -            -
    Common stock issued, November 1991              -            -
    Common stock issuance costs                     -            -
  Cumulative translation adjustment                 -      387,754
                                        ---------------------------
Balance, December 31, 1991                   (594,620)     387,754
  Net loss                                 (2,880,988)           -
  Common stock transactions:
    Common stock issued, September 1992             -            -
    Common stock issuance costs                     -            -
    8,000 shares of common stock to be
      issued                                        -            -
  Officer advances, net                             -            -
  Cumulative translation adjustment                 -     (209,099)
  Elimination of cumulative translation
     adjustment                                     -     (178,655)
                                        ---------------------------
Balance, December 31, 1992                 (3,475,608)           -
  Net loss                                   (996,089)           -
  Common stock transactions:
    Common stock issued, January 1993               -            -
    Common stock issued, April 1993                 -            -
    Change in common stock par value
      resulting from merger                         -            -
  Repayments                                        -            -
                                        ---------------------------
Balance, June 30, 1993                     (4,471,697)           -
  Net loss                                 (1,543,888)           -
  12,000 shares of common stock to be
    issued                                          -            -
  Repayments                                        -            -
                                        ---------------------------
Balance, June 30, 1994                     (6,015,585)           -
  Net loss                                 (2,070,292)           -
  Common stock issued, June 1995                    -            -
  Warrants issued for services                      -            -
                                        ---------------------------



QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)




                                                Series B Preferred Stock    Series C Preferred Stock     Series D Preferred Stock
                                               --------------------------- ---------------------------- ---------------------------
                                                 Shares Issued    Amount     Shares Issued    Amount      Shares Issued    Amount
-----------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1995                                  -            -              -             -              -            -
  Net loss                                              -            -              -             -              -            -
  Common stock issued, net of issuance
   costs of $848,877:
    July 1995                                           -            -              -             -              -            -
    August 1995                                         -            -              -             -              -            -
    September 1995                                      -            -              -             -              -            -
    November 1995                                       -            -              -             -              -            -
    December 1995                                       -            -              -             -              -            -
    May 1996                                            -            -              -             -              -            -
    June 1996                                           -            -              -             -              -            -
  Payment received on subscription
   receivable                                           -            -              -             -              -            -
  Compensation expense recorded on
   stock options                                        -            -              -             -              -            -
                                               ------------------------------------------------------------------------------------
Balance, June 30, 1996                                  -            -              -             -              -            -
  Net loss                                              -            -              -             -              -            -
  Stock offering costs                                  -            -              -             -              -            -
  Common stock issued upon exercise of
   options and warrants:
    September 1996                                      -            -              -             -              -            -
    October 1996                                        -            -              -             -              -            -
    November 1996                                       -            -              -             -              -            -
    December 1996                                       -            -              -             -              -            -
    January 1997                                        -            -              -             -              -            -
    February 1997                                       -            -              -             -              -            -
    March 1997                                          -            -              -             -              -            -
  Payments received on subscription
   receivable                                           -            -              -             -              -            -
  Compensation expense recorded on
   stock options                                        -            -              -             -              -            -
  Common stock issued, June 1997                        -            -              -             -              -            -
  Warrants issued with notes payable                    -            -              -             -              -            -
                                                ------------------------------------------------------------------------------------
Balance, June 30, 1997                                  -            -              -             -              -            -
  Net loss                                              -            -              -             -              -            -
  Conversion of common stock from par
   value to no par value                                -            -              -             -              -            -


                                   (Continued)



                                                 Common Stock                 Additional  Common Stock   Common Stock
                                              -------------------------------  Paid-In    Paid for, but  Subscriptions   Due From
                                                Shares Issued     Amount       Capital     Not Issued     Receivable     Officers
----------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1995                               342,000        68,400    6,328,338             -       (20,000)           -
  Net loss                                                 -             -            -             -             -            -
  Common stock issued, net of issuance
   costs of $848,877:
    July 1995                                        308,000        61,600    1,304,450             -             -            -
    August 1995                                       35,880         7,176      161,460             -             -            -
    September 1995                                   690,364       138,073    2,370,389             -             -            -
    November 1995                                     94,892        18,978      425,482             -             -            -
    December 1995                                    560,857       112,172    1,292,473             -             -            -
    May 1996                                         313,750        62,750    3,300,422             -             -            -
    June 1996                                            252            51        3,650             -             -            -
  Payment received on subscription
   receivable                                           (960)         (192)     (14,808)            -        20,000            -
  Compensation expense recorded on
   stock options                                           -             -      125,000             -             -            -
                                              ------------------------------------------------------------------------------------
Balance, June 30, 1996                             2,345,035       469,008   15,296,856             -             -            -
  Net loss                                                 -             -            -             -             -            -
  Stock offering costs                                     -             -      (12,310)            -             -            -
  Common stock issued upon exercise of
   options and warrants:
    September 1996                                       500           100        2,400             -             -            -
    October 1996                                       8,500         1,700       40,800             -             -            -
    November 1996                                        750           150        3,600             -             -            -
    December 1996                                     13,500         2,700       64,800             -       (57,500)           -
    January 1997                                       1,000           200        4,800             -             -            -
    February 1997                                      7,500         1,500       17,250             -             -            -
    March 1997                                         7,000         1,400       33,600             -             -            -
  Payments received on subscription
   receivable                                              -             -            -             -        57,500            -
  Compensation expense recorded on
   stock options                                           -             -       48,000             -             -            -
  Common stock issued, June 1997                      18,250         3,650      105,850             -             -            -
  Warrants issued with notes payable                       -             -          371             -             -            -
                                              ------------------------------------------------------------------------------------
Balance, June 30, 1997                             2,402,035       480,408   15,606,017             -             -            -
  Net loss                                                 -             -            -             -             -            -
  Conversion of common stock from par
   value to no par value                                   -    15,392,446  (15,392,446)            -             -            -

                                                 Deficit
                                               Accumulated   Accumulated
                                                During the      Other
                                                Development  Comprehensive
                                                  Stage         Income
---------------------------------------------------------------------------
Balance, June 30, 1995                         (8,085,877)           -
  Net loss                                     (2,396,963)           -
  Common stock issued, net of issuance
   costs of $848,877:
    July 1995                                           -            -
    August 1995                                         -            -
    September 1995                                      -            -
    November 1995                                       -            -
    December 1995                                       -            -
    May 1996                                            -            -
    June 1996                                           -            -
  Payment received on subscription
   receivable                                           -            -
  Compensation expense recorded on
   stock options                                        -            -
                                              ----------------------------
Balance, June 30, 1996                        (10,482,840)           -
  Net loss                                     (3,925,460)           -
  Stock offering costs                                  -            -
  Common stock issued upon exercise of
   options and warrants:
    September 1996                                      -            -
    October 1996                                        -            -
    November 1996                                       -            -
    December 1996                                       -            -
    January 1997                                        -            -
    February 1997                                       -            -
    March 1997                                          -            -
  Payments received on subscription
   receivable                                           -            -
  Compensation expense recorded on
   stock options                                        -            -
  Common stock issued, June 1997                        -            -
  Warrants issued with notes payable                    -            -
                                              ----------------------------
Balance, June 30, 1997                        (14,408,300)           -
  Net loss                                     (3,648,748)           -
  Conversion of common stock from par
   value to no par value                                -            -

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)



                                               Series B Preferred Stock    Series C Preferred Stock     Series D Preferred Stock
                                              --------------------------- ---------------------------- ---------------------------
                                                Shares Issued    Amount     Shares Issued    Amount      Shares Issued    Amount
----------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1997 (Continued)
  Common stock issued for license
   agreement:
    September 1997                                      -            -              -             -              -            -
  Common stock issued for equipment
   and services received:
    March 1998                                          -            -              -             -              -            -
  Warrants issued for services received:
    March 1998                                          -            -              -             -              -            -
    April 1998                                          -            -              -             -              -            -
  Warrants issued with notes payable                    -            -              -             -              -            -
  Amount attributable to value of debt
   conversion feature                                   -            -              -             -              -            -
  Warrants issued for license agreement:
    December 1997                                       -            -              -             -              -            -
  Compensation expense recorded on stock
   options                                              -            -              -             -              -            -
  Adjustment of fractional shares due to
   1-for-20 reverse stock split                         -            -              -             -              -            -
                                              ------------------------------------------------------------------------------------
Balance, June 30, 1998                                  -            -              -             -              -            -
  Net loss                                              -            -              -             -              -            -
  Warrants issued with notes payable                    -            -              -             -              -            -
  Common stock issued upon conversion of
   notes payable:
    July 1998                                           -            -              -             -              -            -
    September 1998                                      -            -              -             -              -            -
    October 1998                                        -            -              -             -              -            -
  Common stock issued upon exercise of
   warrant:
    August 1998                                         -            -              -             -              -            -
  Common stock issued for equipment and
   services received:
    July 1998                                           -            -              -             -              -            -
    August 1998                                         -            -              -             -              -            -
    September 1998                                      -            -              -             -              -            -
    December 1998                                       -            -              -             -              -            -



                                   (Continued)



                                                      Common Stock            Additional   Common Stock    Common Stock
                                              -----------------------------    Paid-In    Paid for, but   Subscriptions   Due From
                                                Shares Issued     Amount       Capital     Not Issued      Receivable     Officers
-----------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1997 (Continued)
  Common stock issued for license
   agreement:
    September 1997                                   150,000       390,000            -             -             -            -
  Common stock issued for equipment
   and services received:
    March 1998                                        13,078        45,584            -             -             -            -
  Warrants issued for services received:
    March 1998                                             -             -       15,215             -             -            -
    April 1998                                             -             -          500             -             -            -
  Warrants issued with notes payable                       -             -          939             -             -            -
  Amount attributable to value of debt
   conversion feature                                      -             -      988,444             -             -            -
  Warrants issued for license agreement:
    December 1997                                          -             -      230,000             -             -            -
  Compensation expense recorded on stock
   options                                                 -             -       28,000             -             -            -
  Adjustment of fractional shares due to
   1-for-20 reverse stock split                          (73)            -            -             -             -            -
                                              -------------------------------------------------------------------------------------
Balance, June 30, 1998                             2,565,040    16,308,438    1,476,669             -             -            -
  Net loss                                                 -             -            -             -             -            -
  Warrants issued with notes payable                       -             -           76             -             -            -
  Common stock issued upon conversion of
   notes payable:
    July 1998                                          2,000         7,060            -             -             -            -
    September 1998                                     3,400        12,002            -             -             -            -
    October 1998                                      25,000        18,750            -             -             -            -
  Common stock issued upon exercise of
   warrant:
    August 1998                                        2,045         5,114            -             -             -            -
  Common stock issued for equipment and
   services received:
    July 1998                                          5,714        20,000            -             -             -            -
    August 1998                                        9,196        27,589            -             -             -            -
    September 1998                                    12,557        11,318            -             -             -            -
    December 1998                                      6,078         5,688            -             -             -            -

                                                   Deficit
                                                Accumulated    Accumulated
                                                  During the      Other
                                                 Development  Comprehensive
                                                    Stage         Income
---------------------------------------------------------------------------
Balance, June 30, 1997 (Continued)
  Common stock issued for license
   agreement:
    September 1997                                      -            -
  Common stock issued for equipment
   and services received:
    March 1998                                          -            -
  Warrants issued for services received:
    March 1998                                          -            -
    April 1998                                          -            -
  Warrants issued with notes payable                    -            -
  Amount attributable to value of debt
   conversion feature                                   -            -
  Warrants issued for license agreement:
    December 1997                                       -            -
  Compensation expense recorded on stock
   options                                              -            -
  Adjustment of fractional shares due to
   1-for-20 reverse stock split                         -            -
                                              -----------------------------
Balance, June 30, 1998                        (18,057,048)           -
  Net loss                                     (4,289,816)           -
  Warrants issued with notes payable                    -            -
  Common stock issued upon conversion of
   notes payable:
    July 1998                                           -            -
    September 1998                                      -            -
    October 1998                                        -            -
  Common stock issued upon exercise of
   warrant:
    August 1998                                         -            -
  Common stock issued for equipment and
   services received:
    July 1998                                           -            -
    August 1998                                         -            -
    September 1998                                      -            -
    December 1998                                       -            -


QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)



                                                Series B Preferred Stock    Series C Preferred Stock     Series D Preferred Stock
                                               --------------------------- ---------------------------- ---------------------------
                                                 Shares Issued    Amount     Shares Issued    Amount      Shares Issued    Amount
-----------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1998 (Continued)
  Stock options issued for services:
    October 1998                                        -            -              -             -              -            -
  Common stock issued upon conversion
    of preferred stock:
    November 1998                                       -            -              -             -              -            -
    January 1999                                        -            -              -             -              -            -
    March 1999                                          -            -              -             -              -            -
    April 1999                                          -            -              -             -              -            -
  Warrants issued for acquisition of
    engineering development agreement:
    November 1998                                       -            -              -             -              -            -
  Compensation expense recorded on
    stock options                                       -            -              -             -              -            -
  Warrants issued in conjunction with
    Series A Preferred Stock                            -            -              -             -              -            -
  Accretion to redemption value of
    Series A redeemable Preferred Stock                 -            -              -             -              -            -
  Issuance of Series B Preferred Stock            623,334      891,500              -             -              -            -
                                             --------------------------------------------------------------------------------------
Balance, June 30, 1999                            623,334      891,500              -             -              -            -
  Net loss                                              -            -              -             -              -            -
  Common stock issued February 2000                     -            -              -             -              -            -
  Series B Preferred Stock issued
    July 1999                                     216,666      291,829              -             -              -            -
    August 1999                                    86,667      116,989              -             -              -            -
    September 1999                                 16,667       22,500              -             -              -            -
    October 1999 - adjust price to $1.00
      (Note 6)                                    471,666            -              -             -              -            -
    November 1999                                 100,000      100,000              -             -              -            -
    December 1999                                 480,000      472,500              -             -              -            -
    January 2000                                  600,000      425,500              -             -              -            -
    February 2000                               1,318,000      732,755              -             -              -            -
  Beneficial conversion expense on
    Series B Preferred Stock                            -            -              -             -              -            -
  Common stock issued upon conversion
    of preferred stock
    July 1999                                           -            -              -             -              -            -
    August 1999                                   (33,333)     (50,000)             -             -              -            -
    September 1999                                      -            -              -             -              -            -
    October 1999                                        -            -              -             -              -            -
    December 1999                                       -            -              -             -              -            -


                                   (Continued)



                                                        Common Stock          Additional  Common Stock   Common Stock
                                               -----------------------------   Paid-In    Paid for, but  Subscriptions   Due From
                                                 Shares Issued     Amount      Capital     Not Issued     Receivable     Officers
-----------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1998 (Continued)
  Stock options issued for services:
    October 1998                                            -             -       42,000             -             -            -
  Common stock issued upon conversion
    of preferred stock:
    November 1998                                      74,052        55,539            -             -             -            -
    January 1999                                       15,952        11,964            -             -             -            -
    March 1999                                            500           375            -             -             -            -
    April 1999                                         20,000        15,000            -             -             -            -
  Warrants issued for acquisition of
    engineering development agreement:
    November 1998                                           -             -      554,000             -             -            -
  Compensation expense recorded on
    stock options                                           -             -       43,000             -             -            -
  Warrants issued in conjunction with
    Series A Preferred Stock                                -             -      227,000             -             -            -
  Accretion to redemption value of
    Series A redeemable Preferred Stock                     -             -            -             -             -            -
  Issuance of Series B Preferred Stock                      -             -            -             -       (60,000)           -
                                               ------------------------------------------------------------------------------------
Balance, June 30, 1999                              2,741,534    16,498,837    2,342,745             -       (60,000)           -
  Net loss                                                  -             -            -             -             -            -
  Common stock issued February 2000                   125,000       187,500            -             -        (4,500)           -
  Series B Preferred Stock issued
    July 1999                                               -             -            -             -             -            -
    August 1999                                             -             -            -             -             -            -
    September 1999                                          -             -            -             -             -            -
    October 1999 - adjust price to $1.00
      (Note 6)                                              -             -            -             -             -            -
    November 1999                                           -             -            -             -             -            -
    December 1999                                           -             -            -             -       (20,000)           -
    January 2000                                            -             -            -             -             -            -
    February 2000                                           -             -            -             -             -            -
  Beneficial conversion expense on
    Series B Preferred Stock                                -             -    1,769,570             -             -            -
  Common stock issued upon conversion
    of preferred stock
    July 1999                                          32,000        24,000            -             -             -            -
    August 1999                                       179,121       159,341            -             -             -            -
    September 1999                                     80,852        60,639            -             -             -            -
    October 1999                                       50,000        37,500            -             -             -            -
    December 1999                                      13,252         9,939            -             -             -            -


                                                  Deficit
                                                Accumulated   Accumulated
                                                 During the      Other
                                                 Development  Comprehensive
                                                    Stage        Income
-------------------------------------------------------------------------
Balance, June 30, 1998 (Continued)
  Stock options issued for services:
    October 1998                                          -            -
  Common stock issued upon conversion
    of preferred stock:
    November 1998                                         -            -
    January 1999                                          -            -
    March 1999                                            -            -
    April 1999                                            -            -
  Warrants issued for acquisition of
    engineering development agreement:
    November 1998                                         -            -
  Compensation expense recorded on
    stock options                                         -            -
  Warrants issued in conjunction with
    Series A Preferred Stock                              -            -
  Accretion to redemption value of
    Series A redeemable Preferred Stock            (377,420)           -
  Issuance of Series B Preferred Stock                    -            -
                                               --------------------------
Balance, June 30, 1999                          (22,724,284)           -
  Net loss                                       (6,022,853)           -
  Common stock issued February 2000                       -            -
  Series B Preferred Stock issued
    July 1999                                             -            -
    August 1999                                           -            -
    September 1999                                        -            -
    October 1999 - adjust price to $1.00
      (Note 6)                                            -            -
    November 1999                                         -            -
    December 1999                                         -            -
    January 2000                                          -            -
    February 2000                                         -            -
  Beneficial conversion expense on
    Series B Preferred Stock                     (1,769,570)           -
  Common stock issued upon conversion
    of preferred stock
    July 1999                                             -            -
    August 1999                                           -            -
    September 1999                                        -            -
    October 1999                                          -            -
    December 1999                                         -            -


QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

                                                     Series B Preferred Stock    Series C Preferred Stock   Series D Preferred Stock
                                                     -------------------------------------------------------------------------------
                                                     Shares Issued     Amount    Shares Issued     Amount   Shares Issued    Amount
------------------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1999 (continued)
   Common stock issued upon conversion of preferred
      (continued):
      January 2000                                     (880,000)      (880,000)        --            --          --             --
      February 2000                                        --             --           --            --          --             --
      March 2000                                        (75,000)       (72,500)        --            --          --             --
      April 2000                                       (180,000)      (177,000)
      May 2000                                             --             --           --            --          --             --
      June 2000                                            --             --           --            --          --             --
   Common stock issued upon exercise of warrants:
      September 1999                                       --             --           --            --          --             --
      February 2000                                        --             --           --            --          --             --
      March 2000                                           --             --           --            --          --             --
      May 2000                                             --             --           --            --          --             --
      June 2000                                            --             --           --            --          --             --
   Warrants issued:
      September 1999                                       --             --           --            --          --             --
      November 1999                                        --             --           --            --          --             --
      January 2000                                         --             --           --            --          --             --
      February 2000                                        --             --           --            --          --             --
      March 2000                                           --             --           --            --          --             --
   Common stock issued upon exercise of options:
      January 2000                                         --             --           --            --          --             --
      February 2000                                        --             --           --            --          --             --
      June 2000                                            --             --           --            --          --             --
   Common stock issued for equipment and services
      received:
      January 2000                                         --             --           --            --          --             --
      February 2000                                        --             --           --            --          --             --
   Series C Preferred Stock issued:
      February 2000                                        --             --      1,000,000       973,100        --             --
      Beneficial conversion expense on Series C
         Preferred Stock                                   --             --           --            --          --             --
   Compensation recorded on stock options                  --             --           --            --          --             --
   Subsidiary stock issued                                 --             --           --            --          --             --
   Payments received on subscriptions receivable           --             --           --            --          --             --
   Accretion to redemption value of Series A
      redeemable Preferred Stock                           --             --           --            --          --             --
                                                      ------------------------------------------------------------------------------
Balance June 30, 2000                                 2,744,667      1,874,073    1,000,000       973,100        --             --
   Net loss                                                --             --           --            --          --             --
   Series D Preferred Stock issued:
      August 2000                                          --             --           --            --     1,462,400      2,817,482
      September 2000                                       --             --           --            --       533,600      1,123,817
   Common stock issued upon conversion of
      preferred stock:
      August 2000                                          --             --           --            --          --             --
      September 2000                                    (25,000)       (22,500)        --            --
   Warrants issued:
      August 2000                                          --             --           --            --          --             --
      September 2000                                       --             --           --            --          --             --
   Subsidiary stock issued                                 --             --           --            --          --             --
   Beneficial conversion expense on Series D
      Preferred Stock                                      --             --           --            --          --             --
   Accretion to redemption value of Series A
      redeemable                                           --             --           --            --          --             --
                                                      ------------------------------------------------------------------------------
   Balance September 30, 2000 (unaudited)             2,719,667    $ 1,851,573    1,000,000    $  973,100   1,996,000     $3,941,299
                                                      ==============================================================================


See Notes to Consolidated Financial Statements.



                                                               Common Stock                 Additional    Common Stock
                                                     -------------------------------         Paid-In     Paid for, but
                                                         Shares Issued        Amount         Capital       Not Issued
------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1999 (continued)
   Common stock issued upon conversion of preferred
      (continued):
      January 2000                                          890,000          887,500            -               -
      February 2000                                         866,664          649,998            -               -
      March 2000                                             89,000           83,000            -               -
      April 2000                                            226,880          212,160
      May 2000                                               68,864           51,648
      June 2000                                              42,824           32,118
   Common stock issued upon exercise of warrants:
      September 1999                                        454,545          500,000            -               -
      February 2000                                          24,256           18,192            -               -
      March 2000                                             60,263          147,835            -               -
      May 2000                                               39,708           67,318
      June 2000                                               7,321            7,553
   Warrants issued:
      September 1999                                              -                -       10,000               -
      November 1999                                               -                -       15,000               -
      January 2000                                                -                -      152,000               -
      February 2000                                               -                -      469,000               -
      March 2000                                                  -                -           25               -
   Common stock issued upon exercise of options:
      January 2000                                            2,000            2,750            -               -
      February 2000                                             200              226            -               -
      June 2000                                               7,001            8,751
   Common stock issued for equipment and services
      received:
      January 2000                                            2,275            2,276            -               -
      February 2000                                         200,856          310,684            -               -
   Series C Preferred Stock issued:
      February 2000                                               -                -
      Beneficial conversion expense on Series C
         Preferred Stock                                          -                -      973,100               -
   Compensation recorded on stock options                         -                -      332,300               -
   Subsidiary stock issued                                        -                -    1,250,088               -
   Payments received on subscriptions receivable                  -                -            -               -
   Accretion to redemption value of Series A
      redeemable Preferred Stock                                  -                -            -               -
                                                     -------------------------------------------------------------------
Balance June 30, 2000                                     6,204,416       19,959,765    7,313,828               -
   Net loss                                                       -                -            -               -
   Series D Preferred Stock issued:
      August 2000                                                 -                -            -               -
      September 2000                                              -                -            -               -
   Common stock issued upon conversion of
      preferred stock:
      August 2000                                            14,108           10,581            -               -
      September 2000                                         25,000           22,500            -               -
   Warrants issued:
      August 2000                                                 -                -      576,000               -
      September 2000                                              -                -      206,000               -
   Subsidiary stock issued                                        -                -       91,250               -
   Beneficial conversion expense on Series D
      Preferred Stock                                             -                -    1,771,904               -
   Accretion to redemption value of Series A
      redeemable                                                  -                -            -               -
                                                     -------------------------------------------------------------------
   Balance September 30, 2000 (unaudited)                 6,243,524     $ 19,992,846  $ 9,958,982        $      -
                                                     ===================================================================

                                                                                         Deficit
                                                                                       Accumulated     Accumulated
                                                       Common Stock                     During the        Other
                                                      Subscriptions    Due From        Development    Comprehensive
                                                        Receivable     Officers            Stage          Income
---------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1999 (continued)
   Common stock issued upon conversion of preferred
      (continued):
      January 2000                                           -            -                  -              -
      February 2000                                          -            -                  -              -
      March 2000                                             -            -                  -              -
      April 2000
      May 2000
      June 2000
   Common stock issued upon exercise of warrants:
      September 1999                                         -            -                  -              -
      February 2000                                          -            -                  -              -
      March 2000                                             -            -                  -              -
      May 2000
      June 2000
   Warrants issued:
      September 1999                                   (10,000)           -                  -              -
      November 1999                                    (15,000)           -                  -              -
      January 2000                                           -            -                  -              -
      February 2000                                          -            -                  -              -
      March 2000                                             -            -                  -              -
   Common stock issued upon exercise of options:
      January 2000                                           -            -                  -              -
      February 2000                                          -            -                  -              -
      June 2000
   Common stock issued for equipment and services
      received:
      January 2000                                           -            -                  -              -
      February 2000                                          -            -                  -              -
   Series C Preferred Stock issued:
      February 2000
      Beneficial conversion expense on Series C
         Preferred Stock                                     -            -           (973,100)             -
   Compensation recorded on stock options                    -            -                  -              -
   Subsidiary stock issued                                   -            -                  -              -
   Payments received on subscriptions receivable        89,500            -                  -              -
   Accretion to redemption value of Series A
      redeemable Preferred Stock                             -            -           (410,445)             -
                                                     ----------------------------------------------------------------
Balance June 30, 2000                                  (20,000)           -        (31,900,252)             -
   Net loss                                                  -            -         (2,069,815)             -
   Series D Preferred Stock issued:
      August 2000                                            -            -                  -              -
      September 2000                                         -            -                  -              -
   Common stock issued upon conversion of
      preferred stock:
      August 2000                                            -            -                  -              -
      September 2000                                         -            -                  -              -
   Warrants issued:
      August 2000                                            -                               -              -
      September 2000                                         -                               -              -
   Subsidiary stock issued                                   -                               -              -
   Beneficial conversion expense on Series D
      Preferred Stock                                        -                      (1,771,904)             -
   Accretion to redemption value of Series A
      redeemable                                             -                        (118,249)             -
                                                     ----------------------------------------------------------------
   Balance September 30, 2000 (unaudited)            $ (20,000)       $   -       $(35,860,220)        $    -
                                                     ================================================================

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                                       September 30,
                                                                Three Months Ended                                     1991 (Date of
                                                                   September 30                                        Inception) to
                                                           ---------------------------      Years Ended June 30        September 30,
                                                                2000           1999      ---------------------------        2000
                                                                    (Unaudited)              2000           1999        (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
   Net loss                                                $(2,069,815)   $(1,238,514)   $(6,022,853)   $(4,289,816)   $(30,439,532)
   Adjustments to reconcile net loss to net cash used in
      operating activities:
      Elimination of cumulative translation adjustment            --             --             --             --          (178,655)
      Depreciation                                              33,570         20,182         96,081         74,094         452,300
      Amortization                                              81,659        110,408        328,166        441,627       2,587,796
      Noncash compensation, services, and interest                --             --        1,266,260      1,403,241       4,019,205
      Minority interest in subsidiary                          (82,993)          --          339,685           --           256,692
      Other                                                       --             --             --             --           623,650
      Changes in assets and liabilities:
         Decrease in prepaid expenses                           (5,433)          (315)        49,276          6,007          91,898
         Increase (decrease) in accounts payable                12,401        231,656        247,389         14,524         363,425
         Increase (decrease) in accrued expenses                (3,750)        37,500        (55,887)       (48,197)        412,887
                                                           -------------------------------------------------------------------------
               NET CASH USED IN OPERATING ACTIVITIES        (2,034,361)      (839,083)    (3,751,883)    (2,398,520)    (21,810,334)
                                                           -------------------------------------------------------------------------

Cash Flows From Investing Activities
   Purchases of property and equipment                        (382,710)       (31,766)      (486,020)       (61,015)     (1,367,996)
   Proceeds on disposition of property                            --             --             --             --            37,375
   Organization expenses                                          --             --             --             --           (97,547)
   Patent expenses                                             (34,664)          --          (14,310)        (4,016)        (62,019)
   Deposits                                                    (20,537)          --          (79,457)          --           (99,994)
   Officer advances, net                                          --             --             --             --          (109,462)
   Note receivable from officer                                 (4,597)          --         (141,000)          --          (145,597)
   Purchase of investment                                         --             --             --             --          (225,000)
   Purchase of license agreement                                  --             --             --             --        (1,950,000)
   Advances to Spectrum Diagnostics, Inc.                         --             --             --             --          (320,297)
   Prepaid securities issuance costs                              --             --             --             --          (101,643)
   Purchase of Spectrum Diagnostics, Inc., net of cash
      and cash equivalents acquired                               --             --             --             --        (1,204,500)
                                                           -------------------------------------------------------------------------
         NET CASH USED IN INVESTING ACTIVITIES                (442,508)       (31,766)      (720,787)       (65,031)     (5,646,680)
                                                           -------------------------------------------------------------------------

                                   (Continued)

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

                                                                                                                       September 30,
                                                                   Three Months Ended                                  1991 (Date of
                                                                      September 30                                     Inception) to
                                                                 -----------------------      Years Ended June 30      September 30,
                                                                    2000          1999     -------------------------        2000
                                                                       (Unaudited)            2000           1999       (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities
   Net proceeds from the sale of common stock
      and warrants                                                   782,000     500,000       965,150          --       14,602,922
   Net proceeds from sale of Series A Preferred Stock                   --          --            --       1,523,909      1,523,909
   Net proceeds from sale of Series B Preferred Stock                   --       431,318     2,162,073       831,500      2,993,573
   Net proceeds from sale of Series C Preferred Stock                   --          --         973,100          --          973,100
   Net proceeds from sale of Series D Preferred Stock              3,941,299        --            --            --        3,941,299
   Net proceeds from sale of common stock of
      subsidiary                                                     125,000       4,000     1,250,088          --        1,375,088
   Proceeds from debt obligations                                       --          --           4,000       498,230      6,051,085
   Payments received on stock subscriptions receivable                  --          --          40,000          --           45,000
   Payments on debt obligations                                     (763,302)       --         (29,167)         --       (1,315,279)
                                                                 -------------------------------------------------------------------
         NET CASH PROVIDED BY FINANCING
            ACTIVITIES                                             4,084,997     935,318     5,365,244     2,853,639     30,190,697
                                                                 -------------------------------------------------------------------

Effect of Exchange Rate Changes on Cash                                 --          --            --            --          203,242
                                                                 -------------------------------------------------------------------

         NET INCREASE IN CASH AND CASH
            EQUIVALENTS                                            1,608,128      64,469       892,574       390,088      2,936,925

Cash and Cash Equivalents
   Beginning                                                       1,328,797     436,223       436,223        46,135           --
                                                                 -------------------------------------------------------------------
   Ending                                                        $ 2,936,925    $500,692   $ 1,328,797    $  436,223   $  2,936,925
                                                                 ===================================================================


Cash Payments for Interest                                       $    22,976    $  9,608   $    41,859    $   46,795   $    272,100
                                                                 ===================================================================

Supplemental Schedule of Noncash Investing and
   Financing Activities
   Issuance of debt obligations for services, accounts
      payable, and accrued interest                              $      --      $   --     $      --      $     --     $    259,500
   Issuance of debt for acquisition of license                          --          --            --            --          550,000
   Issuance of warrants in connection with:
      Product development                                               --          --            --            --          230,000
      Acquisition of sublicense agreement                               --          --            --            --              165
      Issuance of convertible debt                                      --          --            --              76            527
      Guarantee of debt                                                 --          --          38,000          --           53,716


                                   (Continued)

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

                                                                                                                       September 30,
                                                                   Three Months Ended                                  1991 (Date of
                                                                      September 30                                     Inception) to
                                                                 -----------------------      Years Ended June 30      September 30,
                                                                    2000          1999     -------------------------        2000
                                                                       (Unaudited)            2000           1999       (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Supplemental Schedule of Noncash Investing
   and Financing Activities (Continued)
   Acquisition of engineering development agreement                   --            --          --           554,000        554,000
   Series A Preferred Stock sales and exchange for
      debt                                                            --            --          --           227,000        227,000
   Amount attributable to value of beneficial debt
      conversion feature                                              --            --          --           546,902      1,535,346
   Amount attributable to value of beneficial
      conversion feature of preferred stock                      1,771,904          --     2,742,670            --        4,514,574
   Capital expenditures included in accounts payable                  --            --       255,346            --          262,013
   Fixed assets acquired under capital lease                          --            --       132,946            --             --
   Advances to Spectrum Diagnostics, Inc.                             --            --          --              --           20,000
   Prepaid security issuance costs (acquired from
      Spectrum Diagnostics, Inc.) ultimately used to
      reduce proceeds from the sale of common stock                   --            --          --              --           58,830
   Due from Ital-American Securities, Inc.                            --            --          --              --         (674,374
   Stock issuance costs to be paid                                    --            --          --              --          237,201
   Subscriptions receivable offset by accrued
      compensation                                                    --            --          --              --           53,689
   Officer advances offset by accrued compensation                    --            --          --              --          109,462
   Issuance of options and warrants for compensation
      and services                                                    --            --       940,325          85,000      1,160,528
   Series A Preferred Stock issued for debt obligations
      and accrued interest                                            --            --          --         3,521,692      3,521,692
   Accretion to redemption value of Series A
      redeemable Preferred Stock                                   118,249       127,471     410,445         377,420        906,114

                                   (Continued)

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

                                                                                                                       September 30,
                                                                   Three Months Ended                                  1991 (Date of
                                                                      September 30                                     Inception) to
                                                                 -----------------------      Years Ended June 30      September 30,
                                                                    2000          1999     -------------------------        2000
                                                                       (Unaudited)            2000           1999       (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------
Supplemental Schedule of Noncash Investing
   and Financing Activities (Continued)
   Common stock issued for:
      Services, equipment, and interest                              --             --          312,960      64,595         697,189
      Exercise of warrants                                           --          500,000        740,898       5,114         746,012
      Exercise of options                                            --             --           11,727        --            11,727
      Acquisition of license agreement                               --             --             --          --           390,000
      Subscriptions receivable                                       --             --             --          --             5,000
      Debt obligations                                               --             --             --        37,812       2,355,937
      Accounts payable                                               --             --             --          --            40,000
      Accrued expenses                                               --             --             --          --           360,394
      Series A Preferred Stock                                     10,581        193,980      1,028,343      82,878       1,121,802
      Series B Preferred Stock                                     22,500         50,000      1,179,500        --         1,202,000
                                                                 ===================================================================

   Acquisition of Spectrum Diagnostics, Inc.
      Fair value of other assets acquired, principally
         the license agreement                                   $   --         $   --       $     --      $   --       $ 1,489,500
      Liabilities assumed                                            --             --             --          --          (285,000)
                                                                 -------------------------------------------------------------------
         CASH PURCHASE PRICE PAID, LESS
            $5,199 CASH ACQUIRED                                 $   --         $   --       $     --      $   --       $ 1,204,500
                                                                 ===================================================================

See Notes to Consolidated Financial Statements.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS: Quantech Ltd. (Quantech or the Company) was formed under the laws of the state of Minnesota for the purpose of effecting the change in domicile of Spectrum Diagnostics S.p.A (SDS) from Italy to the state of Minnesota through a merger with SDS on April 14, 1993. The merger was accounted for as if it were a pooling of interests.

The Company had no operations prior to the merger and is continuing the business of SDS to commercialize the Surface Plasmon Resonance (SPR) technology. Commercialization will consist of developing and introducing an instrument which will run various tests capable of diagnosing various human health conditions and which the Company intends to market to the world medical diagnostic industry.

On December 7, 1999, the Company and PE Corp (PE) formed HTS BioSystems, Inc.
(HTS), which is 73 percent owned by the Company. HTS will focus on promoting the nonmedical use of the SPR technology. In conjunction with this formation, PE provided HTS with:

- a sub-license to all of its rights to the Company's SPR nonmedical technology (see Note 4),
-  a license for nonmedical use of the PE High Density Technology,
-  one of PE's SPR prototype instruments, and
-  the PE prototype for the PE High Density Technology.

The Company is required to provide HTS with office space, management support, technical assistance and any other needs required by HTS until HTS is funded in a manner adequate to support its own operations.

HTS will owe to PE:

- a 4 percent royalty on products using only SPR other than those for use in the food and beverages, chemical and industrial and environmental testing markets,
- a 4 percent royalty on products using only the PE High Density Technology, and
-  a 6 percent royalty on products using both technologies.

No minimum royalties, or royalties on the first $3,000,000 of sales, are required to be paid.

HTS will owe the Company:

- 15 percent of any royalties paid to PE by HTS for products which incorporates the Company's SPR technology, and

- 8 percent royalty on products using its SPR technology sold to the food and beverages, chemical and industrial and environmental testing markets.

In the event that HTS does not seek to commercialize the SPR or PE High Density Technology, the rights revert back to PE. PE also has a five-year right of first negotiation in the event that HTS wishes to license or sell any of the technology it licensed from PE.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany transactions and accounts have been eliminated in consolidation.

A summary of the Company's significant accounting policies follows:

CASH EQUIVALENTS: The Company maintains its cash in bank deposit and money market accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

FAIR VALUE OF FINANCIAL INSTRUMENTS: The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS: The carrying amount approximates fair value because of the nature or short maturity of those instruments.

SHORT AND LONG-TERM DEBT: The fair value of the Company's short and long-term debt is estimated based on interest rates for the same or similar debt having the same or similar remaining maturities with similar risk and collateral requirements. The recorded value of short and long-term debt approximates its fair value.

REDEEMABLE SERIES A PREFERRED STOCK: The fair value of the Company's Redeemable Series A Preferred Stock is estimated based on the estimated interest rate the Company would have to pay for debt financing with similar terms. The recorded value at September 30, 2000, exceeds the estimated fair value by approximately $1,566,000, assuming a 13.5 percent interest rate and a redemption date of November 2003.

PREPAID PRODUCT DEVELOPMENT EXPENSE: Prepaid product development expense arose from the valuation of warrants issued to a licensee in return for technical assistance to be rendered to the Company by the licensee over a period of approximately two years via a technology and development agreement. The expense was being recognized over this period (see Note 4).

OTHER ASSETS: The license agreement is being amortized using the straight-line method over the remaining life of the underlying patents of 15 years (see Note
4). Costs of obtaining additional patents are capitalized and will be amortized over their useful lives.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company reviews its intangible assets periodically to determine potential impairment by comparing the carrying value of the intangibles with expected future net cash flows. Though the Company has had no significant sales to date nor an established market for its product, it has performed market studies to determine potential size of the market and expected acceptance of its product. This has been the basis for the Company's expected future net cash flows. Should the sum of the expected future net cash flows be less than the carrying value, the Company would determine whether an impairment loss should be recognized. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the intangible. Fair value would be determined based on estimated expected future discounted cash flows or appraised value. To date, management has determined that no impairment of intangible assets exists.

PROPERTY AND EQUIPMENT: Property and equipment are stated at cost. Depreciation is computed by the straight-line method over five years, or the life of the related lease, whichever is less.

INCOME TAXES: Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

RESEARCH AND DEVELOPMENT: The Company contracts with certain outside parties for the design and development of its products in addition to conducting its own research and development. Research and development costs are charged to expense as incurred.

BASIC AND DILUTED NET LOSS PER SHARE: Basic per share amounts are computed, generally, by dividing net income or loss by the weighted-average number of common shares outstanding. Diluted per share amounts assume the conversion, exercise, or issuance of all potential common stock instruments unless their effect is antidilutive, thereby reducing the loss or increasing the income per common share.

Loss per share has been adjusted for accretion on the Company's mandatory redeemable Series A Preferred Stock, which totaled $118,249, $127,471, $410,445 and $377,420 for the three months ended September 30, 2000 and 1999 and the years ended June 30, 2000 and 1999, respectively. In addition, loss per share has been adjusted for the beneficial conversion feature of preferred stock, which totaled $1,771,904 and $2,742,670 for the three months ended September 30, 2000 and the year ended June 30, 2000, respectively. As described in Notes 6 and 7, the Company has options and warrants outstanding to purchase shares of common stock, and the Series A, B, C, and D Preferred Stock is convertible into common stock. However, because the Company has incurred losses in all periods presented, the inclusion of those potential common shares in the calculation of diluted loss per share would have an antidilutive effect. Therefore, basic and diluted loss per share amounts are the same in each period presented.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION: In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), "Revenue Recognition in Financial Statements". SAB No. 101 summarizes some of the staff's interpretations of the application of generally accepted accounting principles related to revenue recognition. The Company adopted SAB No. 101 in the first quarter of the fiscal year ending June 30, 2001. The adoption of SAB No. 101 did not have an effect on its financial statements.

DERIVATIVES: The FASB has issued SFAS No. 133, Accounting for Derivative instruments and Hedging Activities, which the Company will be required to adopt in the fiscal year ending June 30, 2001. Statement No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires than an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The adoption of SFAS No. 133 is not expected to have a material effect on the Company's financial statements.

TRANSLATION OF FOREIGN CURRENCY STATEMENTS: Prior to September of 1992, the functional and reporting currency for SDS was the Italian lira. Concurrent with the receipt of net proceeds from its initial public offering of common stock in the United States in September 1992, and in connection with the phase-out of its Italian operations, the functional and reporting currency of SDS changed from the Italian lira to the United States dollar. As a result, the cumulative translation adjustment component of equity was eliminated in 1992.

INTERIM FINANCIAL INFORMATION (UNAUDITED): The financial statements and notes related thereto as of September 30, 2000, for the three-month periods ended September 30, 2000 and 1999, and the period from September 30, 1991 (date of inception), to September 30, 2000, are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations. The operating results for the interim periods are not indicative of the operating results to be expected for a full year or for other interim periods. Not all disclosures required by generally accepted accounting principles necessary for a complete presentation have been included.

NOTE 2.  BASIS OF PRESENTATION

The Company was incorporated for the purpose of acquiring, developing, and commercializing SPR technology for use in medical diagnostics. The Company has had no significant sales. In 2000, the Company had sales totaling $190,000 of evaluation systems and planned principal operations have not commenced.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 2.  BASIS OF PRESENTATION (CONTINUED)

The Company is a development stage company which has suffered significant losses from operations, requires significant additional financing, and ultimately needs to continue development of its product, obtain FDA approval, generate significant revenues, and successfully attain profitable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern and realize the value of its assets, including its license agreement intangible asset. These financial statements do not reflect any adjustments which might be necessary should the Company not remain a going concern.

The Company does not have sufficient funds to complete commercial development or commence production and sales of its system. The Company anticipates that its cash on hand, bank credit facility, and the completion of its Series D convertible Preferred Stock offering (see Note 6) for up to an additional $7.5 million will allow it to maintain operations through part of fiscal year 2001. Additional financing of at least $15 million of investment capital, funding by strategic partners, or licensing revenues will be needed for the following: to develop and submit additional tests to the FDA, to complete clinical evaluation of the system, to establish manufacturing capabilities, and to prepare for sales of the system. The timing and amount of such expenditures will be governed by development and market introduction schedules, which are subject to change due to a number of factors including development delays, FDA approval, and availability of future funding. The Company does not have any commitments for any such additional financing and does not anticipate receiving any additional significant funding from commercial lenders. There can be no assurance that any such additional equity or debt financing can be obtained on favorable terms, if at all.

NOTE 3.  SHORT-TERM DEBT OBLIGATIONS

The Company has a $1,000,000 revolving credit note with a bank. Advances under the loan bear interest at the prime rate (9.5 percent at June 30, 2000) and are guaranteed by a shareholder. The note expired December 31, 2000. Amounts due under the note were $750,000 and $746,000 at June 30, 2000 and 1999, respectively.

During the fiscal year ended June 30, 1999, the Company completed an offering of secured promissory notes. The investors received warrants to purchase 37,835 shares of common stock. In conjunction with this offering, the selling agent received warrants to purchase 3,314 shares of common stock. These warrants were valued at $76. This fair value was based upon management's determination that the effective interest rate of the debt approximated the market rate of similar debt instruments with similar risk. Also, the value assigned to the warrants was not materially different than the value computed using the Black-Scholes pricing model.

As of June 30, 1999, all of the secured promissory notes and related accrued interest had been converted to 30,400 shares of common stock and 1,173,902 shares of redeemable Series A Preferred Stock (see Note 6).

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 4.  AGREEMENTS

LICENSE AGREEMENTS: The Company has a license agreement for certain patents, proprietary information, and associated hardware related to the SPR technology. The license calls for an ongoing royalty of 6 percent on all products utilizing the SPR technology which are sold by the Company. In addition, if the Company sublicenses the technology, the Company will pay a royalty of 15 percent of all revenues received by the Company under any sublicense. If the cumulative payments of these two royalties failed to reach at least $500,000 by December 31, 1993, $850,000 by December 31, 1995, $1,000,000 by December 31, 1997,
$1,150,000 by December 31, 1998, and $1,300,000 by December 31, 1999, the
licensor had the right to deprive the Company of its exclusive rights under the license agreement (each time one of such benchmarks is not met). As of June 30, 2000, the Company has paid $1,300,000 of the cumulative payment.

The obligation of the Company to pay royalties terminates when the total royalty payments reach a gross amount of $18,000,000. After such date, the Company's rights in the licensed SPR technology continue in perpetuity with no further royalty obligations.

On March 3, 1994, the Company entered into an agreement with an investor group, which included a shareholder of the Company, that granted them rights for a sublicense of the research portion of the original license. This agreement had no expiration date. The investor group received this sublicense in exchange for a promise to purchase 10 percent of the aggregate number of shares offered in the next public offering by the Company, not to exceed an aggregate amount of $500,000. The investor group did not purchase any shares under the agreement.

In September 1997, the Company entered into an agreement to purchase certain sublicense rights that had previously been granted to the investor group. In return for these sublicense rights, the Company issued 150,000 shares of the Company's common stock, convertible secured promissory notes totaling $550,000, and warrants to purchase 82,500 shares of the Company's common stock, and canceled the requirement to purchase shares in the next public offering. The purchase of the sublicense rights was expected to provide the Company with future benefits as the Company was subsequently able to sign an exclusive sublicense agreement for nonmedical markets. This agreement provides the Company with a possibility of receiving a future royalty stream from the sale of products under this new sublicense agreement. Therefore, the Company capitalized the sublicense rights at $940,165, the amount that approximates the fair market price of the equity and debt instruments issued as of the date of the agreement. The value assigned to the common stock was based on the quoted market value. The values of the convertible debt instrument and the detachable warrants were based on similar instruments previously placed by the Company. The value assigned to the warrants was not materially different than the value computed using the Black-Scholes pricing model.

In March 2000 HTS BioSystems, Inc. entered into a license agreement for certain patents and proprietary information. The license calls for royalties of one to four percent on sales of products containing the licensed technology. In addition, if the Company sublicenses the technology, the Company will pay a royalty of 15 percent of all revenues received by the Company under any sublicense. In consideration of this agreement, the Company granted the licensor a warrant to purchase 75,000 shares of common stock for $1.00, which was valued at approximately $125,000 using the Black-Scholes model.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 4.  AGREEMENTS (CONTINUED)

TECHNOLOGY AND DEVELOPMENT AGREEMENT: During the year ended June 30, 1998, the Company entered into a technology and development agreement with PE Corp. (PE), a leading supplier of life science systems and analytical instruments, which provides exclusive license rights to certain of the Company's technology for use outside of medical diagnostics, and co-exclusive rights to nucleic acid medical diagnostics. The licensee, pursuant to the agreement, is providing technical assistance related to the Company's medical diagnostic system and will be required to pay future royalty payments of 8 percent of gross sales if the licensee sells products containing the Company's technology. Minimum annual royalties to be paid by the licensee will be $500,000 beginning December 2000, expiring in conjunction with the related patents. Should the licensee fail to commercialize the licensed technology, all rights will revert back to the Company.

The licensee also received a warrant to purchase 1,400,000 shares of common stock. The warrant was valued at $230,000, based on the fair value of technical assistance expected to be received by the Company over the term of the technology and development agreement. As the technical assistance was received, the prepaid asset resulting from this transaction was reduced, and research and development expense was charged. On December 7, 1999 this warrant was canceled pursuant to the formation of HTS BioSystems, Inc. (see Note 1).

In conjunction with the above technology and development agreement, the Company entered into a license for certain portions of this technology. The Company will be required to pay royalties at 8 percent of its sales on products featuring the technology. Minimum annual royalties of $500,000 begin in December 2000, expiring in conjunction with the related patents. Should the Company fail to commercialize the licensed technology, all rights will revert back to the licensor, and future minimum annual royalty obligations will be canceled.

RESEARCH AND DEVELOPMENT AGREEMENT: In November 1998, a warrant to purchase 1,800,000 shares of common stock was issued in conjunction with a research and development services agreement. The warrant is nonforfeitable, fully vested, and exercisable immediately at $1.10 per share and was valued at approximately $518,000 using the Black-Scholes model as of the contract date, which is the measurement date. Since all of the services under this agreement have been rendered, the value has been expensed. In September 1999, the Company issued 454,545 shares of common stock as a result of a partial exercise of this warrant. In conjunction with this agreement, warrants to purchase 144,000 shares of common stock were issued, and $190,000 in cash was paid to the investment banking firm that arranged the transaction. These warrants were valued at $36,000 using the Black-Scholes model.

EMPLOYMENT AGREEMENTS: The Company has at-will employment agreements with its Chief Executive Officer, Chief Financial Officer, Vice President of Research and Development and the Executive Vice President of Business Development of HTS. The agreements require the payment of one year's salary (for the chief financial officer and executive vice president of business development), $150,000 (for the chief executive officer), or six-months' salary (for the vice president of research and development) if employment is terminated due to the sale of the Company or a greater than 50 percent change in ownership. In addition, the Chief Financial Officer and Vice President of Research and Development are entitled to six months' salary if they are terminated without cause.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 5.  LEASES

OPERATING LEASES: The Company leases its office space under an agreement which expires April 2007. Approximate minimum aggregate rental commitments under this lease are as follows:


Years ending June 30:
  2001                                            $     192,000
  2002                                                  192,000
  2003                                                  192,000
  2004                                                  195,000
  2005                                                  210,000
  Thereafter                                            385,000
                                                  -------------
                                                  $   1,366,000
                                                  =============


In addition, there are monthly payments required for common area maintenance and other related expenses.

Rental expense for the years ended June 30, 2000 and 1999 was approximately $96,000 and $79,000 respectively.

CAPITAL LEASES: In 2000 the Company began leasing equipment under a capital lease. At June 30, 2000, equipment with a cost of $132,946 and accumulated depreciation of $5,136 has been recorded.

The following is a schedule by year of the future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of June 30, 2000:



Years ending June 30:
 2001                                                                     $      75,000
 2002                                                                            50,000
                                                                          -------------
                                                                                125,000

Less the amount representing interest                                            21,000
                                                                          -------------
Present value of minimum debt payments reflected as long-term debt        $     104,000
                                                                          =============




NOTE 6.  STOCKHOLDERS' EQUITY

CAPITAL STOCK: In December 1998, the Company amended its Articles of Incorporation to increase the number of authorized shares 75,000,000. The Board of Directors has designated the authorized shares as common, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock with the remaining authorized shares as undesignated. As shares of Series A, B, C and D Preferred Stock are converted to common stock, the number of authorized shares of preferred stock decreases and the number of authorized shares for common stock increases.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 6.  STOCKHOLDERS' EQUITY (CONTINUED)

REVERSE STOCK SPLIT: On June 2, 1998, the Company reduced the number of shares outstanding in a 1-for-20 reverse stock split. All share and per share amounts presented have been retroactively adjusted to reflect the reverse split.

PAR VALUE OF STOCK: In March 1998, the Company amended its Articles of Incorporation to change the par value of common stock from $0.01 per share to no par value. The cumulative amount paid in excess of the previously stated par value has been reclassed from additional paid-in capital to common stock on the statement of stockholders' equity (deficit).

REDEEMABLE SERIES A PREFERRED STOCK: In November 1998, the Company established and designated 2,500,000 shares of previously undesignated shares as Series A Preferred Stock (Series A Stock). The shares have no par value and a liquidation value of $3 per share. Each share of Series A Stock is convertible into, and has voting rights equal to, four shares of common stock. The Series A Stock is not redeemable until November 5, 2003. If any time after November 5, 2003, the Company receives a written request from the holders of at least 50 percent of the outstanding share of Series A Stock, the Company will redeem all of the outstanding shares by paying in cash an amount equal to the sum of the original purchase price plus a 10 percent return per annum. Series A Stock is automatically converted into shares of common stock if (i) the Company closes on an equity offering of at least $5,000,000 or (ii) at least 50 percent of the number of shares of Series A Stock that were outstanding as of November 30, 1998, have been converted or redeemed. The excess of redemption value over carrying value is being accreted, using the interest method, over the period until the first redemption date of November 5, 2003.

In November and December 1998, the Company sold 551,431 shares of its Series A Stock to accredited investors at $3.00 per share and issued 1,173,902 shares of Series A Stock pursuant to conversion of promissory notes and the related accrued interest at a conversion price of $3.00 per share. The holders of the promissory notes also received warrants to purchase 728,957 shares of common stock at an exercise price of $0.75. The receipt of these warrants canceled the detachable warrants issued in conjunction with the promissory notes. The new warrants were valued at $162,000 using the Black-Scholes model. In conjunction with these transactions, the Company paid commissions and expenses of $125,700 and issued warrants to purchase 176,420 shares of common stock to the selling agents, which were valued at approximately $65,000 using the Black-Scholes model.

In November 1998 through September 2000, 1,495,736 shares of common stock were issued pursuant to conversion of Series A Stock.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 6.  STOCKHOLDERS' EQUITY (CONTINUED)

Following is a detail of the Series A Preferred Stock:


                                                                    Shares
                                                                    Issued            Amount
-----------------------------------------------------------------------------------------------
Balance, July 1, 1998                                                     --        $        --
  Shares issued                                                      600,616          1,444,464
  Notes converted to preferred                                     1,124,716          3,374,138
  Conversion of notes payable                                        (27,626)           (82,879)
  Accretion to redemption value                                           --            377,420
                                                                 -----------        -----------
Balance June 30, 1999                                              1,697,706          5,113,143
  Shares converted to common stock                                  (342,781)        (1,028,343)
  Accretion to redemption value                                           --            410,445
                                                                 -----------        -----------
Balance June 30, 2000                                              1,354,925          4,495,245
  Shares converted to common stock                                    (3,527)           (10,581)
  Accretion to redemption value                                           --            118,249
                                                                 -----------        -----------
Balance, September 30, 2000 (unaudited)                            1,351,398        $ 4,602,913
                                                                 ===========        ===========

SERIES B PREFERRED STOCK: In May 1999, the Company established and designated 3,000,000 shares of previously undesignated shares as Series B Preferred Stock (Series B Stock). The shares have no par value and a liquidation value of $1.00 per share. Each share of Series B Stock is convertible into, and has voting rights equal to, one share of common stock. Series B Stock is automatically converted into shares of common stock if (i) the Company closes on an equity offering of at least $5,000,000 or (ii) at least 50 percent of the number of shares of Series B Stock that were outstanding have been converted. In the event the next sale of securities by the Company results in a price or conversion price lower than $1.00 per share, the number of shares of common stock into which the shares may be converted will be adjusted to a number equal to the per share liquidation preference divided by such sale or conversion price.

Through September 1999, the Company sold 943,334 shares of its Series B Stock to accredited investors at $1.50 per share. In conjunction with this transaction, the Company paid commissions and expenses of $92,182.

In October 1999, the price of the Series B Stock was adjusted to $1.00 from an initial price of $1.50. In conjunction with this adjustment previous purchasers received 471,666 additional shares of Series B Stock.

In November and December 1999, 580,000 shares of Series B Stock were sold at $1.00 per share, net of commissions of $7,500.

In January 2000, the Board of Directors designated an additional 913,333 shares of previously undesignated shares as Series B Stock.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 6.  STOCKHOLDERS' EQUITY (CONTINUED)

In January and February 2000, the Company sold an additional 1,918,000 shares of Series B Stock for $1.00 per share. In conjunction with this transaction, the Company paid commissions and accountable expenses in the amount of $762,400 and issued warrants to purchase 282,900 shares of common stock to the selling agents, which were valued at $621,000 using the Black-Scholes model.

From August 1999 to September 2000, 1,193,333 shares of common stock were issued pursuant to conversion of Series B Stock.

SERIES C PREFERRED STOCK: In February 2000, the Board of Directors designated 1,000,000 shares of previously undesignated authorized shares as Series C Preferred Stock (Series C Stock). Shares of Series C Stock have no par value and a liquidation value of $1.00 per share. Each share is convertible into, and has voting rights equal to, one share of common stock. Series C Stock is automatically converted into shares of common stock if (i) the Company closes on an equity offering of at least $5,000,000 or (ii) at least 50 percent of the number of shares of Series C Stock that were outstanding have been converted. In the event the next sale of securities by the Company results in a price or conversion price lower than $1.00 per share, the number of shares of common stock into which the shares may be converted will be adjusted to a number equal to the per share liquidation preference divided by such sale or conversion price.

The Company sold 1,000,000 shares of Series C stock to an accredited investor at a price of $1.00 per share, net of commissions of $26,900.

SERIES D PREFERRED STOCK: In June 2000, the Board of Directors designated 2,500,000 shares of previously undesignated authorized shares as Series D Preferred Stock (Series D stock). Shares of Series D stock have no par value and a liquidation value of $2.50 per share. Each share is convertible into, and has voting rights equal to, one share of common stock. Series D stock is automatically converted into shares of common stock if (i) the Company closes on an equity offering of at least $5,000,000 or (ii) at least 50 percent of the number of shares of Series D stock that were outstanding have been converted. In the event the next sale of securities by the Company results in a price or conversion price lower than $2.50 per share, the number of shares of common stock into which the share may be converted will be adjusted to a number equal to the per share liquidation preference divided by such sale or conversion price.

No shares of Series D Preferred Stock were issued as of June 30, 2000. In August and September 2000 the Company sold 1,996,000 shares of its Series D Stock to accredited investors at $2.50 per share. Holders of the Series D Preferred Stock also received warrants to purchase 499,000 shares of common stock at an exercise price of $3.50, which were valued at $490,000 using the Black-Scholes Model. In conjunction with this transaction, the Company paid commissions and expenses of $467,880 and issued warrants to purchase 183,600 shares of common stock to the selling agents, which were valued at $211,000 using the Black-Scholes model.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 6.  STOCKHOLDERS' EQUITY (CONTINUED)

BENEFICIAL CONVERSION FEATURE: In conjunction with the issuance of the Series B, C, and D convertible Preferred Stock, the Company recognized a beneficial conversion feature. The beneficial conversion feature was calculated as the difference between the conversion price and the fair value of the common stock into which the preferred stock is convertible. The beneficial conversion feature was allocated to additional-paid-in capital and since the stock was immediately convertible, the preferred stock was accreted to its redemption value in a manner similar to a dividend.

NOTE 7.  STOCK OPTIONS AND WARRANTS

OPTIONS--EMPLOYEE GRANTS: The Company and its subsidiary regularly grant options to employees, some of which are granted under the Company's 1998 Stock Option Plan (the Plan). The Plan may grant options for up to 4,000,000 shares, of which 2,405,118 were outstanding at September 30, 2000. If any of the options granted under the Plan expire or are terminated prior to being exercised in full, the unexercised portion of such options will once again be available for additional option grants. The options granted will have a maximum term of ten years and an exercise price not less than the market price on the date of grant. Vesting of options granted to employees is determined on a discretionary basis. One-third of the options granted to directors are exercisable immediately, with one-third becoming exercisable on each of the first and second anniversaries of the date of grant.

As permitted under generally accepted accounting principles, these grants are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, compensation cost has been recognized for those grants whose exercise price is less than the fair market value of the stock on the date of grant. There was no compensation expense recorded for employee grants for the years ended June 30, 2000 and 1999.

OPTIONS AND WARRANTS--NONEMPLOYEE GRANTS: The Company and its subsidiary also grant options and warrants to nonemployees for goods, services, and in conjunction with certain agreements. These grants are accounted for under FASB Statement No. 123 based on the grant date fair values.

OPTIONS AND WARRANTS--PRO FORMA INFORMATION: Had compensation cost for all of the stock-based compensation grants and warrants issued been determined based on the grant date fair values of awards, reported net loss attributable to common stockholders and net loss per common share would have been increased to the pro forma amounts shown below:


                                                                            Years Ended June 30
                                                                   --------------------------------------
                                                                              2000               1999
---------------------------------------------------------------------------------------------------------
Net loss attributable to common stockholders, as reported                $ (9,175,968)      $ (4,667,236)
Net loss attributable to common stockholders, pro forma                    (9,661,526)        (5,073,371)
Net loss per basic and diluted common share, as reported                        (2.12)             (1.75)
Net loss per basic and diluted common share, pro forma                          (2.23)             (1.90)

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 7.  STOCK OPTIONS AND WARRANTS (CONTINUED)

The above pro forma effects on net loss and net loss per share are not likely to be representative of the effects on reported net loss for future years because options vest over several years and additional awards generally are made each year. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2000 and 1999:


                                                                                            June 30
                                                                             ------------------------------------
                                                                                    2000               1999
-----------------------------------------------------------------------------------------------------------------
Expected dividend yield                                                           $    --             $    --
Expected stock price volatility                                                      67.2%               68.7%
Risk-free interest rate                                                               6.0%                6.0%
Expected life of options (years)                                                        3                   3

Transactions involving stock options and warrants are summarized as follows:


                                                                                                    Weighted-
                                                                                   Stock         Average Exercise
                                                               Warrants           Options        Price Per Share
-------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1996                                           602,505            186,250          $     5.40
  Granted                                                        172,140             56,175                8.60
  Exercised                                                      (22,750)           (16,000)               4.60
  Expired                                                        (12,500)           (10,916)               9.60
                                                            ------------       ------------          ----------
Balance, June 30, 1997                                           739,395            215,509                6.20
  Granted                                                      2,120,148            521,000                3.30
  Expired                                                       (187,828)          (243,009)               7.26
                                                            ------------       ------------          ----------
Balance, June 30, 1998                                         2,671,715            493,500                3.58
  Granted                                                      2,156,766          1,650,604                1.10
  Exercised                                                      (22,500)                 -                2.50
  Expired                                                              -            (50,140)               3.47
                                                            ------------       ------------          ----------
Balance, June 30, 1999                                         4,805,981          2,093,964                1.59
  Granted                                                        672,700          1,219,845                1.88
  Exercised                                                     (586,091)            (9,201)               1.26
  Expired                                                     (1,550,291)           (26,291)               1.58
                                                            ------------       ------------          ----------
Balance, June 30, 2000                                         3,342,299          3,278,317                1.67
  Granted                                                        742,600            409,090                3.15
  Expired                                                       (261,239)           (76,900)               5.00
                                                            ------------       ------------          ----------
Balance, September 30, 2000 (unaudited)                        3,823,660          3,610,507          $     1.74
                                                            ============       ============          ==========

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

The fair value of warrants granted during the three months ended September 30, 2000 and the years ended June 30, 2000 and 1999 was $1.05, $1.19, and $0.27 per warrant, respectively.

The fair value of stock options granted for goods and services during the years ended June 30, 2000 and 1999, was $0.63 and $0.34 per equity instrument, respectively.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 7.  STOCK OPTIONS AND WARRANTS (CONTINUED)

The following tables summarize information about stock options and warrants outstanding as of June 30, 2000:

                        OPTIONS AND WARRANTS OUTSTANDING


                                                                             Weighted-
                                                                              Average
                                                          Number of          Remaining          Weighted-
                        Range of                            Units           Contractual          Average
                     Exercise Price                      Outstanding        Life - Years      Exercise Price
------------------------------------------------------------------------------------------------------------
$0.75                                                      1,740,232              3.1           $   0.75
$1.00-$1.32                                                2,311,781              3.7               1.11
$1.50                                                        851,000              3.9               1.50
$1.63 - $2.78                                                806,616              4.4               2.47
$3.00 - $3.06                                                373,500              2.8               3.00
$3.38 - $4.38                                                148,873              4.7               3.57
$5.00                                                        353,739              0.3               5.00
$12.00                                                         5,000              0.8              12.00
$14.40                                                        29,875              0.8              14.40
                                                         -----------                            --------
                                                           6,620,616                            $   1.67
                                                         ===========                            ========



                        OPTIONS AND WARRANTS EXERCISABLE


                                                                 Number of          Weighted-
                                                                   Units             Average
                                                                Exercisable       Exercise Price
---------------------------------------------------------------------------------------------------
$0.75                                                             1,707,316          $  0.75
$1.00-$1.32                                                       2,203,240             1.11
$1.50                                                               627,338             1.50
$1.63 - $2.78                                                       374,958             2.48
$3.00 - $3.06                                                       368,750             3.00
$3.38 - $4.38                                                        73,338             3.47
$5.00                                                               353,739             5.00
$12.00                                                                5,000            12.00
$14.40                                                               29,875            14.40
                                                                -----------          -------
                                                                  5,743,554          $  1.60
                                                                ===========          =======

The number of options and warrants exercisable at June 30, 1999 was 5,983,401 with a weighted-average exercise price of $1.65.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 7.  STOCK OPTIONS AND WARRANTS (CONTINUED)

The Company sold the following warrants to purchase shares of common stock to accredited investors.


                                      Number of        Exercise        Expiration           Selling
Date                                   Shares           Price              Date              Price
--------------------------------------------------------------------------------------------------------
September 1999                         175,000          $ 1.25        September 9, 2004     $ 10,000
November 1999                           75,000            1.06        November 16, 2004       15,000


NOTE 8.  INCOME TAXES

The Company's income tax expense consisted solely of a franchise tax in Italy during the year ended December 31, 1992, since the Company has incurred no United States income taxes. For United States income tax purposes, under provisions of the Internal Revenue Code, the Company has approximately $20,424,000 in operating loss carryforwards and $627,000 in research and development credits at June 30, 2000, which may be used to offset otherwise future taxable income. These carryforwards are subject to certain limitations under the provisions of the Internal Revenue Code, Section 382, which relate to a 50 percent change in control over a three-year period. At June 30, 2000, the annual net operating loss carryforward limitation due to Section 382 was approximately $200,000 per year, which reduced the carryforward by $2,800,000. Further changes of control, including those discussed in Note 6, may result in additional limitations and expiration of additional amounts of the net operating loss carryforwards. Usage of the net operating loss carryforwards is also dependent upon the Company attaining profitable operations in the future.

Loss carryforwards and credits for tax purposes, reduced by the Section 382 limitation discussed above, as of June 30, 2000, have the following expiration dates:


                                                                     Net            Research and
Expiration                                                        Operating         Development
Date                                                                 Loss              Credits
------------------------------------------------------------------------------------------------
2006                                                            $    241,000          $      --
2007                                                               1,115,000                 --
2008                                                                 827,000             20,000
2009                                                                 849,000             26,000
2010                                                                      --             45,000
2011                                                               2,193,000                 --
2012                                                               3,738,000            117,000
2013                                                               2,957,000            108,000
2019                                                               3,397,000            108,000
2020                                                               5,107,000            203,000
                                                                ------------          ---------
                                                                $ 20,424,000          $ 627,000
                                                                ============          =========

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 8.  INCOME TAXES (CONTINUED)

The tax effects of principal temporary differences at an assumed effective annual rate of 34 percent are shown in the following table:



                                                                         June 30
                                                        -----------------------------------
                                                                 2000               1999
-------------------------------------------------------------------------------------------
Deferred tax assets:
  Loss carryforwards                                         $ 6,944,000        $ 5,208,000
  Royalties                                                           --             26,000
  Research and development credits and deductions                832,000            629,000
  Guarantee of Spectrum Diagnostics, Inc. debt                   115,000            115,000
  Compensation expense                                           324,000            295,000
  Other accruals                                                  47,000             35,000
                                                             -----------        -----------
                                                               8,262,000          6,308,000

Valuation allowance for deferred tax assets                   (8,262,000)        (6,308,000)
                                                             -----------        -----------
Net deferred tax assets                                      $        --        $        --
                                                             ===========        ===========

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended June 30, 2000 and 1999, due to the valuation allowance recorded against deferred tax assets.

NOTE 9.  SEGMENTS

The Company has two reportable segments: Quantech Ltd. (Quantech) and HTS BioSystems, Inc. (HTS). Quantech is completing development of a system that is expected to run tests for a number of different medical conditions utilizing their proprietary technology, surface plasmon resonance (SPR). HTS is focused on developing and marketing the non-medical use of the SPR technology. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Segment information as of and for the year ended June 30, 2000, is as follows:


                                                     Quantech               HTS               Total
------------------------------------------------------------------------------------------------------
Net Sales                                          $   150,000         $        --         $   150,000
Interest Income                                         12,990              14,572              27,562
Interest Expense                                        42,509                  --              42,509
Depreciation and amortization                          423,728                 519             424,247
Segment loss                                        (5,568,494)           (454,359)         (6,022,853)
Total assets                                         3,373,398           1,272,930           4,646,328
                                                   ===========         ===========         ===========

No segment information is presented for the year ended June 30, 1999 as HTS was not formed until December 1999.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information applicable to the three-month periods ended September 30, 2000 and 1999 is unaudited.)
--------------------------------------------------------------------------------

NOTE 10. SUBSEQUENT EVENTS (UNAUDITED)

In October 2000, the Company sold 998,200 shares of Series D Stock to accredited investors at $2.50 per share. Holders of the Series D Stock also received warrants to purchase 249,550 shares of common stock at an exercise price of $3.50. In conjunction with this transaction, the Company paid commissions and expenses of $254,609 and issued warrants to purchase 99,820 shares of common stock to the selling agents. The warrants issued were valued at $401,868 using the Black-Scholes model.

During October 2000 the Company closed on a private equity offering greater than $5 million causing all of its outstanding shares of Series A, B, C and D Preferred stock to automatically convert into 12,119,463 shares common stock.

From October through December 2000, the Company sold 71,000 units at $10.00 per unit (each unit consisting of four shares of common stock and a warrant to purchase one share of common stock at $3.50 per share) to accredited investors. The Company paid commissions and accountable expenses in the aggregate amount of $71,631 to the selling agents and issued the agents warrants to purchase up to 28,400 shares of common stock as additional compensation. The warrants issued were valued at $75,075 using the Black-Scholes model.

During September 2000, the Company paid off its balance outstanding under its line-of-credit agreement (see Note 3).

================================================================================


PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER QUANTECH NOR THE SELLING STOCKHOLDERS HAS AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH INFORMATION DIFFERENT FORM THAT CONTAINED IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.









UNTIL      , 2001 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================
================================================================================


                                 QUANTECH, LTD.








                                          SHARES
                                ---------
                                       OF
                                  COMMON STOCK







                              ---------------------
                                   PROSPECTUS
                              ---------------------










                                            , 2001
                              --------------



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521, subd. 2, of the Minnesota Statutes requires Quantech to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to Quantech, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of Quantech, or, in the case of performance by a director, officer or employee of Quantech involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of Quantech. In addition, Section 302A.521, subd. 3, requires payment by Quantech, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the stockholders, or by a court.

         Provisions regarding indemnification of officers and directors of Quantech are contained in Article 5 of the Restated Bylaws (Exhibit 3.2 to this Registration Statement). Quantech maintains a director and officer liability policy.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following expenses will be paid by Quantech in connection with the distribution of the securities registered hereby. All of such expenses, except for the SEC registration fee, are estimated.


    SEC Registration Fee....................................................... $   5,000
    Legal Fees.................................................................    10,000
    Accountants' Fees and Expenses.............................................    10,000
    Printing Expenses..........................................................     5,000
    Blue Sky Fees and Expenses.................................................     5,000
    Transfer Agent Fees and Expenses...........................................         0
         Total................................................................. $  35,000
                                                                                =========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         During the past three years, the Registrant has sold the securities listed below pursuant to exemptions from registration under the Securities Act. The information below is presented on a post-reverse stock split basis.

         During May 1998, holders of Quantech's Convertible Secured Promissory Notes agreed to convert $219,300 of accrued interest into Notes and extend the maturity date of the Notes to September 30, 1998 from June 1, 1998. The Note holders received warrants to purchase 178,618 shares of common stock. The extension of the Notes and issuance of the warrants were made in reliance upon exemptions from registration provided under Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and Rule 506 of Regulation D. The holders of these notes and warrants acquired these securities for their own account and not with a view to any distribution thereof to the public.

         During May through August 1998, Quantech completed an offering of Convertible Secured Promissory Notes in the principal amount of $497,500 to accredited investors and issued warrants in connection with the sale of such notes to the investors for the purchase of 74,625 shares of common stock. The sales were made in reliance upon exemptions from registration provided under
Section 4(2) of the 1933 Act and Rule 506 of Regulation D. Quantech paid commissions and accountable expenses in the aggregate amount of $20,900 to a registered investment bank for acting as selling agent and issued the investment bank a warrant to purchase up to 3,134 shares of common stock as additional compensation. Such warrant was sold pursuant to Section 4(2) of the 1933 Act. The purchasers of these notes and warrants acquired these securities for their own account and not with a view to any distribution thereof to the public.

         In July 1998, Quantech sold 5,714 shares of its common stock at $3.50 per share to an accredited investor. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchaser of such common stock acquired these securities for its own account and not with a view to any distribution thereof to the public.

         Also in July 1998, 2,000 shares of common stock were issued pursuant to conversion of a promissory note. The shares were sold pursuant to Section 3(a)(9) of the 1933 Act. The purchaser of such common stock acquired these securities for its own account.

         In August 1998, Quantech sold 9,196 shares of its common stock at $3.00 per share to an accredited investor. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchaser of such common stock acquired these securities for its own account and not with a view to any distribution thereof to the public.

         Also in August 1998, 2,045 shares of common stock were issued pursuant to exercise of a warrant. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchaser of such common stock acquired these securities for its own account and not with a view to any distribution thereof to the public.

         In September 1998, 3,400 shares of common stock were issued pursuant to conversion of a promissory note. The shares were sold pursuant to Section 3(a)(9) of the 1933 Act. The purchaser of such common stock acquired these securities for its own account.

         In September 1998, Quantech sold 7,557 shares of common stock at $0.75 per share to an accredited investor. Also in September 1998, Quantech sold 5,000 shares of common stock at $1.13 per share to an accredited investor. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchasers of such common stock acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         In October 1998, 25,000 shares of common stock were issued pursuant to conversion of a promissory note. The shares were sold pursuant to Section 3(a)(9) of the 1933 Act. The purchaser of such common stock acquired these securities for its own account.

         In November and December 1998, Quantech sold 551,431 shares of its Series A Convertible Preferred Stock to accredited investors at a price of $3.00 per share, and issued 1,173,902 shares of Series A Convertible Preferred Stock pursuant to conversion of promissory notes and related accrued interest at a conversion price of $3.00 per share. Quantech paid commissions and accountable expenses in the aggregate amount of $125,700 to registered investment banks for acting as selling agents and issued the investment banks warrants to purchase up to 176,420 shares of common stock as additional compensation. Each share of Series A Convertible Preferred Stock is convertible into four shares of Quantech's common stock. The shares were sold pursuant to Section 4(2) of the 1933 Act and Rule 506 promulgated thereunder. The purchasers of such Preferred Stock acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During November 1998 through March 1999, 90,504 shares of common stock were issued pursuant to conversion of Series A Convertible Preferred Stock. The shares were sold pursuant to Section 3(a)(9) of the 1933 Act. The purchasers of such common stock acquired these securities for their own accounts.

         In November 1998, Quantech issued a warrant to purchase 1,800,000 shares of common stock to a company in exchange for engineering development work, and issued another warrant to purchase 144,000 shares of common stock to an investment banking firm that arranged the transaction. The exercise prices of the warrants are $1.10 per share and $1.32 per share, respectively. Both warrants expire in November 2003. The warrants were sold pursuant to Section 4(2) of the 1933 Act. The purchasers of such warrants acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         In December 1998, Quantech sold 3,792 shares of common stock at $1.50 per share to an accredited investor. Also in December 1998, Quantech sold 2,286 shares of common stock at $1.83 to an accredited investor. The shares were sold pursuant to Section 4(2) of the 1933 Act. The purchasers of such common stock acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         In April 1999, 20,000 shares of Common Stock were issued pursuant to conversion of Series A Convertible Preferred Stock. The sale of such shares was deemed to be exempt from registration under Section 3(a)(9) of the 1933 Act. The purchaser acquired these securities for its own account and not with a view to any distribution thereof to the public.

         During May 1999 through February 2000, Quantech sold 3,913,000 shares of Series B Preferred Stock to accredited investors at a price of $1.00 per share. Each share of Series B Preferred Stock is convertible into one share of Quantech Common Stock. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933 (the "1933 Act") and Rule 506 promulgated thereunder. The Company paid commissions and accountable expenses in the aggregate amount of $233,582 to registered investment banks for acting as selling agents, and issued the investment banks warrants to purchase up to 282,900 shares of Common Stock as additional compensation valued at $621,000 using the Black-Scholes model. The purchasers acquired these securities for their own account and not with a view to any distribution thereof to the public.

         In September 1999, Quantech sold a warrant to an accredited investor to purchase 175,000 shares of Quantech common stock at $1.25 per share. The warrant was sold for $10,000 and may be exercised any time before September 9, 2004. The sale of the warrant was deemed to be exempt from registration under Section 4(2) of the 1933 Act and Rule 506 promulgated thereunder. The purchaser acquired this security for its own account and not with a view to any distribution thereof to the public.

         In September 1999, Quantech issued 454,545 shares of common stock pursuant to the exercise of a warrant to an accredited investor. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933. The purchaser acquired these securities for its own account and not with a view to any distribution thereof to the public.

         During July 1999 through June 2, 2000, Quantech issued 2,496,633 shares of common stock pursuant to conversion of preferred stock. The sale of such shares was deemed to be exempt from registration under Section 3(a)(9) of the 1933 Act. The purchasers acquired these securities for their own account and not with a view to any distribution thereof to the public.

         In November 1999, Quantech sold warrants to accredited investors to purchase 75,000 shares of Quantech common stock at $1.06 per share. The warrants were sold for $15,000 and may be exercised any time before November 16, 2004. The sale of such securities was deemed to be exempt from registration under
Section 4(2) of the 1933 Act. The purchasers acquired these securities for their own account and not with a view to any distribution thereof to the public.

         During January 2000, Quantech sold 2,275 shares of common stock to an accredited investor at a price of $1.00 per share. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933 (the "1933 Act") and Rule 506 promulgated thereunder. The purchaser acquired these securities for its own account and not with a view to any distribution thereof to the public.

         In February 2000, Quantech sold 1,000,000 shares of Series C Preferred Stock to an accredited investor at a price of $1.00 per share. Each share of Series C Preferred Stock is convertible into one share of Quantech Common Stock. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933 (the "1933 Act") and Rule 506 promulgated thereunder. The purchaser acquired these securities for its own account and not with a view to any distribution thereof to the public.

         During February 2000, Quantech sold 320,856 shares of common stock to accredited investors at a price of $1.50 per share, and 5,000 shares at a price of $2.00 per shares. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933 (the "1933 Act") and Rule 506 promulgated thereunder. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         In February and March 2000, Quantech issued 84,519 shares of common stock pursuant to the exercise of warrants to accredited investors. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During April through June 2000, Quantech issued 338,568 shares of common stock pursuant to conversion of preferred stock. The sale of such shares was deemed to be exempt from registration under Section 3(a)(9) of the 1933 Act. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During May and June 2000, Quantech issued 47,029 shares of common stock pursuant to the exercise of warrants by accredited investors. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the 1933 Act. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During August through October 2000, Quantech sold 748,550 units at $10.00 per unit (each unit consisting of 4 shares of Series D preferred stock and a warrant to purchase one share of common stock at $3.50 per share) to accredited investors. Each share of Series D preferred stock was convertible into one share of common stock. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the 1933 Act and rule 506 promulgated thereunder. Quantech paid commissions and accountable expenses in the aggregate amount of $722,489 to registered investment banks for acting as selling agents, and issued the investment banks warrants to purchase up to 283,420 shares of common stock as additional compensation. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During August through October 2000, Quantech issued 10,865,092 shares of common stock pursuant to conversion of preferred stock. The sale of such shares was deemed to be exempt from registration under Section 3(a)(9) of the 1933 Act. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During October through December 2000, Quantech sold 71,000 units at $10.00 per unit (each unit consisting of 4 shares of common stock and a warrant to purchase one share of common stock at $3.50 per share) to accredited investors. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the 1933 Act and rule 506 promulgated thereunder. Quantech paid commissions and accountable expenses in the aggregate amount of $71,631 to registered investment bank for acting as selling agents, and issued the investment banks warrants to purchase up to 28,400 shares of common stock as additional compensation. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During October 2000, Quantech issued 12,119,463 shares of common stock pursuant to conversion of preferred stock. The sale of such shares was deemed to be exempt from registration under Section 3(a)(9) of the 1933 Act. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During November 2000, Quantech issued 1,125 shares of common stock pursuant to the exercise of a warrant by an accredited investor. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the 1933 Act. The purchaser acquired these securities for his own account and not with a view to any distribution thereof to the public.

         The sales of securities listed above were made in reliance upon Sections 4(2) and 3(a)(9) of the Securities Act, which provide exemptions for transactions not involving a public offering, and Regulation D thereunder. The purchasers of securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements. Except as specified above, no underwriting commissions or discounts were paid with respect to the sales of unregistered securities described above.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


Exhibit
Number                           Description
------                           -----------

2.1 Plan of Reorganization, dated November 24, 1992, by and among Quantech Ltd. and Spectrum Diagnostics S.p.A. (incorporated by reference to
         Exhibit 2.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
2.2 Amendment and Restatement Agreement and Plan of Merger dated January 20, 1993 by and among Quantech Ltd., Spectrum Diagnostics S.p.A. and Spectrum Diagnostics Corp. (incorporated by reference to Exhibit 2.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
3.1 Articles of Incorporation of Quantech Ltd., as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Form 10-KSB for the Year Ended June 30, 2000).
3.2 Bylaws of Quantech Ltd. (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
4.1 Form of Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
4.2      Form of Private Placement Warrant (incorporated by reference to Exhibit
         4.2 of the Registrant's Registration Statement on Form SB-2; Reg. No. 333-6809).
5.1      Opinion and Consent of Fredrikson & Byron, P.A.
10.1 Lease for office space at 1419 Energy Park Drive, St. Paul, MN 55108 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).
10.2 Option Agreement with Ares-Serono, as amended (including license) assigned to Quantech Ltd. pursuant to the Merger (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
10.3 Letter of Amendment to Ares-Serono License (incorporated by reference to Exhibit 10.6 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).
10.4 Employment Agreement with Gregory G. Freitag (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1998).
10.5     Employment Agreement with Robert Case (incorporated by reference to
         Exhibit 10.2 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1998).
10.6 Technology and Development License Agreement dated December 16, 1997 (incorporated by reference to Exhibit 1 of Schedule 13D filed by The Perkin-Elmer Corporation on December 23, 1997, File No. 0-19957).
10.7 Perkin Elmer/Quantech License Agreement dated June 29, 1998 (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-KSB for the year ended June 30, 1998).
10.8 Research and Development Services Agreement, dated November 13, 1998, with Millennium Medical Systems, LLC (incorporated by reference to Exhibit A to Schedule 13D filed by Robert Gaines and Millennium Medical Systems, LLC on November 23, 1998, File No. 0-19957).
10.9 Lease agreement for space at 815 Northwest Parkway, Eagan MN 55121 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the quarter ended December 31, 1999).
10.10 Employment agreement with Thomas R. Witty, Ph.D. (incorporated by reference to Exhibit 10.10 of the Registrant's Registration Statement on Form SB-2, Reg. No. 333-32562).
21       Subsidiary of the Registrant: HTS BioSystems, Inc., a Minnesota
         corporation.
23.1     Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2     Consent of McGladrey & Pullen, LLP
24       Power of Attorney (included on signature page)

ITEM 28. UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant further undertakes that it will:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) include any additional or changed material information on the plan of distribution;

         (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering; and

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 9, 2001.


                                  QUANTECH LTD.


                                  By  /s/ Robert Case
                                      ------------------------------------------
                                      Robert Case, Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Robert Case and Gregory G. Freitag, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration statement, any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any and all instruments or documents filed as part of or in connection with any of such amendments or registration statements, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.



Signatures                               Title                                                 Date
----------                               -----                                                 ----

/s/ Robert Case                          Chief Executive Officer, Director (principal          February 9, 2001
------------------------------------     executive officer)
Robert Case


/s/ Gregory F. Freitag                   Chief Operating Officer, Chief Financial Officer      February 9, 2001
------------------------------------     and Secretary (principal financial and accounting
Gregory G. Freitag                       accounting officer)


/s/ Robert W. Gaines, Jr., M.D.          Director                                              February 9, 2001
------------------------------------
Robert W. Gaines, Jr., M.D.


/s/ James F. Lyons                       Director                                              February 9, 2001
------------------------------------
James F. Lyons


/s/ Richard W. Perkins                   Director                                              February 9, 2001
------------------------------------
Richard W. Perkins


/s/ Edward E. Strickland                 Director                                              February 9, 2001
------------------------------------
Edward E. Strickland

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  QUANTECH LTD.

                           EXHIBIT INDEX TO FORM SB-2



Exhibit
Number            Description
------            -----------

2.1 Plan of Reorganization, dated November 24, 1992, by and among Quantech Ltd. and Spectrum Diagnostics S.p.A. (incorporated by reference to
         Exhibit 2.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
2.2 Amendment and Restatement Agreement and Plan of Merger dated January 20, 1993 by and among Quantech Ltd., Spectrum Diagnostics S.p.A. and Spectrum Diagnostics Corp. (incorporated by reference to Exhibit 2.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
3.1 Articles of Incorporation of Quantech Ltd., as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Form 10-KSB for the Year Ended June 30, 2000).
3.2 Bylaws of Quantech Ltd. (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
4.1 Form of Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
4.2      Form of Private Placement Warrant (incorporated by reference to Exhibit
         4.2 of the Registrant's Registration Statement on Form SB-2; Reg. No. 333-6809).
5.1      Opinion and Consent of Fredrikson & Byron, P.A.
10.1 Lease for office space at 1419 Energy Park Drive, St. Paul, MN 55108 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).
10.2 Option Agreement with Ares-Serono, as amended (including license) assigned to Quantech Ltd. pursuant to the Merger (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).
10.3 Letter of Amendment to Ares-Serono License (incorporated by reference to Exhibit 10.6 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).
10.4 Employment Agreement with Gregory G. Freitag (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1998).
10.5     Employment Agreement with Robert Case (incorporated by reference to
         Exhibit 10.2 of the Registrant's Form 10-Q for the Quarter Ended March 31, 1998).
10.6 Technology and Development License Agreement dated December 16, 1997 (incorporated by reference to Exhibit 1 of Schedule 13D filed by The Perkin-Elmer Corporation on December 23, 1997, File No. 0-19957).
10.7 Perkin Elmer/Quantech License Agreement dated June 29, 1998 (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-KSB for the year ended June 30, 1998).
10.8 Research and Development Services Agreement, dated November 13, 1998, with Millenium Medical Systems, LLC (incorporated by reference to Exhibit A to Schedule 13D filed by Robert Gaines and Millenium Medical Systems, LLC on November 23, 1998, File No. 0-19957).
10.9 Lease agreement for space at 815 Northwest Parkway, Eagan MN 55121 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-Q for the quarter ended December 31, 1999).
10.10 Employment agreement with Thomas R. Witty, Ph.D. (incorporated by reference to Exhibit 10.10 of the Registrant's Registration Statement on Form SB-2; Reg. No. 333-32562).
21       Subsidiary of the Registrant: HTS BioSystems, Inc., a Minnesota
         corporation.
23.1     Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2     Consent of McGladrey & Pullen, LLP
24       Power of Attorney (included on signature page)